UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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The Williams Companies, Inc.
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WE MAKE CLEAN ENERGY HAPPEN®

2025 Proxy Statement

EXPERIENCE POWERS US

Vision

As the world demands reliable, low-cost, low-carbon energy, Williams will be there with the best transport, storage, and delivery solutions. We make clean energy happen by being the best-in-class operator of the critical infrastructure that supports a clean energy future.

Mission

Williams is committed to being the leader in providing infrastructure that safely delivers natural gas products to reliably fuel the clean energy economy.

At Williams, We Are

- **Authentic**
- **Safety Driven**
- **Reliable Performers**
- **Responsible Stewards**

Chair and CEO Letter

MARCH 19, 2025

Dear Fellow Williams Stockholder,

Williams has a strong track record of safely, reliably, and responsibly delivering the natural gas needed to maintain America’s quality of living and economic growth. Natural gas has emerged as the leading fuel source for a variety of applications because it is clean, affordable, and dependable.

Our infrastructure plays a critical role in meeting both today’s energy demand as well as the growth we’ve seen over the past year from power generation, reshoring of energy-intensive manufacturing, and LNG exports. In fact, power generation demand has been increasing at a much higher rate than predicted, partially because of new data center loads. Our pipeline network already moves one third of the nation’s natural gas, and we are currently executing our largest portfolio of projects in the company’s history. This growth is underwritten by long-term contracts from our customers that are trying to keep up with the fast-ramping demand for one of the world’s lowest cost energy sources.

Our natural gas-focused strategy delivered tremendous financial results again in 2024, with record contracted transmission capacity, demonstrating once again our ability to grow despite low prices. We maintained a strong balance sheet and returned over $2.3 billion in dividends to stockholders, continuing our more than 50-year track record of paying dividends each quarter. We continue to deliver stockholder value, as evidenced by our 5% compound annual growth rate (“CAGR”) on our dividend and annualized total stockholder return of nearly 30% over the last five years. Looking ahead, we maintain our long-standing commitment to stockholder returns, and have increased our dividend by 5.3%.

As natural gas fundamentals continue to strengthen, we are confident that our financial performance in 2025 will excel as we place projects in service and invest in high-return growth opportunities to serve America’s growing demand for clean energy – all while maintaining our position as a responsible energy industry leader. Our most notable highlights:

•	Achieved another year of record financial results and raised 2025 financial guidance.

•	Record gas transmission capacity, up 3.4% from a record 2023, and set all-time peak days on Transco.

•	Placed six expansion projects in service and announced six more. In total, we have 14 high-return transmission projects in execution today, including nearly 2.9 billion cubic feet (“Bcf”) per day of expansions on Transco.
•	Constructing the Louisiana Energy Gateway gathering project to move Haynesville basin gas to rapidly growing Southeast and Gulf Coast demand.

•	Commissioned large-scale facilities in the Deepwater Gulf to receive production from Chevron’s Anchor field and Shell’s Whale field.

•	Integrated strategically located storage portfolio on the Gulf Coast with 115 Bcf of capacity and direct access to growing LNG markets.

•	Established a Power Innovation team focused on delivering turnkey power generation solutions for data center prospects across our footprint.

•	Recognized by S&P Global, MSCI, and Dow Jones Best in Class Index for our commitment to transparency, strong governance, and environmental performance; received an ‘A-’ score on the 2024 CDP Climate Change Questionnaire.

As the midstream leader, we are committed to continually improving our understanding of the priorities of our customers, employees, communities, and stockholders.

In that spirit, and on behalf of Williams and the Board of Directors, we cordially invite you to our annual meeting of stockholders on April 29, 2025, at 2:00 p.m. CDT. During the virtual meeting, we’ll cover the items of business described in the pages that follow, as well as provide a company update and a question-and-answer session.

Thank you for your continued support.

Sincerely,

Stephen W. Bergstrom	Alan S. Armstrong
Chairman of the Board	Chief Executive Officer

Notice of the 2025

Annual Meeting of Stockholders

How to Vote

BY INTERNET Vote via the Internet at www.envisionreports.com/ wmb.	BY MAIL If you received a printed version of the proxy materials, mark, sign, date, and return the proxy card in the enclosed postage-paid envelope.	BY PHONE Call toll-free 1-800-652-VOTE (8683) in the United States, US territories or Canada.	ATTEND THE VIRTUAL MEETING Attend the virtual annual meeting (steps below) and click on the “Vote” bar.	SCAN QR CODE Scan the QR code on your proxy card.

For further instructions on voting, please see the “Questions and Answers about the Annual Meeting and Voting” section of the proxy statement, refer to the Notice of Annual Meeting you received in the mail, or, if you received a printed version of the proxy materials by mail, refer to the enclosed proxy card. Please refer to the proxy statement for a detailed explanation of the matters being submitted to a vote of the stockholders.

Agenda

DATE & TIME

Tuesday, April 29, 2025 at 2:00 p.m. CDT

PLACE & HOW TO ATTEND

This year’s annual meeting of stockholders (“Annual Meeting”) will be conducted online via live, audio webcast at www.meetnow.global/MJXX5VF. There will be no in-person meeting. If you are (i) a stockholder of record or (ii) a beneficial holder who has obtained a control number from Computershare (each of (i) and (ii) is a “Voting Eligible Party”), then select “Join Meeting Now,” enter your control number located on the Notice of Internet Availability of Proxy Materials, your proxy card, or received from Computershare and enter your first and last name and your email address. If you are not a Voting Eligible Party, select “Guest,” enter your first and last name, and enter your email address.

RECORD DATE

March 6, 2025. Stockholders of record at the close of business on this date are entitled to receive notice of and to participate and vote at the Annual Meeting or any adjournments or postponements.

PROPOSAL		BOARD RECOMMENDATION	PAGE
1	Elect 11 Director Nominees for a One-year Term.	FOR each nominee	Page 9
2	Approve, on an Advisory Basis, the Compensation of our Named Executive Officers.	FOR	Page 57
3	Ratify the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2025.	FOR	Page 91
4	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.	—	—
By Order of the Board of Directors, Robert E. Riley, Jr. Vice President and Assistant General Counsel – Corporate Secretary and Corporate Strategic Development | March 19, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2025

We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Annual Meeting, 2025 proxy statement, and 2024 Annual Report, which includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Annual Report”), are available at www.edocumentview.com/wmb.

EXECUTIVE SUMMARY	1

ELECTION OF DIRECTORS	9

Proposal 1: Elect 11 Director Nominees for a One-year Term.	9

Director Nominee Skills, Experience, and Attributes	10

Director Independence	22

Director Compensation	23

CORPORATE GOVERNANCE	26

Overview	26

Building an Effective Board	27

Creating an Effective Board Structure	31

Executing on Effective Corporate Governance	33

SPOTLIGHT ON CORPORATE SUSTAINABILITY	47

EXECUTIVE COMPENSATION APPROVAL	57

Proposal 2: Approve, on an Advisory Basis, the Compensation of our Named Executive Officers.	57

COMPENSATION DISCUSSION AND ANALYSIS	58

EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION	77

AUDITOR APPROVAL	91

Proposal 3: Ratify the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025.	91

Frequently Asked Questions

Clean Energy Commitments	48

Code of Conduct for Suppliers and Contractors	34

Cybersecurity	44

EEO-1 Survey Data	54

Human Rights Policy and Statement	34

Our Compensation Best Practices	8

Our Governance Best Practices	6

Political Advocacy and Contributions	43

Stockholder Engagement	42

Sustainability Report	56

The Williams Companies, Inc. (“Williams”) or (“Company”) is an energy company committed to being the leader in providing the best transport, storage, and delivery solutions to reliably fuel the clean energy economy. Our business includes:

*Figures represent 100% capacity for operated assets, including those in which Williams has a share of ownership as of December 31, 2024.

1	Williams Companies | 2025 Proxy Statement

Executive Summary

2024 Company Highlights

Our strategy continues to involve four areas of focus: (1) maintaining financial strength and stability by delivering reliable earnings, durable cash flow, and a healthy balance sheet; (2) creating long-term stockholder value through a disciplined, returns-based approach to capital allocation; (3) driving growth by investing in high-return growth projects, emissions reduction projects, and renewables; and (4) operating sustainably, including leveraging our irreplaceable natural gas infrastructure to help build a clean energy future. Below are select 2024 highlights from the execution of this strategy.

Financial Strength & Stability

•	Generated record Adjusted EBITDA of $7.08 billion – up 4.4% vs. 2023 and above our 2024 guidance.(2)

•	Protected the long-term health of our balance sheet by maintaining our investment grade rating and delivering 3.79x leverage for 2024.(3)

Focus on Long-Term Stockholder Value

•	Increased 2025 dividend by 5.3% to $2.00 annualized, marking 51 consecutive years of dividend payments.

•	Maintained strong dividend coverage of 2.32x in 2024.

•	Generated 29% total stockholder return annualized 2019-2024(4)

Position of Growth

•	Record contracted transmission capacity of 33.4 Bcf/d – up 3.4% from 2023.

•	Placed 6 key expansions in-service during 2024.

•	Announced 6 transmission projects expected to add ~885 MMcf/d of capacity, serving key demand centers.

•	Enhanced our portfolio with 3 transactions in 2024.

Sustainable Strategy

•	Named for the 5th and 4th consecutive year to the newly renamed Dow Jones Best-in-Class (formerly DJSI) North America and World indices, respectively.

•	Upgraded to AA from A by MSCI.

•	Received top score in 2024 Corporate Sustainability Assessment within our industry.

•	Replaced 92 compressor units as part of our Emissions Reduction Program, which reduced emissions, decreased operating expenditures, and increased Transco’s rate base.

(1)Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders. Per share amounts are reported on a diluted basis.

(2)A reconciliation of all non-GAAP financial measures to their nearest GAAP comparable financial measures is included in Appendix A.

(3)Does not represent leverage ratios measured for the Williams credit agreement compliance or leverage ratios as calculated by major credit agencies.

(4)Five year total stockholder return annualized as of December 31, 2024.

Williams Companies | 2025 Proxy Statement	2

Executive Summary

Our Corporate Governance

Our Board believes strong corporate governance is key to long-term stockholder value and maintaining the trust and confidence of investors, employees, customers, business partners, regulatory agencies, and other stakeholders. Strong corporate governance starts at the top with our Board elected annually by our stockholders to oversee the selection of the CEO and other executive officers, Company strategy, and risk-management. A summary of our Board composition, refreshment, and skillsets is below, followed in the “Election of Directors” section by detailed biographies for each director nominee and analysis regarding the independence of our Board. The “Corporate Governance” section details the Board’s processes for building an effective board, creating an effective board structure, and executing on effective corporate governance with specific examples of the Board’s oversight and the Company’s practices related to Chief Executive Officer (“CEO”) succession, strategic planning and risk assessment, cybersecurity, political advocacy and contributions, corporate ethics and compliance, and sustainability. We also included highlights from our annual Sustainability Report in the “Spotlight on Corporate Sustainability” section showcasing our commitment to do the right thing in everything that we do.

Our Board Composition*

*Reflects the anticipated composition of the Board at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board. Age is calculated as of April 29, 2025.

3	Williams Companies | 2025 Proxy Statement

Executive Summary

Our Board*

NAME & PRINCIPAL OCCUPATION			COMMITTEES

Alan S. Armstrong President & Chief Executive Officer, The Williams Companies, Inc.	62	2011						BOK Financial Corporation

Stephen W. Bergstrom Retired Board Chair, President & Chief Executive Officer, American Midstream Partners, GP, LLC	67	2016					Chair	None

Michael A. Creel Retired Director & Chief Executive Officer, Enterprise Products Partners L.P.	71	2016			Chair			None

Stacey H. Doré Executive Vice President of Public Affairs and Chief Strategy and Sustainability Officer, Vistra Corp.	52	2021				Chair		None

Carri A. Lockhart Retired Executive Vice President, Technology, Digital, and Innovation, Equinor	53	2023						Innovex International, Inc.

Richard E. Muncrief Retired Director, President & Chief Executive Officer, Devon Energy Corporation	66	2022						None

Peter A. Ragauss Retired Senior Vice President & Chief Financial Officer, Baker Hughes Company	67	2016						APA Corporation

Rose M. Robeson Retired Group Vice President & Chief Financial Officer, DCP Midstream LLC	64	2020	Chair					SM Energy Company NPK International Inc.

Scott D. Sheffield Retired Director & Chief Executive Officer, Pioneer Natural Resources Company	72	2016						None

William H. Spence Retired Board Chair, President & Chief Executive Officer, PPL Corporation	68	2016		Chair				Pinnacle West Capital Corporation

Jesse J. Tyson Retired President & Chief Executive Officer, ExxonMobil Inter-Americas	72	2022						None

*Reflects the anticipated composition of the Board at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board. Age is calculated as of April 29, 2025.

Williams Companies | 2025 Proxy Statement	4

Executive Summary

Director Nominee Skills & Experience

64% Capital Markets, Allocation, & Trading

91% Corporate Governance & Public Company Board

100% Energy Industry

64% Engineering & Construction

73% Environmental

100% Executive Leadership

55% Finance & Accounting

18% Government, Legal, Public Policy, or Regulation

91% Human Capital

82% IT & Cyber

100% Mergers & Acquisitions

73% Operations/EHS

91% Strategy Development/Risk Management

64% Sustainability

See page 10 for the full Board Skills Matrix.

Board Refreshment Timeline

2023
Lockhart
2022
Muncrief
Tyson
2021
Doré
2020
Robeson
2018
Fuller
Buese
2016
Creel
Cogut
Ragauss
Chazen
Sheffield
Bergstrom
Spence
Incumbent 2016 Board Members:
Armstrong
Smith
Cooper
(Chair)
Stoney

Our Board Skills Matrix, which is summarized to the left, outlines the skills, experience, and attributes of the current nominees to our Board. As shown in the matrix, the Board believes director candidates can better contribute to Board oversight and discussions if they have prior energy industry experience, which is why 100% of our director candidates have such experience.

Our Board Refreshment Timeline reflects the Board's thoughtful efforts to find quality candidates that are a good fit for our Board, which is a process managed by the Board's Governance and Sustainability Committee. As detailed in the "**Building an Effective Board**" section, the Board seeks candidates with energy experience and that have a diversity of backgrounds and perspectives.

In the Spring of 2023, the Governance and Sustainability Committee launched an effort to identify highly qualified female director candidates with energy industry experience. On two separate occasions, however, thoroughly vetted female candidates withdrew at a late stage in the process due to unforeseen circumstances. The Governance and Sustainability Committee is continuing its efforts to recruit high quality director candidates, including females with prior energy experience.

5	Williams Companies | 2025 Proxy Statement

Executive Summary

Our Governance Best Practices

DIRECTOR INDEPENDENCE AND BOARD LEADERSHIP

•	Prioritize Board independence. 10 of 11 director nominees are independent.

•	Allow only independent directors to serve on Board committees.

•	Conduct regular executive sessions without management.

•	Separate the roles of Board Chair and CEO, which were split in 2011.

ROBUST REFRESHMENT

•	Seek highly qualified candidates that offer a wide variety of perspectives, including candidates of diverse geography, race, ethnicity, gender, and age.

•	Maintain a policy that provides for retirement at the annual meeting after a director turns 75 years old, unless the Board approves an exception.

•	Conduct annual performance self-evaluations, including assessing the size, structure, composition, and function of the Board and its committees.

BOARD AND

COMMITTEE OVERSIGHT

•	Engage in comprehensive senior management succession planning.

•	Evaluate, at least annually, our long-term strategy, risks, and opportunities.

•	Exercise strategic oversight over Company risk, including our Environmental, Social, and Governance (“ESG”) strategy and policies, cybersecurity, political contributions, human capital management, environmental, health and safety (“EH&S”) matters, and our Ethics and Compliance Program.

GOVERNANCE PRACTICES

•	Review corporate governance documents annually, including Board committee charters.

•	Prohibit pledging, hedging, short sales, and derivative transactions in Company securities by directors, officers, and employees.

•	Maintain stock ownership guidelines for directors and defer all equity granted to directors until retirement from the Board.

•	Prohibit director overboarding to prevent a director from serving on more than four public company boards (including our Board) and an Audit Committee member from serving on the audit committee of more than three public companies (including our Audit Committee) without Board approval.

•	Present comprehensive director onboarding programs and continuing education opportunities.

STOCKHOLDER RIGHTS AND ENGAGEMENT

•	Elect all directors annually by a majority vote for uncontested director elections (plurality voting in contested elections).

•	Provide for an annual stockholder advisory vote on executive compensation.

•	Allow proxy access, so that holders of 3% of our stock for at least three years may include the greater of two nominees or nominees representing 20% of our Board in our proxy statement if they meet the eligibility and notice requirements in our bylaws and charter.

•	Provide for the removal of directors with a majority vote, with or without cause.

•	Pursue robust year-round stockholder engagement.

Recent Changes

•  In 2024, we amended the Audit Committee Charter to clarify that the Audit Committee will annually review our Delegation of Authority Policy and make recommendations to the Board as needed.

•  In 2023, we appointed to our Board Carri A. Lockhart, who was previously the Chief Technology Officer for Equinor.

•  Elected women to chair 50% of our standing Board committees (2 of 4) effective February 1, 2023.

•  Updated 3 out of 4 Board committee charters in 2022 to address oversight in several key areas: ESG, human capital management, and cybersecurity.

Williams Companies | 2025 Proxy Statement	6

Executive Summary

Our Executive Compensation

2024 Compensation Snapshot

Our executive compensation program reflects our pay philosophy, utilized throughout the entire organization, to pay for performance and execution of our corporate strategy on an annual and long-term basis. The key components of our 2024 executive compensation program and how each supports our compensation objectives are summarized below, and our entire executive compensation program is described in detail in the “Compensation Discussion and Analysis” section. For 2024, we made no significant changes to our executive compensation program, reflecting the strong stockholder support of the executive compensation program design in our annual “say-on-pay” vote.

	FORM OF PAYMENT	PERFORMANCE PERIOD	PERFORMANCE CRITERIA	OBJECTIVES	PAGE

Base Pay	Cash	Ongoing	Job Criteria	• Compensation for carrying out the duties of the job. • Recognizes individual experiences, skills, and sustained performances. • Provides attraction and retention.	Page 66

Annual Incentive Program (“AIP”)	Cash	Pays out after one year performance period based on performance criteria (0% - 200%)	• Adjusted EBITDA (50%) • Controllable Costs (35%) • Critical Tier 3 Loss of Primary Containment Ratio (5%) • Methane Emissions Reduction (5%) • High Potential Hazard ID to Incident Ratio (5%)	• Incents the accomplishment of annual business goals. • Aligns interests of executives to our stockholders. • Retention.	Page 66

Long-Term Incentives	Equity: Performance- Based Restricted Stock Units (“PSUs”)	Granted annually and vests after three-year performance period based on performance-criteria (0% - 200%)	• Return on Capital Employed (“ROCE”) (50%) • Available Funds from Operations (“AFFO”) per share (50%) • Relative Total Shareholder Return (“TSR”) Modifier (+/-25%)*	• Incents the accomplishment of long-term sustainable business goals. • Aligns interests of executives to our stockholders. • Promotes Company ownership. • Retention.	Page 69
	Equity: Time-Based Restricted Stock Units (“RSUs”)	Vests after three-year time frame	Stock Price

* We used the same performance criteria for the PSUs awarded in 2022, 2023, and 2024.

7	Williams Companies | 2025 Proxy Statement

Executive Summary

Our Compensation Best Practices

Our Board and the Compensation and Management Development Committee oversee the design and administration of the executive compensation program for our CEO and other named executive officers (“NEOs”). The process includes, among other things, an annual review of the compensation program structure, reflection on stockholder feedback received as well as the prior year say-on-pay results, input from an independent compensation consultant, peer comparisons, and performance evaluations. The tables below highlight select best practices utilized in our compensation process.

What We Do

INDEPENDENT ADMINISTRATION

The Compensation and Management Development Committee, which is comprised of only independent directors, oversees CEO and NEO pay, including retention of an independent compensation consultant.

COMPENSATION BENCHMARKS

With the assistance of our independent compensation consultant, we annually benchmark our compensation program against a compensation peer group determined based on several factors, including total assets, market capitalization, and enterprise value.

PRE-ESTABLISHED PERFORMANCE GOALS We align our incentive-compensation to both short-term and long-term Company performance with pre-established performance targets.

STOCKHOLDER ENGAGEMENT

We provide an annual opportunity for stockholders to vote on an advisory basis to approve our NEO compensation and regularly discuss executive compensation with our stockholders.

MINIMUM THRESHOLDS AND MAXIMUM AWARD CAPS

All of our variable compensation plans have minimum thresholds that must be met prior to any payment and have caps on the total amount that we can payout. Our Annual Incentive Program (“AIP”) awards and our performance-based equity awards cap payout at 200% of target.

STOCK AWARD VESTING PERIODS All RSU awards provided to our NEOs vest three years from grant date.

“DOUBLE TRIGGERS” FOR EQUITY OR SEVERANCE PAYMENTS FOR A CHANGE IN CONTROL

Severance payments and accelerated vesting of equity awards in the event of a change in control require both a change in control and a termination under certain circumstances without cause (“double trigger”), unless the acquiring company does not assume or replace the awards.

CLAWBACKS OF EXECUTIVE COMPENSATION The Board may recoup incentive compensation in certain circumstances including for fraud or intentional misconduct and as required by the New York Stock Exchange.
ROBUST EQUITY OWNERSHIP GUIDELINES We have established stock ownership guidelines to appropriately align the interests of our executive officers and directors with our stockholders:

MULTIPLE OF BASE SALARY/ANNUAL CASH RETAINER

Directors	5x

CEO	6x

Executive and Senior Vice Presidents	3x

What We Don’t Do

NO EMPLOYMENT AGREEMENTS WITH OUR NEOS EXCEPT STANDARD CHANGE IN CONTROL AGREEMENTS
NO CASH DIVIDEND EQUIVALENTS ON RSUS UNTIL ELIGIBLE RSUS VEST AND ARE DISTRIBUTED
NO EXCISE TAX GROSS UP PAYMENTS PROVIDED FOR IN OUR CHANGE IN CONTROL PLAN
NO EXCESSIVE PERQUISITES

NO REPRICING OR REPLACING UNDERWATER STOCK OPTIONS
NO PRICING STOCK OPTIONS BELOW GRANT DATE FAIR MARKET VALUE
NO SHARE RECYCLING FOR STOCK OPTIONS

NO HEDGING OR PLEDGING OF COMPANY STOCK

Our Policy on Securities Trading prohibits our directors, officers, and employees from engaging in hedging activities related to our securities or from pledging our securities as collateral for a loan.

Williams Companies | 2025 Proxy Statement	8

The Board has nominated 11 director nominees to serve as directors of the Company for one-year terms expiring at the 2026 annual meeting of stockholders as follows: Alan S. Armstrong, Stephen W. Bergstrom, Michael A. Creel, Stacey H. Doré, Carri A. Lockhart, Richard E. Muncrief, Peter A. Ragauss, Rose M. Robeson, Scott D. Sheffield, William H. Spence, and Jesse J. Tyson. Each nominee was previously elected to our Board at our annual meeting of stockholders on April 30, 2024. After the Annual Meeting, assuming the stockholders elect all nominees to the Board, the Board has approved reducing the size of the Board from twelve to eleven directors.

The By-Laws of The Williams Companies, Inc. (the “By-laws”) provide for a majority voting standard in uncontested director elections. In other words, assuming the presence of a quorum, a director nominee will be elected to our Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Each of our directors execute an irrevocable resignation that will become effective if (1) he or she fails to receive a majority of the votes cast in an uncontested election and (2) the Board accepts such resignation. If a director fails to receive the required votes for election, the Governance and Sustainability Committee will make a recommendation to the Board, and the Board will determine whether to accept the resignation. To make the determination, the Governance and Sustainability Committee and the Board may consider any factors they deem relevant. The director whose tendered resignation is under consideration abstains from participating. The Board will publicly disclose its decision within 90 days of the date the election results are certified. If the Board accepts a director’s resignation, the Governance and Sustainability Committee will recommend, and the Board will determine, whether to fill such vacancy or reduce the Board size.

Unless otherwise instructed, the individuals designated by the Board as proxies will vote the proxies received for the director candidates nominated by the Board. Each of the director nominees has consented to serve on the Board, and the Board has no reason to believe any nominees will be unable or unwilling to serve if elected. If a nominee is unable to or unwilling to stand for election as a director, either the designated proxies will vote to elect another nominee recommended by the Board, or the Board may choose to reduce its size. The biographical information for the director nominees is set forth in the remainder of this section.

9	Williams Companies | 2025 Proxy Statement

Election of Directors

Director Nominee Skills, Experience, and Attributes*

BOARD SKILLS MATRIX

Capital Markets, Capital Allocation, and Commodities Trading:

Provides experience evaluating our capital structure, capital market transactions, and other financial strategies, including oversight of commodities trading activities.

Corporate Governance and Public Company Board: Provides knowledge of public company board practices or perspectives from other public company boards, including current or prior experience.

Energy Industry: Provides industry and market perspective and understanding of challenges and opportunities we face, including up-, mid-, and downstream, utilities, and suppliers.

Engineering and Construction: Provides technical knowledge related to our business operations that aids in risk oversight.

Environmental: Provides experience in regulatory schemes and best practices to enhance our environmental stewardship.

Executive Leadership: Provides judgment and experience as a “C-Level” executive of a publicly traded entity or large private company.

Finance and Accounting: Provides experience in assessing our financial performance and monitoring the integrity of our financial reporting process.

Government, Legal, Public Policy, or Regulatory: Provides experience in law, public policy, or regulatory matters important in oversight of our industry.

Human Capital Management: Provides experience related to talent acquisition, retention, and development.

Information Technology and Cybersecurity: Provides understanding of data management, overseeing or driving information technology developments, applications, and cybersecurity.

Mergers and Acquisitions: Provides experience in assessment and execution of potential acquisitions.

Operations/Environmental, Health and Safety:

Provides technical and operational knowledge related to our business to aid in managing risk and ensuring we effectively implement EH&S policies and programs.

Strategy Development/Risk Management:

Provides experience in risk management to help oversee the identification and assessment of risks and experience developing short-and-long-term company strategies.

Sustainability: Provides experience in oversight of ESG policies and strategies or transitioning to alternative non-hydrocarbon energy sources.

Age	62	67	71	52	53	66	67	64	72	68	72

Gender	M	M	M	F	F	M	M	F	M	M	M

Black or African-American

*Reflects the anticipated composition of the Board at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board. Age is calculated as of April 29, 2025.

Williams Companies | 2025 Proxy Statement	10

Election of Directors

Director Biographies

Below is the biographical information as of April 29, 2025, for each director nominee.

Alan S. Armstrong President and Chief Executive Officer, The Williams Companies, Inc.
AGE: 62 DIRECTOR SINCE: 2011 MANDATORY RETIREMENT YEAR: 2038	EDUCATION: • BS, Civil Engineering, University of Oklahoma

QUALIFICATIONS

Mr. Armstrong has served as Director, President, and Chief Executive Officer of the Company since 2011. During his tenure, Williams has expanded its reach, currently handling about one-third of all U.S. natural gas volumes through gathering, processing, transportation, and storage services. In addition, Mr. Armstrong served as Chairman of the Board and Chief Executive Officer of the general partner of Williams Partners L.P. (“WPZ”), the master limited partnership, that prior to its 2018 merger with Williams, owned most of Williams’ gas pipeline and domestic midstream assets. Prior to being named CEO, Mr. Armstrong led the Company’s North American midstream and olefins businesses as Senior Vice President — Midstream. Previously, Mr. Armstrong served as Vice President of Gathering and Processing from 1999 to 2002; Vice President of Commercial Development from 1998 to 1999; Vice President of Retail Energy Services from 1997 to 1998; and Director of Commercial Operations for the Company’s midstream business in the Gulf Coast region from 1995 to 1997. He joined Williams in 1986 as an engineer.

Mr. Armstrong serves as a member of the Business Roundtable, the American Petroleum Institute, and the National Petroleum Council. He also serves on the board of Junior Achievement USA and the Board of Trustees for the University of Oklahoma Foundation.

COMMITTEES

None

CURRENT PUBLIC COMPANY DIRECTORSHIPS

BOK Financial Corporation

•  Credit Committee

PRIOR PUBLIC COMPANY DIRECTORSHIPS

(within the last 5 years)

None

SKILLS AND EXPERIENCE

Capital Markets, Capital Allocation, and Commodities Trading	Human Capital Management

Corporate Governance & Public Company Board	Information Technology and Cybersecurity

Energy Industry	Mergers & Acquisitions

Engineering & Construction	Operations/ Environmental, Health and Safety

Environmental	Strategy Development/ Risk Management

Executive Leadership	Sustainability

Government, Legal, Public Policy or Regulatory

11	Williams Companies | 2025 Proxy Statement

Election of Directors

Stephen W. Bergstrom Retired Board Chair, President, and Chief Executive Officer, American Midstream Partners, GP, LLC
INDEPENDENT AGE: 67 DIRECTOR SINCE: 2016 MANDATORY RETIREMENT YEAR: 2033	EDUCATION: • BS, Industrial Administration, Iowa State University

QUALIFICATIONS

Mr. Bergstrom brings to our Board 44 years of experience with natural gas midstream operations and electric utilities as well as prior board experience. He was a director on the Board of American Midstream Partners GP, LLC, a natural gas gathering, processing, and transporting company until it merged with ArcLight Capital Partners, LLC in July 2019. From 2013 to 2015, he served as Executive Board Chair, President, and Chief Executive Officer of American Midstream Partners’ general partner. Mr. Bergstrom acted as an exclusive consultant to ArcLight Capital Partners, an energy-focused investment firm, from 2003 to 2015, assisting ArcLight in connection with its energy investments. From 1986 to 2002, Mr. Bergstrom served in several leadership roles for Natural Gas Clearinghouse, which became Dynegy, Inc., a major electric utility company. Mr. Bergstrom acted in various capacities at Dynegy, ultimately serving as President and Chief Operating Officer. Mr. Bergstrom began his career with Transco Energy Company, Inc. in 1980.

NON-EXECUTIVE BOARD CHAIR

COMMITTEES

•  Compensation and Management Development

•  Governance and Sustainability

CURRENT PUBLIC COMPANY DIRECTORSHIPS

None

PRIOR PUBLIC COMPANY DIRECTORSHIPS

(within the last 5 years)

None

SKILLS AND EXPERIENCE

Capital Markets, Capital Allocation, and Commodities Trading	Executive Leadership

Corporate Governance & Public Company Board	Human Capital Management

Energy Industry	Mergers & Acquisitions

Engineering & Construction	Operations/ Environmental, Health and Safety

Environmental	Strategy Development/ Risk Management

Williams Companies | 2025 Proxy Statement	12

Election of Directors

Michael A. Creel Retired Director and Chief Executive Officer, Enterprise Products Partners L.P.
INDEPENDENT AGE: 71 DIRECTOR SINCE: 2016 MANDATORY RETIREMENT YEAR: 2029	EDUCATION: • BS, Accounting, McNeese State University • Certified Public Accountant

QUALIFICATIONS

Mr. Creel is an executive with 45 years of energy experience, including 20 years on large public company boards and 8 years at the helm of a large publicly-traded energy infrastructure company. Mr. Creel previously served as a director and Chief Executive Officer of Enterprise Products Partners L.P. from 2007 until his retirement in 2015. Earlier, he served in positions of increasing responsibility with the company since 1999. He was also Group Vice Chairman at EPCO, Inc., and Executive Vice President and Chief Financial Officer at Duncan Energy Partners, L.P., a company engaged in natural gas liquids transportation, fractionation, marketing and storage, and petrochemical product transportation, gathering, and marketing. He was also President and Chief Executive Officer at the general partner of Enterprise GP Holdings L.P. and held a number of executive management positions with Shell affiliates Tejas Energy and NorAm Energy Corp.

COMMITTEES

•  Audit

•  Environmental, Health and Safety (Chair)

CURRENT PUBLIC COMPANY DIRECTORSHIPS

None

PRIOR PUBLIC COMPANY DIRECTORSHIPS

(within the last 5 years)

None

SKILLS AND EXPERIENCE

Capital Markets, Capital Allocation, and Commodities Trading	Finance & Accounting

Corporate Governance & Public Company Board	Human Capital Management

Energy Industry	Information Technology and Cybersecurity

Environmental	Mergers & Acquisitions

Executive Leadership	Strategy Development/ Risk Management

13	Williams Companies | 2025 Proxy Statement

Election of Directors

Stacey H. Doré Executive Vice President of Public Affairs and Chief Strategy and Sustainability Officer, Vistra Corp.
INDEPENDENT AGE: 52 DIRECTOR SINCE: 2021 MANDATORY RETIREMENT YEAR: 2048	EDUCATION: • JD, Harvard Law School • BA, Journalism, University of Southwestern Louisiana

QUALIFICATIONS

Ms. Doré brings to our Board 27 years of experience in energy and law as well as frontline perspective from her current role in corporate strategy, public affairs, and sustainability. She has been working in the power sector on transitioning away from coal and reducing carbon footprint for more than a decade. In August 2022, she was named Executive Vice President of Public Affairs and was named the first Chief Strategy and Sustainability Officer for Vistra Corp., the largest competitive integrated power generation and retail company in the United States. Ms. Doré previously served as President and Chief Executive Officer of Sharyland Utilities, LLC, a regulated Texas-based electric transmission utility. She also served as Senior Vice President of Utility and Power Operations for Hunt Energy, a diversified global company that invests in oil and gas exploration and production, refining, and electric power projects. Prior to this, she served as Senior Vice President and General Counsel of InfraREIT, Inc. until its sale in 2019. Ms. Doré previously held leadership positions of increasing responsibility with Energy Future Holdings, a privately held company with a portfolio of competitive and regulated energy companies, eventually serving as Executive Vice President, General Counsel, and Co-Chief Restructuring Officer. Before her entry into the energy industry, Ms. Doré practiced law for more than a decade with Vinson & Elkins.

COMMITTEES

•  Audit

•  Governance and Sustainability (Chair)

CURRENT PUBLIC COMPANY DIRECTORSHIPS

None

PRIOR PUBLIC COMPANY DIRECTORSHIPS

(within the last 5 years)

None

SKILLS AND EXPERIENCE

Corporate Governance & Public Company Board	Information Technology and Cybersecurity

Energy Industry	Mergers & Acquisitions

Executive Leadership	Operations/ Environmental, Health and Safety

Finance & Accounting	Strategy/ Development/ Risk Management

Government, Legal, Public Policy or Regulatory	Sustainability

Human Capital Management

Williams Companies | 2025 Proxy Statement	14

Election of Directors

Carri A. Lockhart Former Executive Vice President, Technology, Digital and Innovation, Equinor
INDEPENDENT AGE: 53 DIRECTOR SINCE: 2023 MANDATORY RETIREMENT YEAR: 2046	EDUCATION: • BS, Petroleum Engineering, Montana College of Mineral Science Technology

QUALIFICATIONS

With over two decades of experience in the international energy industry, Ms. Lockhart has a broad background in production operations, facility management, and business development. Additionally, she has experience as the Chief Technology Officer for an energy company where she was responsible for developing technology to progress renewables and the energy transition, leading the information technology organization, and driving the digital agenda. Ms. Lockhart formerly served as Equinor’s (formerly known as Statoil, the Norwegian state oil company) Executive Vice President, Technology, Digital & Innovation in Oslo, Norway. Previously, she served as Equinor’s Senior Vice President Portfolio & Partner Operated in Development & Production International. Prior to this, she was Senior Vice President for Equinor’s U.S. Offshore business. Prior to joining Equinor, she was with Marathon Oil Corporation where she started her career as a reservoir and production/operations engineer in Anchorage, Alaska before going on to senior leadership positions including Director of Business Development — the Americas, Alaska Regional General Manager, Vice President UK – North Sea, Vice President Bakken, and Vice President Eagle Ford. Ms. Lockhart brings extensive experience in offshore, onshore conventional and unconventional assets, field supervision, facilities construction and operations, international country management, strategic planning, and business development.

She also brings perspective to our Board from service on two other energy industry boards: Innovex International, Inc. (merged with Dril-Quip, Inc in September 2024), a publicly traded energy services provider, and Ascent Resources LLC, a private exploration and production company operating in the Utica Shale region.

COMMITTEES

•  Compensation and Management Development

•  Environmental, Health and Safety

CURRENT PUBLIC COMPANY DIRECTORSHIPS

Innovex International, Inc.,

•  Audit

•  Nominating and Governance (Chair)

•  Compensation

PRIOR PUBLIC COMPANY DIRECTORSHIPS

(within the last 5 years)

Dril-Quip, Inc.

SKILLS AND EXPERIENCE

Corporate Governance & Public Company Board	Information Technology and Cybersecurity

Energy Industry	Mergers & Acquisitions

Engineering & Construction	Operations/ Environmental, Health and Safety

Environmental	Strategy Development/ Risk Management

Executive Leadership	Sustainability

Human Capital Management

15	Williams Companies | 2025 Proxy Statement

Election of Directors

Richard E. Muncrief Retired Director, President, and Chief Executive Officer, Devon Energy Corporation
INDEPENDENT AGE: 66 DIRECTOR SINCE: 2022 MANDATORY RETIREMENT YEAR: 2034	EDUCATION: • BS, Petroleum Engineering Technology, Oklahoma State University

QUALIFICATIONS

Mr. Muncrief has more than 44 years of experience in the oil and gas industry, including a strong background in operations, mergers and acquisitions, and as CEO for a publicly traded exploration and production company. He served as President and Chief Executive Officer of Devon Energy Corporation from January 2021 following the merger of Devon Energy Corporation and WPX Energy, Inc. until his retirement in March 2025. Prior to that, he served as Chief Executive Officer and Board Chair of WPX Energy, Inc. He previously served as Senior Vice President, Operations and Resource Development of Continental Resources, Inc. Earlier in his career, Mr. Muncrief served as Corporate Business Manager at Resource Production Company from August 2008 through May 2009. From September 2007 to August 2008, he served as President, Chief Operating Officer and as a Director of Quest Midstream Partners, LP. From 1980 to 2007, he served in various managerial capacities with ConocoPhillips and its predecessor companies Burlington Resources, Meridian Oil, and El Paso Exploration.

COMMITTEES

•  Compensation and Management Development

•  Environmental, Health and Safety

CURRENT PUBLIC COMPANY DIRECTORSHIPS

None

PRIOR PUBLIC COMPANY DIRECTORSHIPS

(within the last 5 years)

WPX Energy, Inc.

Devon Energy Corporation

SKILLS AND EXPERIENCE

Corporate Governance & Public Company Board	Information Technology and Cybersecurity

Energy Industry	Mergers & Acquisitions

Engineering & Construction	Operations/ Environmental, Health and Safety

Environmental	Strategy Development/ Risk Management

Executive Leadership	Sustainability

Human Capital Management

Williams Companies | 2025 Proxy Statement	16

Election of Directors

Peter A. Ragauss Retired Senior Vice President and Chief Financial Officer, Baker Hughes Company
INDEPENDENT AGE: 67 DIRECTOR SINCE: 2016 MANDATORY RETIREMENT YEAR: 2033	EDUCATION: • MBA, Harvard Business School • BS, Mechanical Engineering, Michigan State University

QUALIFICATIONS

Mr. Ragauss brings to our Board extensive finance and accounting expertise specific to the energy industry. He retired from Baker Hughes Company, an oilfield services company, in November 2014, after serving eight years as Senior Vice President and Chief Financial Officer. From 2003 to 2006, prior to joining Baker Hughes, Mr. Ragauss was Controller, Refining and Marketing for BP Plc. From 2000 to 2003, he was Chief Executive Officer for Air BP. From 1998 to 2000, he was Assistant to Group Chief Executive for BP Amoco. He was Vice President of Finance and Portfolio Management for Amoco Energy International when Amoco Corporation merged with BP Plc. in 1998. Earlier in his career, from 1996 to 1998, Mr. Ragauss served as Vice President of Finance for El Paso Energy International. He held positions of increasing responsibility at Tenneco Inc. from 1993 to 1996 and Kidder, Peabody & Co. Incorporated from 1987 to 1993. He currently serves as a director of Skulte LNG, a private energy company in Latvia.

COMMITTEES

•  Audit

•  Governance and Sustainability

CURRENT PUBLIC COMPANY DIRECTORSHIPS

APA Corporation

•  Audit

PRIOR PUBLIC COMPANY DIRECTORSHIPS

(within the last 5 years)

None

SKILLS AND EXPERIENCE

Capital Markets, Capital Allocation, and Commodities Trading	Finance & Accounting

Corporate Governance & Public Company Board	Information Technology and Cybersecurity

Energy Industry	Mergers & Acquisitions

Executive Leadership

17	Williams Companies | 2025 Proxy Statement

Election of Directors

Rose M. Robeson Retired Group Vice President and Chief Financial Officer, DCP Midstream LLC
INDEPENDENT AGE: 64 DIRECTOR SINCE: 2020 MANDATORY RETIREMENT YEAR: 2036	EDUCATION: • BS, Accounting, Northwest Missouri State University • Certified Public Accountant (inactive)

QUALIFICATIONS

Ms. Robeson brings over 42 years of experience in accounting and finance expertise as well as experience from other public company boards in the energy industry. She currently serves on the boards for an exploration and production company and a provider of site access solutions for critical infrastructure markets, where she transitioned to board chair from audit committee chair in 2023.

She served as Chief Financial Officer of DCP Midstream LLC from January 2002 to May 2012. She also served as the Chief Financial Officer of DCP Midstream GP LLC, the general partner of DCP Midstream Partners, LP, from May 2012 until January 2014. Prior to joining DCP Midstream LLC, Ms. Robeson served as Vice President and Treasurer with Kinder Morgan, Inc. Prior to that, she previously held positions of increasing responsibility with Total Petroleum, Inc. and Ernst & Young and was recognized to the “Top Women in Energy — 2014” by the Denver Business Journal. From 2014 to 2016, she served as a director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP. From 2017 to 2019, she served as a director of AMGP GP LLC, the general partner of Antero Midstream GP LP, a publicly traded limited partnership. In March 2019, when Antero Midstream Corporation was formed, she continued to serve as a director until 2022. She served as a director of Tesco Corporation until its acquisition by Nabors Industries Ltd. in 2017.

COMMITTEES

•  Audit (Chair)

•  Environmental, Health and Safety

CURRENT PUBLIC COMPANY DIRECTORSHIPS

SM Energy Company

•  Governance and Sustainability

•  Compensation (Chair)

NPK International Inc. (formally known as Newpark Resources, Inc.)

•  Board Chair

PRIOR PUBLIC COMPANY DIRECTORSHIPS

(within the last 5 years)

Antero Midstream Corporation

AMGP GP LP

SKILLS AND EXPERIENCE

Capital Markets, Capital Allocation, and Commodities Trading	Human Capital Management

Corporate Governance & Public Company Board	Information Technology and Cybersecurity

Energy Industry	Mergers & Acquisitions

Executive Leadership	Strategy Development/ Risk Management

Finance & Accounting

Williams Companies | 2025 Proxy Statement	18

Election of Directors

Scott D. Sheffield Retired Director and Chief Executive Officer, Pioneer Natural Resources Company
INDEPENDENT AGE: 72 DIRECTOR SINCE: 2016 MANDATORY RETIREMENT YEAR: 2028	EDUCATION: • BS, Petroleum Engineering, The University of Texas

QUALIFICATIONS

Mr. Sheffield has more than 50 years of experience in the energy industry, including building a company into a top tier exploration and production company that was acquired by Exxon Mobil Corporation in a transaction that closed in May 2024. From 2019 until December 31, 2023, he served as a director and Chief Executive Officer of Pioneer Natural Resources Company (“Pioneer”), a large domestic upstream oil and gas company. He retired on December 31, 2023 as CEO and remained as a director until May 2024. Mr. Sheffield served as the founding Chief Executive Officer of Pioneer from August 1997 until his retirement in December 2016, and he also served as board chair from 1999 until 2019 when he returned as the CEO. Mr. Sheffield was the CEO of Parker and Parsley Petroleum Company, a predecessor company of Pioneer, from 1985 until it merged with MESA, Inc. to form Pioneer in 1997. Mr. Sheffield joined Parker and Parsley as a petroleum engineer in 1979, was promoted to Vice President of Engineering in 1981, was elected President and a director in 1985, and became board chair and Chief Executive Officer in 1989. Mr. Sheffield served as a director of Santos Limited, an Australian exploration and production company, from 2014 to 2017. He previously served as a director from 1996 to 2004 on the board of Evergreen Resources, Inc., an independent natural gas energy company.

COMMITTEES

•  Compensation and Management Development

•  Environmental, Health and Safety

CURRENT PUBLIC COMPANY DIRECTORSHIPS

None

PRIOR PUBLIC COMPANY DIRECTORSHIPS

(within the last 5 years)

Pioneer Natural Resources Company

SKILLS AND EXPERIENCE

Capital Markets, Capital Allocation, and Commodities Trading	Human Capital Management

Corporate Governance & Public Company Board	Information Technology and Cybersecurity

Energy Industry	Mergers & Acquisitions

Engineering & Construction	Operations/ Environmental, Health and Safety

Environmental	Strategy Development/ Risk Management

Executive Leadership	Sustainability

19	Williams Companies | 2025 Proxy Statement

Election of Directors

William H. Spence Retired Board Chair, President, and Chief Executive Officer, PPL Corporation
INDEPENDENT AGE: 68 DIRECTOR SINCE: 2016 MANDATORY RETIREMENT YEAR: 2032

EDUCATION:

•  MBA, Bentley College

•  BS, Petroleum & Natural Gas Engineering,
Pennsylvania State University

•  Executive Development Program, University of
Pennsylvania; Nuclear Technology Program,
Massachusetts Institute of Technology

QUALIFICATIONS

Mr. Spence brings to our Board experience with electric utilities and natural gas as well as alternative energy sources, including nuclear energy. He is the retired chair of the board of PPL Corporation. At the time of his retirement, the PPL family of companies held assets of more than $40 billion, delivering electricity and natural gas to about 10 million customers in the United States and the United Kingdom. Mr. Spence was named PPL President and Chief Executive Officer in 2011 and elected Chair in 2012. Previously, he had 19 years of service with Pepco Holdings, Inc., where he held a number of senior management positions. He currently serves on the board of Pinnacle West Capital Corporation, who provides solar power and battery storage. Additionally, Mr. Spence has served on various industry boards, including the Edison Electric Institute, which is the association representing all United States investor-owned electric companies, and the Electric Power Research Institute, which is an independent research organization related to emerging technologies. As part of his service on industry boards, he has participated in, and lead initiatives related to cyber and physical security, the environment, and electric reliability.

COMMITTEES

•  Compensation and Management Development (Chair)

•  Governance and Sustainability

CURRENT PUBLIC COMPANY DIRECTORSHIPS

Pinnacle West Capital Corporation

•  Finance

•  Corporate Governance and Public Responsibility

•  Nuclear and Operating (Chair)

PRIOR PUBLIC COMPANY DIRECTORSHIPS

(within the last 5 years)

PPL Corporation

SKILLS AND EXPERIENCE

Capital Markets, Capital Allocation, and Commodities Trading	Human Capital Management

Corporate Governance & Public Company Board	Information Technology and Cybersecurity

Energy Industry	Mergers & Acquisitions

Engineering & Construction	Operations/ Environmental, Health and Safety

Environmental	Strategy Development/ Risk Management

Executive Leadership	Sustainability

Finance & Accounting

Williams Companies | 2025 Proxy Statement	20

Election of Directors

Jesse J. Tyson Retired President and Chief Executive Officer, ExxonMobil Inter-Americas
INDEPENDENT AGE: 72 DIRECTOR SINCE: 2022 MANDATORY RETIREMENT YEAR: 2028	EDUCATION: • MBA, The Ohio State University • BA, Economics, Lane College

QUALIFICATIONS

Mr. Tyson brings 37 years of experience in the energy industry from his longstanding career with ExxonMobil Corporation. Early/mid-career, he developed Exxon’s US affiliate’s annual financial plan. In addition, he provided oversight of their US fuel distribution operations, including bulk storage, ground, and pipeline transportation. He served as Global Aviation Director from October 2008 to March 2011, President and Chief Executive Officer of Exxon Mobil Inter-Americas from October 2002 to October 2008, and Global Customer Service & Logistics Manager from January 2000 to October 2002. He led the global call center consolidation for ExxonMobil. Previously, he held numerous management positions with ExxonMobil. Upon retirement from ExxonMobil in 2011, he became President and Chief Executive Officer of the National Black MBA Association from January 2012 to June 2018. In addition to his corporate leadership experience, he is the President-Elect of the largest and oldest Black business fraternity in the USA. Currently, he serves as a trustee at Lane College and Benedict College. He is also on the Dean’s Advisory Board at the Fisher College of Business at The Ohio State University.

COMMITTEES

•  Audit

•  Governance and Sustainability

CURRENT PUBLIC COMPANY BOARDS

None

PRIOR PUBLIC COMPANY BOARDS

(within the past 5 years)

None

SKILLS AND EXPERIENCE

Energy Industry	Mergers & Acquisitions

Engineering & Construction	Operations/ Environmental, Health and Safety

Environmental	Strategy Development/ Risk Management

Executive Leadership	Sustainability

Finance & Accounting

Human Capital Management

21	Williams Companies | 2025 Proxy Statement

Election of Directors

Director Independence

Our Corporate Governance Guidelines require that all members of the Board, except our CEO, be “independent” as defined by the NYSE Listed Company Manual, and that the Board assess director independence annually. The NYSE’s Listed Company Manual defines independence by providing that the Board affirmatively determine that a director has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. In evaluating independence, the NYSE Listed Company Manual provides that a board should broadly consider all relevant facts and circumstances and further provides that a director is not independent if he or she meets certain criteria, including specified dollar and percentage threshold amounts.

Our Governance and Sustainability Committee oversees our director nomination process and conducts a review of director independence to make recommendations to the Board. Our Board makes the final determination of independence. Based on the evaluations performed and recommendations made by the Governance and Sustainability Committee, in January 2025, the Board affirmatively determined that each of Mr. Bergstrom, Mr. Creel, Ms. Doré, Ms. Lockhart, Mr. Muncrief, Mr. Ragauss, Ms. Robeson, Mr. Sheffield, Mr. Smith, Mr. Spence, and Mr. Tyson are independent as defined by the NYSE’s Listed Company Manual. Mr. Armstrong is not independent because of his role as the Company’s CEO.

As part of the independence evaluation and determination, the Governance and Sustainability Committee considered the below matters. The Board determined the matters described below occurred in the ordinary course of business, and, where applicable, fell below the relevant thresholds for independence as set forth in the NYSE’s Listed Company Manual. Additionally, none of these matters qualified as related party transactions as defined in Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DIRECTOR	MATTERS CONSIDERED

Stacey H. Doré	Ordinary course business transactions with Vistra Corp.

Carri A. Lockhart	Ordinary course business transactions with Ascent Resources Holdings, LLC.

Richard E. Muncrief	Ordinary course business transactions with Devon Energy Corporation; ongoing continuing indemnification obligations between Williams and Devon Energy Corporation arising from the Company’s spin off of WPX Energy, Inc.

Peter A. Ragauss	Ordinary course business transactions with APA Corporation.

Rose M. Robeson	Ordinary course business transactions with NPK International, Inc. f/k/a Newpark Resources, Inc. and SM Energy Company.

William H. Spence	Ordinary course business transactions with Pinnacle West Capital Corporation.

In addition to the NYSE’s independence requirements, in January 2025, the Board determined that all the current members of our Audit Committee and our Compensation and Management Development Committee satisfy the heightened independence requirements imposed by the NYSE and the Securities Exchange Commission (“SEC”) applicable to members of such committees.

No related party transactions required review or approval by the Governance and Sustainability Committee, its Chair, or the Board in 2024. For a description of our process for the review of related party transactions, see the “Executing on Effective Corporate Governance” section.

Williams Companies | 2025 Proxy Statement	22

Election of Directors

Director Compensation

All non-employee directors receive both an annual cash retainer and an annual grant of time-based RSUs for their service on the Board totaling $305,000. The below table sets forth the breakdown of payments to our non-employee directors as follows:

TYPE OF PAYMENT	AMOUNT PAID	TERMS OF PAYMENT

Annual Cash Retainer	$120,000	Paid in quarterly installments.

Annual Equity Retainer (RSU)	$185,000	Paid annually on the date of the annual meeting and deferred until the director’s retirement from the Board. Dividend equivalents on the RSUs are reinvested until distribution.

Directors who perform additional leadership roles receive the following compensation:

LEADERSHIP ROLE	TYPE OF PAYMENT	AMOUNT PAID	TERMS OF PAYMENT

Non-Executive Board Chair	Annual Equity Retainer (RSU)	$200,000	Paid annually on the date of the annual meeting and deferred until the director’s retirement from the Board. Dividend equivalents on the RSUs are reinvested until distribution.

Audit Committee Chair	Annual Cash Retainer	$30,000	Paid in quarterly installments.

Compensation & Management Development Committee Chair	Annual Cash Retainer	$20,000	Paid in quarterly installments.

Environmental, Health & Safety Committee Chair	Annual Cash Retainer	$20,000	Paid in quarterly installments.

Governance and Sustainability Committee Chair	Annual Cash Retainer	$20,000	Paid in quarterly installments.

The annual retainer increased from $290,000 to $305,000 for the 2024-2025 fiscal year to align to market. The annual cash retainer was increased from $115,000 to $120,000, and the annual equity retainer was increased from $175,000 to $185,000. The annual retainer last increased from $275,000 to $290,000 in 2022 for the 2022-2023 fiscal year. Prior to the 2022 change, the annual retainers for the non-employee director compensation program had not changed since 2017. The annual equity retainer is deferred until the director’s retirement from the Board.

Non-employee directors generally receive their compensation for a fiscal year beginning on the date of the annual stockholders meeting. The following table shows how compensation is paid to individuals who become non-employee directors after the annual meeting. In this case, the equity retainer would be paid the first of the month following appointment, and the cash retainers will be paid on the scheduled quarterly payment dates.

AN INDIVIDUAL WHO BECAME A NON-EMPLOYEE DIRECTOR	BUT BEFORE	WILL RECEIVE

after the annual meeting	August 1	full compensation

on or after August 1	the next annual meeting	pro-rated compensation

Non-employee directors are reimbursed for expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and stockholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in director education programs. In addition, Williams pays premiums on directors’ and officers’ liability insurance policies.

Like all Williams’ employees, directors are eligible to participate in the Williams Matching Grant Program for eligible charitable organizations and the United Way Program. The maximum matching contribution in any calendar year is $10,000 for a participant in the Matching Grant Program and $25,000 for a participant in the United Way Program.

23	Williams Companies | 2025 Proxy Statement

Election of Directors

Director Compensation for Fiscal Year 2024

The compensation earned by each director for 2024 service is outlined in the following table:

NAME	FEES EARNED OR PAID IN CASH (1)	FEES EARNED OR PAID IN STOCK (2)	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION (3)	TOTAL

Stephen W. Bergstrom	$118,750	$384,981	$—	$—	$—	$30,000	$533,731

Michael A. Creel	138,750	185,010	—	—	—	$5,000	328,760

Stacey H. Doré	138,750	185,010	—	—	—	$5,000	328,760

Carri A. Lockhart	118,750	185,010	—	—	—	—	303,760

Richard E. Muncrief	118,750	185,010	—	—	—	$5,000	308,760

Peter A. Ragauss	118,750	185,010	—	—	—	$15,000	318,760

Rose M. Robeson	148,750	185,010	—	—	—	$5,000	338,760

Scott D. Sheffield	118,750	185,010	—	—	—	$5,000	308,760

Murray D. Smith	118,750	185,010	—	—	—	$350	304,110

William H. Spence	138,750	185,010	—	—	—	$40,000	363,760

Jesse J. Tyson	118,750	185,010	—	—	—	$20,000	323,760

(1)	The fees paid in cash are itemized in the following chart:

NAME	ANNUAL CASH RETAINER INCLUDING SERVICE ON TWO COMMITTEES	AUDIT COMMITTEE CHAIR RETAINER	COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE CHAIR RETAINER	GOVERNANCE & SUSTAINABILITY COMMITTEE CHAIR RETAINER	ENVIRONMENTAL, HEALTH, & SAFETY COMMITTEE CHAIR RETAINER	TOTAL

Bergstrom	$118,750	$—	$—	$—	$—	$118,750

Creel	118,750	—	—	—	20,000	138,750

Doré	118,750	—	—	20,000	—	138,750

Lockhart	118,750	—	—	—	—	118,750

Muncrief	118,750	—	—	—	—	118,750

Ragauss	118,750	—	—	—	—	118,750

Robeson	118,750	30,000	—	—	—	148,750

Sheffield	118,750	—	—	—	—	118,750

Smith	118,750	—	—	—	—	118,750

Spence	118,750	—	20,000	—	—	138,750

Tyson(5)	118,750	—	—	—	—	118,750

(2)

Awards were granted under the terms of the 2007 Incentive Plan and represent time-based RSUs. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the stock awards can be found in our Form 10-K for the year-ended December 31, 2024.

(3)

All other compensation includes matching contributions paid in 2024 made on behalf of the Board to charitable organizations through the Matching Grants Program or the United Way Program. It is possible for Directors to make charitable contributions at the end of the year that are not matched by the Company until the following year.

Williams Companies | 2025 Proxy Statement	24

Election of Directors

Outstanding Awards as of Fiscal Year End 2024

The aggregate number of stock options and stock awards held by directors outstanding as of December 31, 2024, is as follows:

NAME	NUMBER OF SHARES OR UNITS OF STOCK OUTSTANDING	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE

Bergstrom	145,931	—

Creel	63,653	—

Dore	29,592	—

Lockhart	12,930	—

Muncrief	18,116	—

Ragauss	63,653	—

Robeson	30,677	—

Sheffield	63,653	—

Smith	90,649	—

Spence	70,278	—

Tyson	18,116	—

Williams is dedicated to building a culture of talent and inclusivity, where all people feel welcome, valued, and comfortable bringing their authentic selves to work.

25	Williams Companies | 2025 Proxy Statement

Corporate Governance

Corporate Governance

Overview

Our Board helps establish the foundation needed for running our business with integrity, honesty, and accountability, ensuring that the Company’s actions align with the long-term interests of our stockholders. Below is a roadmap for how our Board facilitates strong corporate governance at Williams.

1	Building an Effective Board SEE PAGES 27-30

Strong corporate governance starts with building an effective Board by identifying and nominating director candidates that are a good fit for the Company’s evolving needs and strategy. This section details the process, which begins with an annual evaluation of Board performance and needs and ends with the annual election of our directors by majority stockholder vote. Our director retirement policy and our consideration of director candidates with a diversity of race, ethnicity, and gender help us maintain an effective mix of institutional knowledge and fresh perspectives and a well-rounded pool of skills, qualifications, and experience.

2	Creating an Effective Board Structure SEE PAGES 31-32

Our Board leadership and organizational design, including the delegation of tasks to Board committees, ensures the Board exercises strategic oversight over the Company’s organizational planning, strategy, and risk management, focusing on the major risks inherent in our business. This section explains the Board’s structure and why the Board believes this structure is effective for corporate governance at Williams, including the importance of having only independent directors serve on each Board committee and separating the roles of CEO and Board chair.

3	Executing on Effective Corporate Governance SEE PAGES 33-46

The execution of effective corporate governance at Williams includes written policies that are annually reviewed to maintain best practices, regularly scheduled meetings of directors with and without management, work performed by the Board committees to oversee specific subject matters, and the solicitation and integration of feedback from stockholders. Specific details regarding the Board’s oversight of CEO succession planning, Company strategy, cybersecurity, political engagement, and sustainability are in this section, as well as a discussion of stockholder engagement.

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Corporate Governance

Building an Effective Board

DEVELOP DIRECTOR NOMINEE CRITERIA AND EVALUATE BOARD PERFORMANCE

The Governance and Sustainability Committee is responsible for developing and recommending to the Board the qualifications and criteria that we look for in directors who serve on our Board.

The minimum qualifications the Governance and Sustainability Committee believes a director must possess include the following:

•	an understanding of business and financial affairs and the complexities of a business organization;

•	a genuine interest in Williams and in representing all our stockholders;

•	a willingness and ability to spend the time required to function effectively as a director;

•	an open-minded approach and the resolve to make independent decisions on matters presented for consideration;
•	a reputation for honesty and integrity beyond question;

•	independence as defined by the NYSE Listed Company Manual and qualifications otherwise required in accordance with applicable law or regulation;

•	strong intellectual capital, performance enhancing ideas, and strong networks that could contribute to stockholder value;
•	ability to enhance the decision-making process by bringing relevant knowledge, rigorous analysis, and a desire for constructive engagement; and

•	demonstrated, seasoned judgment for decisions involving broad and multi-faceted issues.

Additionally, our Board seeks energy-experienced directors with a variety of occupational and personal backgrounds to obtain a range of viewpoints and perspectives. The Board believes that diversity of experience, geography, race or ethnicity, gender, and age, among other items, enhances the Board’s effectiveness and oversight with deeper and more enhanced discussions.

The Governance and Sustainability Committee reviews the skills, experience, and attributes that are currently represented on the Board by each individual director, as well as the skills, experience, and attributes that the Board will find valuable in the future, given the Company’s current situation and strategic plans. For a detailed list of the skills, experience, and attributes of the current nominees to our Board, see the “Election of Directors” section, which contains our Board Skills Matrix.

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The Governance and Sustainability Committee also oversees our annual board evaluation process, which includes reviewing the evaluation process effectiveness. In addition, the Governance and Sustainability Committee routinely evaluates the size, structure, composition, and function of the Board and its committees. These evaluations help the Governance and Sustainability Committee further refine criteria needed for service on our Board and plan for director succession and Board needs.

The evaluation process for the Board and each Board committee includes the following:

RECRUIT DIRECTORS WITH APPLICABLE SKILLS, EXPERIENCE, AND ATTRIBUTES

The Governance and Sustainability Committee and the Board recruit directors and receive recommendations for director candidates from a variety of different sources, including referrals from management or existing members of the Board, and the following:

Rooney Rule. In 2021, our Board added the Rooney Rule to our Corporate Governance Guidelines requiring consideration of candidates with a diversity of race, ethnicity, and gender each time the Governance and Sustainability Committee evaluates filling a vacancy or new position on the Board. The Board believes this will result in recruiting candidates from historically underrepresented groups.

Search Firms. The Governance and Sustainability Committee may source candidates through outside search firms, and, in such case, the Rooney Rule still applies to the candidate pool provided.

Stockholder Recommendations. Stockholders may recommend a candidate to the Governance and Sustainability Committee by sending the candidate’s name and a detailed description of the candidate’s qualifications, a document indicating the candidate’s willingness to serve, and evidence of the stockholders’ stock ownership to: The Williams Companies, Inc., One Williams Center, MD 47, Tulsa, Oklahoma 74172, Attn: Corporate Secretary.

Stockholder Nominations. Our By-laws also provide that a stockholder may nominate director candidates for election if the stockholder is a stockholder of record (1) when making a nomination, and (2) on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders. The stockholder must also satisfy the procedures provided in the By-laws, including providing notice of a nomination in proper written form. Our corporate secretary must receive the notice at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. To be timely for our 2026 annual meeting of stockholders, our corporate secretary must receive notices not earlier than December 30, 2025, and not later than January 29, 2026.

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Corporate Governance

Proxy Access. Our By-laws contain a “proxy access” provision allowing stockholders to include in our proxy materials information regarding director candidates nominated by stockholders in certain circumstances.

For the proxy access option, our corporate secretary must receive the notice at our principal executive offices not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 150th calendar day, prior to the anniversary of the date (as stated in our proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders. For our 2026 annual meeting of stockholders, our corporate secretary must receive such notice not earlier than October 20, 2025, and not later than November 19, 2026.

The above-described notice and procedures are summaries and are not complete. For further information, please refer to our By-laws, which are included as an exhibit to our annual report on Form 10-K filed with the SEC and available on our website at www.williams.com.

Universal Proxy Cards. In addition to satisfying the deadlines in the advance notice provisions of our By-laws for stockholder nominations, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the other notices required under Rule 14a-19 of the Exchange Act to our corporate secretary no later than 60 days prior to the one-year anniversary of the previous annual meeting of stockholders. To be timely for our 2026 annual meeting of stockholders, our corporate secretary must receive such notice no later than March 2, 2026.

For information concerning submitting a proposal regarding matters other than the election of directors, please see the “Questions and Answers about the Annual Meeting and Voting” section.

ASSESS DIRECTOR NOMINEES AND MAKE RECOMMENDATIONS

For new director nominees, the Governance and Sustainability Committee conducts a preliminary assessment of each candidate’s resume, other biographical and background information, and willingness to serve. The Governance and Sustainability Committee considers a variety of factors, including each nominee’s independence, financial literacy, personal and professional accomplishments, and skills, experience, and attributes in light of the Company’s needs and priorities.

The Board Chair and the Governance and Sustainability Committee Chair then interview qualified candidates. Candidates also may meet with other directors and senior management. At the conclusion of this process, the Governance and Sustainability Committee makes a recommendation to the Board whether to appoint the candidate to the Board or recommend that our stockholders elect such person as a director at the next annual meeting. The Governance and Sustainability Committee uses the same process to evaluate all candidates regardless of the source of the nomination.

For incumbent director nominees, the Governance and Sustainability Committee also considers the following:

•	Attendance. The Governance and Sustainability Committee receives a quarterly report on director attendance at Board and committee meetings.

•

Composition. The Governance and Sustainability Committee receives a quarterly report on Board composition that includes information on director’s background experience, demographics, tenure, geographic distributions, mandatory retirement schedules, and the Board Skills Matrix.

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•	Participation and Preparedness. The Governance and Sustainability Committee reviews the annual Board and Board committee evaluations.

•

Time Commitments. The Governance and Sustainability Committee receives a quarterly report on director service on other company boards. Our Corporate Governance Guidelines prohibit directors that serve on our Board from serving on more than four public company boards (including our Board) without Board approval. Additionally, any directors who are executive officers of public companies should limit their service as directors to only two public company boards (including our Board). Similarly, our Corporate Governance Guidelines prohibit an Audit Committee member from serving on more than three Audit Committees (including our Board) without Board approval. Before accepting a position on another public company Board, directors must notify the CEO and Board Chair, so that Governance and Sustainability Committee can evaluate continued independence, any potential related party transactions, and overall time commitment.

APPOINT DIRECTORS AND RECOMMEND DIRECTORS FOR ELECTION

The Board may elect, by a majority vote, a director nominee recommended by the Governance and Sustainability Committee to our Board. Additionally, the Board, upon the recommendation of the Governance and Sustainability Committee, nominates director candidates for election at the annual meeting of stockholders. Stockholders also have certain rights to nominate director candidates for election as described on the preceding page.

ELECT DIRECTORS ANNUALLY BY MAJORITY STOCKHOLDER VOTE

Stockholders annually elect the directors who will serve on our Board at the annual meeting of stockholders. Such election is conducted by applying a majority voting standard in uncontested elections and a plurality voting standard for contested elections as described in further detail in the “Election of Directors” section.

Director Orientation and Onboarding

For any new directors, we conduct an orientation at our headquarters in Tulsa prior to the new director attending his or her first Board meeting. The orientation kicks off with a general overview of the Company from our President and CEO, which includes Williams’ Vision, Mission, and Core Values, our strategy, plan, and goal setting process, and an introduction to our executive management team. Throughout the orientation, the new director spends time with each member of our executive management team. Other members of management may participate in presentations as well. Topics covered include the following:

•	an overview of our assets and operations, the drivers of profitability, and key risks and control systems, which includes a discussion of our cybersecurity program;

•	an overview of financials, including historical performance/forecasts, key financial metrics, investor relations, and the company’s annual financial planning process;
•	an overview of legal, government affairs, and compliance, including a report on current significant litigation matters and FERC training;

•	an overview of audit functions;

•	an overview of environmental, safety and health initiatives and emission reporting and reduction opportunities;
•	an overview of our Company organizational structure and human resources focusing on leadership development, succession planning, and talent recruitment, management, and retention; and

•	an overview of the duties and responsibilities of each Board standing committee.

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Corporate Governance

Creating an Effective Board Structure

While the Board is ultimately responsible for oversight, the Board delegates some of this responsibility to one of four standing Board committees. Management also plays an important role in implementing the processes and procedures designed to mitigate risk and assist the Board in the exercise of its oversight function.

Board Structure and Oversight

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Corporate Governance

Board Leadership

Alan S. Armstrong serves as our President and CEO, and Stephen W. Bergstrom serves as our Board Chair. Pursuant to our By-laws and our Corporate Governance Guidelines, the same or different persons may hold the positions of Board Chair and CEO. At this time, the Board believes that having an independent Board Chair is the most appropriate Board leadership structure. The Board believes that having an independent Chair aids the Board’s oversight of management and promotes communication among the Board, the CEO, and other members of senior management. In addition, having a separate Board Chair and CEO allows Mr. Armstrong to focus on his responsibilities in managing the Company. The Board retains the flexibility to revise this structure based upon its periodic assessment and review of the Company’s needs and leadership.

RESPONSIBILITIES OF THE BOARD CHAIR INCLUDE

•  Presiding over Board meetings and executive sessions of the independent directors.

•  Overseeing the planning of the annual Board calendar, and, in consultation with the CEO, scheduling and setting the agendas for the Board meetings.

•  Overseeing the appropriate flow of information to the Board.

•  Acting as liaison between the independent directors and management.

•  Assisting the chairs of the various Board committees in preparing agendas for committee meetings.

•  Chairing the Company’s annual meeting of stockholders.

•  Performing other functions and responsibilities referred to in the Corporate Governance Guidelines or requested by the Board from time to time.

Sitting from left to right: Richard E. Muncrief, Michael A. Creel, Peter A. Ragauss

Standing from left to right: Rose M. Robeson, Stacey H. Doré, Jesse J. Tyson, Stephen W. Bergstrom, Alan S. Armstrong, William H. Spence, Carri A. Lockhart, Scott D. Sheffield

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Corporate Governance

Executing on Effective Corporate Governance

The Board exercises its oversight through the creation and approval of governance policies and best practices, meeting regularly with and without management, including Board committee meetings overseeing specific subject matters, and incorporating feedback received from stockholders.

Corporate Governance Policies and Best Practices

Our Board has developed corporate governance policies and adopted best practices to guide our risk management and ensure that our core values (authentic, reliable performers, safety driven, responsible stewards) are engrained in how we do our work every day on behalf of our stakeholders. Our governing documents are available through the Investors page of our website at www.williams.com. If you prefer to receive printed copies of these documents, please send a written request to our Corporate Secretary at The Williams Companies, Inc., One Williams Center, MD 47, Tulsa, Oklahoma 74172. The information on our website is not incorporated by reference or otherwise made a part of this proxy statement.

GOVERNING DOCUMENTS AND POLICIES

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE WILLIAMS COMPANIES, INC. (“CHARTER”) & BY-LAWS

Establishes our foundational corporate governance requirements and certain stockholder rights, including the following:

•  Establishing our Board with no less than 5 and up to 17 directors annually elected by a majority voting standard for uncontested elections.

•  Providing the process, procedures, and requirements for Board meetings.

•  Allowing the removal of directors by stockholders with or without cause, upon a majority vote.

•  Giving stockholders certain rights to nominate directors and include them in any proxy materials (as described in more detail in the “Building an Effective Board” section).

COMMITTEE CHARTERS

Each standing Board committee has its own charter establishing the committee’s responsibilities, the process for self-evaluation and reporting to the full Board, and requiring committee members be independent as defined by the NYSE Listed Company Manual. For information on each committee’s duties, see the committee descriptions later in this section.

CORPORATE GOVERNANCE GUIDELINES

Provides a framework for our corporate governance and addresses the operation, structure, and practice of the Board and its committees, including the following:

•  Establishing the Board’s responsibility for the evaluation and compensation of the CEO, management succession, and annual or more frequent review of the Company’s long-term strategic plan.

•  Requiring all directors except the CEO to be independent as defined by the NYSE Listed Company Manual and requiring the independent directors to meet without management at each regularly scheduled meeting.

•  Allowing for separation of the CEO and Board chair.

•  Outlining the criteria important for director candidates, including requiring consideration of candidates with a diversity of race, ethnicity, and gender.

•  Requiring stock ownership guidelines for directors and senior officers.

•  Limiting the service of our directors on publicly held company boards and investment company boards to no more than four (including our Board) and providing a mandatory retirement age for directors unless waived by the Governance and Sustainability Committee.

The Governance and Sustainability Committee reviews these guidelines at least annually and recommends changes to the Board, as necessary.

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Corporate Governance

CODE OF BUSINESS CONDUCT

Addresses, among other things, the Company’s Ethics and Compliance Program, the protection of Company assets, compliance with all laws and regulations, and anti-harassment and other policies related to establishing our work environment. Specific policies addressed in the Code of Business Conduct include:

•  Equal Employment Opportunities

•  Political Contributions & Conduct & Government Affairs

•  Gifts & Entertainment

•  Internal Reporting &
Non-Retaliation
Commitment

•  FERC Standards of Conduct

•  Drug & Alcohol

•  Privacy with Respect to Company & Personal Property & Equipment

•  Acceptable Use

•  Prohibitions on Discrimination & Harassment

•  Gifts to Government & Regulatory Officials & Employees

•  Anti-Corruption

•  Antitrust

•  Workplace Violence Risk Reduction & Response

•  Environmental, Health & Safety

•  Personal Information Privacy

•  External Communication & Disclosure of Information

•  Cybersecurity

The Code of Business Conduct is applicable to every Williams employee, officer, including our CEO, Chief Financial Officer, and Chief Accounting Officer, and the Board. The Board reviews the Code of Business Conduct annually and approves any changes. Additionally, all employees complete annual Code of Business Conduct training, and all leaders annually acknowledge and certify to their understanding and compliance with the Code of Business Conduct.

OTHER POLICIES & STANDARDS

Our Board and management have developed several other policies to help ensure the Company complies with all laws and regulations and operates with the highest ethical standards. Those policies include the following:

•
Policy on Securities Trading.
Prohibits employees, including officers and directors, from engaging in short sales, hedging transactions, speculative transactions, pledging, or any transactions designed to hedge or offset any decrease in the market value of Company securities, including common stock, debt, stock options, and other derivative or non-derivative
securities related to Company stock.

•
Policy and Procedures with Respect to Related Person Transactions.
Establishes the process and procedures governing transactions with related parties. Our written Policy and Procedures with Respect to Related Person Transactions covers any transaction or proposed transaction involving our Company and a related party that exceeds $120,000, and in which the related party had or will have a direct or indirect material interest in the transaction. Related parties include directors and director nominees, executive officers, shareholders beneficially owning more than 5% of the Company’s voting securities, and the immediate family members of directors, executive officers and beneficial stockholders owning more than 5% of the Company’s voting securities. The Board, excluding the director involved directly or indirectly in the transaction, must review and approve any proposed related person transaction involving a director or the chief executive officer. The Governance and Sustainability Committee reviews proposed transactions with any other related persons that would otherwise require disclosure in our SEC filings. If convening a meeting before a related party transaction occurs is impractical, the Governance and Sustainability Committee Chair may review the transaction alone. The Governance and Sustainability Committee, its Chair, or the Board, as applicable, may approve, in good faith, only those related person transactions that are in, or not inconsistent with, the Company’s best interests and the best interests of our stockholders. For this review, considerations include the benefits of the transaction to the Company, the impact on a director’s independence where applicable, the availability of comparable products or services, the transaction terms, the terms available to unrelated third parties and employees generally, and the nature of the relationship between the Company and the related party. No related party transactions required review or approval by the Governance and Sustainability Committee, its Chair, or the Board in 2024.

•
Human Rights Policy and Statement.
Commits us to principles aimed at promoting, protecting, and supporting all internationally recognized human rights and to avoid complicity in human rights abuses.

•
Code of Conduct for Suppliers and Contractors.
Sets the expectations for those with whom we work regarding our core values, human rights, ethics and legal compliance, asset and information protection, and environmental, health, and safety matters. Additionally, the policy provides information regarding how to report any concerns or misconduct.

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Corporate Governance

Board and Board Committee Meetings

Our Corporate Governance Guidelines require that the Board hold at least four regularly scheduled meetings each year, and that our independent directors meet in executive session, without the CEO present, at each regularly scheduled meeting. Our Board met 5 times in 2024, and our independent directors met in executive session at each of the four regularly scheduled meetings. Each director attended at least 75% of the aggregate total number of Board and applicable Board committee meetings during their time of Board service in 2024. All of our 2024 directors attended the 2024 annual meeting of stockholders in accordance with our Corporate Governance Guidelines.

COMMITTEES*

DIRECTOR	AUDIT	COMPENSATION & MANAGEMENT DEVELOPMENT	GOVERNANCE & SUSTAINABILITY	ENVIRONMENTAL, HEALTH & SAFETY

Alan S. Armstrong CEO

Stephen W. Bergstrom Board Chair

Michael A. Creel				Chair

Stacey H. Doré			Chair

Carri A. Lockhart

Richard E. Muncrief

Peter A. Ragauss

Rose M. Robeson	Chair

Scott D. Sheffield

Murray D. Smith*

William H. Spence		Chair

Jesse J. Tyson

Chair	Committee Chair	*Effective April 29, 2025, Mr. Smith will retire from the Board.

Committee Member

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Corporate Governance

AUDIT COMMITTEE

Key Responsibilities

Standing Audit Committee. Established in accordance with Exchange Act § 3(a)(58)(A).

Oversight of the Independent Auditor. Appoints (taking into account the stockholder vote on ratification), retains, and oversees the independent auditor, including review of independence, qualifications, and performance, and approval of all fees paid and audit/non-audit services performed.

Oversight of Financial Reporting. Oversees the Company’s financial reporting processes, including financial statement integrity, earnings releases, and compliance with legal and regulatory requirements.

Oversight of Risk Assessment and Management. Discusses with management policies related to risk assessment and risk management and steps taken to monitor and control exposures.

Oversight of Internal Audit. Reviews the performance of our internal audit function.

Oversight of Compliance Related to Financial Matters. Reviews Code of Business Conduct complaints or other investigations related to financial and accounting matters and shares oversight with the Governance and Sustainability Committee for government relations and ESG focusing on matters related to numerical integrity, including SEC disclosures.

Oversight of Cybersecurity. Oversees the implementation and effectiveness of risk management protocols for information technology and cybersecurity and reviews material breaches and attacks. The full Board retains oversight of cybersecurity policy and strategy.

2024 Highlights

•  Reviewed cybersecurity controls and compliance with Transportation Security Administration mandates and new SEC cybersecurity disclosure rules.

•  Reviewed assurance of the annual sustainability report and preparations for the SEC’s proposed climate disclosures.

•  Reviewed the Commodity Transaction & Risk Management policy and commodity risk management committee materials.

•  Reviewed accounting matters related to recent acquisitions.

•  Reviewed the PCAOB proposed rule related to Noncompliance with Laws and Regulations.

•  Reviewed changes to the Delegation of Authority policy and recommended amending the Audit Committee Charter to reflect annual review of the same.

•  Reviewed and refreshed Internal Audit function strategy including Data Analytics and Technology strategy.

Evaluation and Transparency

•  Reviews the charter annually and recommends any changes.

•  Evaluates performance annually and reports the results to the Board.

•  Reports activities to the Board at every regularly scheduled Board meeting.

•  Approves the Audit Committee Report included in the proxy statement.

Independent Directors

100%

Charter:

https://www.williams.com/wp-content/uploads/sites/8/2019/11/2024.11.05-Audit-Committee-Charter-CURRENT.pdf

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Corporate Governance

INDEPENDENCE REQUIREMENTS

The Board determined that all current members of the Audit Committee meet the heightened independence requirements in the NYSE’s Listed Company Manual and SEC regulations applicable to audit committee members.

FINANCIAL LITERACY, AUDIT COMMITTEE FINANCIAL EXPERTS

The Board determined that:

•	All the members of the Audit Committee serving during 2024 and all current members of the Audit Committee are “financially literate” as defined by the NYSE Listed Company Manual and Company policy.
•	The Audit Committee currently has 4 members, including the Chair, that qualify as audit committee financial experts as defined by the SEC: Michael A. Creel, Peter A. Ragauss, Rose M. Robeson, and Jesse J. Tyson.

Our Corporate Governance Guidelines provide that no member of the Audit Committee may serve on more than three public company audit committees, including the Company’s Audit Committee, without Board approval. As of the date of this proxy statement, no member of the Audit Committee is serving on more than three public company audit committees.

Williams safely and reliably delivers the natural gas necessary to keep millions of Americans safe and secure, especially during winter periods of peak demand.

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Corporate Governance

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE*

Key Responsibilities

Oversight of Executive and Equity-Based Compensation. Oversees and approves the executive compensation philosophy, policies, and programs that align the interest of our executives with our stockholders, including setting corporate goals for compensation, evaluating the performance of executives in light of those goals, and approving executive compensation. Oversees equity-based compensation plans and benefit plans that do not require stockholder approval. Oversees material risks associated with our compensation programs. Engages and oversees any independent compensation consultant.

Oversight of Talent Development and Human Capital Management. Reviews succession plans for executive officer positions and assists the Board with succession planning for the CEO as requested. Advises on elements of human capital management, including review of the overall talent management program.

Oversight of Director Compensation and Director and Executive Officer Stock Ownership. Develops and reviews compliance with stock ownership policies for directors and executive officers. Reviews Board compensation annually and makes any recommendations.

2024 Highlights

•  Reviewed the Company’s total rewards program, including the Company’s annual pay equity review process.

•  Reviewed succession and development plans for executive officers other than the CEO.

•  Reviewed the Company’s enterprise-wide talent management efforts for the Company’s diversity and inclusion program.

•  Considered the effectiveness of the Company’s compensation structure and annual and long-term incentive programs in supporting Williams’ strategy.

•  Reviewed the Company’s focus on pay for performance in our compensation program.

Evaluation and Transparency

•  Reviews the charter annually and recommends any changes.

•  Evaluates performance annually and reports the results to the Board.

•  Reports activities to the Board at every regularly scheduled Board meeting.

•  Reviews and recommends to the Board the approval of the Compensation and Discussion Analysis disclosures for the proxy statement and annual report on Form 10-K.

Independent Directors

100%

Charter:

https://www.williams.com/wp-content/uploads/sites/8/2019/11/2023.07.25-CURRENT- Compensation-and-Management- Development-Committee-Charter.pdf

* Effective April 29, 2025, Mr. Smith will retire from the Compensation Management and Development Committee.

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Corporate Governance

INDEPENDENCE REQUIREMENTS

The Board has determined that all current members of the Compensation and Management Development Committee meet the heightened independence requirements under the NYSE Listed Company Manual for compensation committee members.

Additionally, members of the Compensation and Management Development Committee must meet the definition of “Non-Employee Director” included in Section 16 of the Exchange Act. In connection with its assessment of independence of each director that serves on the Compensation and Managament Development Committee, the Board also determined that all Compensation and Management Development Committee members meet the additional independence standards required by the Exchange Act.

Both determinations included Mr. Smith who is serving on the Compensation and Management Development Committee until his retirement following the Annual Meeting.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2024, Stephen W. Bergstrom, Carri A. Lockhart, Richard E. Muncrief, Scott D. Sheffield, Murray D. Smith (retiring as of April 29, 2025), and William H. Spence served on the Compensation and Management Development Committee for all or a portion of time. None of these directors has ever been an officer of the Company or was an officer or employee of the Company during the previous fiscal year, and none has an interlocking relationship requiring disclosure under applicable SEC regulations as follows: (1) none of the Company’s executive officers serve on the Board or compensation committee of a company that has an executive officer that serves on the Williams’ Board or Compensation and Management Development Committee; and (2) none of our Board members are executive officers of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

INDEPENDENT EXECUTIVE COMPENSATION ADVISOR

The Compensation and Management Development Committee selected and retained Frederic W. Cook & Co. (“FW Cook”) as an independent executive compensation consulting firm to provide the following services:

•	provide competitive market data and advice related to the CEO’s compensation and incentive design;

•	review and evaluate management-developed market data and recommendations on compensation, incentive mix, and incentive design for NEOs and certain other executives (excluding the CEO);
•	develop the selection criteria and recommend comparator companies for executive compensation and performance comparisons;

•	provide information on executive compensation trends and their implications to Williams; and
•	provide competitive market data and advice on non-employee director compensation.

The Compensation and Management Development Committee evaluates the independence of FW Cook, including consideration of the factors specified in Rule 10C-1 under the Exchange Act and the NYSE’s Listed Company Manual, to ensure that the advisor maintains objectivity and independence when rendering advice to the Committee. FW Cook does not provide any additional services to Williams. The compensation consultant reports to the Compensation and Management Development Committee and is independent of management. The Compensation and Management Development Committee has determined that the services FW Cook provides do not create a conflict of interest.

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Corporate Governance

ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE*

Key Responsibilities

Oversight of EH&S. Reviews and monitors the Company’s EH&S activities, including compliance with applicable and proposed legislation, regulations, and orders; conformance with industry standards and best practices; people health, safety, and security; environmental sustainability; process safety; asset reliability; operational risk management and asset integrity plans and programs; and emergency response plans and programs.

Provides oversight for the Company’s EH&S practices, including compliance with legal and regulatory requirements. Evaluates EH&S matters as part of the Company’s business operations and strategy.

Monitors efforts to create a culture of continuous improvement in the Company’s EH&S practices and efforts to develop and effectively implement EH&S systems, programs, and policies.

Reviews critical incidents regarding the Company’s assets or operations and oversees management’s monitoring and enforcement of Company policies to protect the health and safety of employees, contractors, customers, the public, and the environment.

Reviews and monitors significant regulatory audits, findings, orders, reports, and/or recommendations issued by or to the Company related to EH&S matters.

2024 Highlights

•  Reviewed safety incidents and remediation efforts and recommendations.

•  Reviewed and discussed the safety and environmental performance metrics for the Company, including the 2024/2025 AIP metrics and performance related to EH&S.

•  Reviewed ESG metrics regarding target of our 2024 AIP program, which includes safety performance, process safety performance, and methane emissions.

•  Received updates and reassessed the Safety Culture Assessment program and franchise specific results.

•  Received updates on the Pipeline Integrity Hard Spot Program.

Evaluation and Transparency

•  Reviews the charter annually and recommends any changes.

•  Evaluates performance annually and reports the results to the Board.

•  Reports activities to the Board at every regularly scheduled Board meeting.

Independent Directors

100%

Charter:

https://www.williams.com/wp- content/uploads/sites/ 8/2019/11/2021.07.28- EHS-Committee-Charter- CURRENT.pdf

*Effective April 29, 2025, Mr. Smith will retire from the Environmental, Health and Safety Committee.

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Corporate Governance

GOVERNANCE AND SUSTAINABILITY COMMITTEE

Key Responsibilities

Oversight of Board and Committee Membership. Reviews the size, structure, and composition of the Board and its committees and recommends any changes to the Board, including developing director qualifications and identifying and recommending any director candidates and conducting a preliminary review of independence, financial literacy, and other expertise required for certain committees.

Oversight of Governing Policies, Practices, and Procedures. Monitors significant developments in corporate governance, reviews stockholder proposals and correspondence, annually reviews key governance documents, including the Corporate Governance Guidelines and the Code of Business Conduct.

Oversight of Officer Appointments. Reviews management’s officer recommendations.

Oversight of ESG. Oversees ESG policies and strategy, including matters that may arise due to climate change and energy transition, and reviews emerging issues, trends, major legislative and regulatory developments, stakeholder engagement, or other public policy matters related to ESG that may affect business operations, material financial performance, or the reputation of the Company.

Oversight of Ethics and Compliance. Oversees risks related to our Ethics and Compliance Program, including the implementation and effectiveness of the program, policies, and procedures regarding compliance with the Code of Business Conduct. Reviews any related party transactions.

2024 Highlights

•  Reviewed and recommended to the Board an amendment to the Audit Committee Charter to provide for annual review of the Company’s Delegation of Authority Policy.

•  Reviewed and approved various Company policies to further align with best practices and stakeholder expectations.

•  Reviewed various proposed and final SEC rules pertaining to corporate governance and disclosures.

•  Continued evaluating several director candidates.

•  Reviewed the implementation and effectiveness of the Company’s Ethics and Compliance Program.

•  Reviewed the Company policy on share repurchases.

•  Reviewed shareholder correspondence including a shareholder proposal that was ultimately withdrawn.

Evaluation and Transparency

•  Reviews the charter annually and recommends any changes.

•  Evaluates performance annually and reports the results to the Board.

•  Reports activities to the Board at every regularly scheduled Board meeting.

•  Oversees and assists the Board in review of the Board’s performance.

Independent Directors

100%

Charter:

https://www.williams.com
/wp-content/uploads/sites
/8/2020/04/2023.07.25-CURRENT
-Governance-and-Sustainability
-Committee-Charter.pdf

41	Williams Companies | 2025 Proxy Statement

Corporate Governance

Stockholder Engagement

We proactively seek year-round engagement with stockholders as a cornerstone of our corporate governance practices. Ongoing and constructive dialogue helps us provide the transparency necessary to build relationships and keeps us informed on emerging issues important to our stockholders. The valuable feedback we receive also helps us to better align our strategy with stockholder expectations. We seek out many ways to foster this collaborative relationship, such as through ESG non-deal roadshows, conferences, and quarterly calls. For more information on our engagement with all stakeholders, please see our Sustainability Report published on our website, www.williams.com, which is not incorporated herein.

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Corporate Governance

Board and Board Committee Oversight of Certain Matters

Below are spotlights on how the Board and its committees oversee strategy and risk management related to certain matters. Please also see our “Spotlight on Corporate Sustainability” section.

CEO EVALUATION AND CEO AND MANAGEMENT SUCCESSION

The Board annually meets in executive session to assess the CEO’s performance and collaborates with the CEO in setting the CEO’s performance goals.

The Board also maintains a structured process for CEO succession planning,

which includes:

•  Annual review of the CEO succession plan by the Board, encompassing both long-term and interim strategies for addressing unforeseen, immediate succession needs.

•  Presentations by the CEO and Chief Human Resources Officer, which include succession plans for the CEO, encompassing readiness assessments of potential successors and development actions for identified individuals.

The Compensation and Management Development Committee conducts a similar succession planning process for other executive officers, focusing on both long-term and interim strategies for unforeseen, immediate succession needs. To provide senior leaders with visibility and exposure to the Board, we organize quarterly breakfast meetings between the Board and individual senior leaders across the Company, and we host Board dinners with our senior leaders. To provide senior leaders with visibility and exposure to our investors, we seek opportunities for them to connect and engage through various conferences, meetings, and road shows.

POLITICAL ADVOCACY AND CONTRIBUTIONS

The Governance and Sustainability Committee, comprised solely of independent directors, annually reviews the Company’s political contributions, including trade associations’ and other tax-exempt organizations’ dues attributable to lobbying.

We participate in the political process, including contributing to public policy discussions, through the lobbying efforts of our Government Affairs and Outreach department and trade associations. Political contributions are made with both corporate contributions and from WILLCO PAC, Williams’ political action committee, which is registered with the Federal Election Commission. WILLCO PAC is an independent, nonpartisan entity that raises voluntary contributions from eligible Williams employees to support candidates for congressional and state offices where permitted by law. The WILLCO PAC does not make contributions to Presidential candidates. WILLCO PAC’s giving includes bipartisan contributions to federal and state campaign committees and candidates for elected office. Our corporate giving includes bipartisan contributions to state and local candidates and campaign committees where allowed by applicable law. In determining which candidates and initiatives to support, Williams and WILLCO PAC balance the views promoted by a candidate or ballot initiative, the qualifications and effectiveness of the candidate or organization to which the contribution is made, and the appropriateness of the company’s level of involvement in the election or ballot initiative. With respect to particular candidates, the Company’s considerations include the candidate’s understanding of our industry and support for our positions on issues concerning our businesses; position on key committees that consider legislation critical to our business interests; leadership or potential for leadership; representation where Williams’ employees or facilities are located; and viability as a successful candidate. We provide a link on our website to the Office of the Clerk for the U.S. House of Representatives, where our federal disclosures for lobbying activities are available, including our aggregate spending for federal lobbying and payments to lobbying service providers.

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Corporate Governance

CYBERSECURITY

The Board and the Audit Committee are responsible for oversight of our cybersecurity risk. The Board oversees cybersecurity-related policy and strategy. As part of this oversight, our Board reviews a cybersecurity dashboard at every regularly scheduled Board meeting, which includes key performance indicators for cybersecurity process maturity, operational performance, and enterprise performance toward Transportation Security Administration compliance. Additionally, our Chief Information Officer (“CIO”) and/or our Chief Information Security Officer (“CISO”), present to the Board bi-annually regarding our cybersecurity risks and strategies, including as part of our annual long-term strategy session. The Audit Committee reviews the implementation and effectiveness of cybersecurity risk management protocols and reviews the effectiveness of information technology security as part of the Company’s accounting and internal control policies. As part of this oversight, our CIO and/or CISO present to the Audit Committee bi-annually, as well as periodically in conjunction with any internal audits related to cybersecurity.

We have implemented a comprehensive risk-based Cybersecurity Program that is aligned with the National Institute for Standards and Technology’s Cybersecurity (“NIST”) Framework. Our Cybersecurity Program includes both (1) a Cybersecurity Executive Advisory Board to provide executive oversight and ensure enterprise alignment; and (2) a Cybersecurity Governance Committee tasked with developing, implementing, and maintaining the program. The Cybersecurity Program incorporates best practices and industry standards from multiple sources and includes, but is not limited to, the following elements: risk assessment, policies and procedures, contract management, training and awareness, auditing, compliance monitoring and testing, table-top exercises, and incident response. We further engage with third-party assessors, consultants, auditors, and other experts to review, validate, and enhance our cybersecurity practices. Additionally, we maintain industry-standard cybersecurity insurance to provide further protection against cybersecurity risk.

STRATEGIC PLANNING AND STRATEGIC RISK ASSESSMENT

At each regularly scheduled Board meeting, the directors meet with management to discuss and approve strategic plans, financial goals, capital spending, and other factors critical to successful performance. The Board also participates in an annual strategy session to evaluate our long-term strategy, including evaluating top risks that could affect the execution of our strategy.

Our risk framework is based on the Enterprise Risk Management Integrated Framework developed by the Committee of Sponsoring Organizations of the Treadway Commission. Our risk taxonomy consists of 20 risk categories consolidated into four classifications: Strategic, Operational, Compliance, and Reporting. Through our strategic risk assessment process, we identify the top risks that could have the largest impact on our strategy from the list of 20 risk categories. For each top risk, management identifies a risk tolerance and assigns

4

CUSTOM SCENARIO ANALYSES

are used to test our long-term strategy under a range of potential outcomes using a variety of external inputs and internal analysis.

a risk alignment rating, and a member of our executive management team is responsible for oversight. Management shares the results from the strategic risk assessment with the Board and presents the details of the strategic risk assessment to the Audit Committee. Each Board committee periodically reviews the top risks identified through the strategic risk assessment process that are in the committee’s subject matter expertise.

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Corporate Governance

CORPORATE ETHICS AND COMPLIANCE PROGRAM

Our Governance and Sustainability Committee annually reviews and amends as necessary our Code of Business Conduct and Code of Conduct for Suppliers and Contractors, which set the ethical conduct expectations for our Company, contractors, and suppliers. See earlier in this section for a description of these policies.

We maintain an Ethics and Compliance Program, which is overseen by our Chief Ethics and Compliance Officer (“Chief Compliance Officer”) to administer Code of Business Conduct training and ensure compliance with Company policies, including Federal Energy Regulatory Commission compliance. We encourage our employees to report suspected violations of any law, regulation, or Company policy and offer several confidential mechanisms for reporting. Our Chief Compliance Officer, or

All

EMPLOYEES COMPLETE ANNUAL CODE OF BUSINESS CONDUCT TRAINING.

his/her delegee, and the General Counsel report to the Audit Committee regarding accounting and auditing concerns and to the Governance and Sustainability Committee regarding all other Code of Business Conduct concerns or calls to our ethics hotline. At least annually, the Governance and Sustainability Committee reviews the effectiveness of our Ethics and Compliance Program. In January 2023, we presented the results of a third-party assessment of our Ethics and Compliance Program to the Governance and Sustainability Committee. We also have an Ethics Advisory Panel with representatives from across the Company that meets regularly to oversee the effectiveness of our Ethics and Compliance Program, review comparative benchmark metrics, and recommend enhancements as needed.

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Corporate Governance

     SUSTAINABILITY OVERSIGHT

Williams Companies | 2025 Proxy Statement	46

Throughout our 100+ year history, Williams has endeavored to operate with reliability, adaptability, and trust. Looking forward to the next 100 years, our operational commitment remains just as strong as we pursue the responsible transportation and delivery of natural gas to meet rising energy demands, investments in emerging energy opportunities and a low carbon future, and impactful engagements with stakeholders. Sustainability at Williams is about driving long-term financial success; providing affordable and reliable energy, while being good stewards of our natural resources; and innovating and leveraging our natural gas strategy and infrastructure to build a clean energy future. First and foremost, sustainability at Williams is about people: our customers, our investors, our employees, and our communities.

Providing Clean, Affordable, and Reliable Energy and Minimizing Our Footprint

Natural gas is the most powerful and mature tool available to quickly accomplish emissions reductions by displacing high carbon emissions fuels used to generate electricity and heat homes. Natural gas is also critical to supporting the scaling of renewable energy to the power grid because natural gas is the optimal back up source or energy that can be effectively stored to maintain grid reliability when renewable electric power generation and transmission is inadequate or not readily dispatchable.

Williams is one of the largest, most natural gas-centric midstream companies in the United States. We are deploying practical and immediate steps to reduce our GHG emissions while providing affordable and reliable natural gas that is used every day for clean-power generation, heating, cooking, and industrial applications. With one of the largest and most flexible natural gas transmission and storage systems in the United States, Williams can support growing energy demand while maintaining industry-leading reliability and emissions rates. In addition, we continue to look for opportunities to leverage our infrastructure and invest in emerging energy opportunities to position ourselves to contribute to a cleaner environment and sustainable low carbon future.

What We Do to Minimize Our Footprint and Make Energy Reliable, Affordable, and Clean Right Now

Reliability refers to our ability to meet our customers’ requests and services without disruptions to operational conditions. This includes our ability to deliver around necessary maintenance and even safety conditions. We work hard to prioritize reliability. Williams completes monthly evaluations across our gathering and transmission systems to identify operational conditions or maintenance activities that may have resulted in an impact to customer receipts or deliveries, which is used to calculate our Customer Impacted Volume Rate. In 2024, we delivered nearly 100% of customer volumes reliably. When we move product reliably through our systems, we help eliminate venting and flaring upstream and downstream of our operations. Further, we believe our ability to provide affordable and reliable energy to our customers results in economic growth and improved standards of living, which can help alleviate poverty. In these ways, Williams is proving that access to affordable and reliable energy is crucial in the transformation to a low-carbon U.S. and global economy.

99.59%

CUSTOMER IMPACTED VOLUME RATE,

meaning we delivered nearly 100% of customer volumes reliably in 2024.

Being responsible stewards and safety driven are two of Williams’ Core Values, and we hold ourselves accountable to comply with applicable environmental, health, and safety laws and regulations as we handle approximately one-third of the natural gas in the United States. Our Environmental, Health, and Safety Policy outlines our commitment to protect the environment and integrate sustainability considerations into our daily business activities. Every employee and contractor is responsible for adhering to this policy. We put this policy through WIMs, which serves as our company-wide platform for providing requirements, guidelines, procedures, standards, and specifications to manage and reduce operational, environmental, and compliance risk. We also undergo internal and independent audits of our compliance.

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Spotlight on Corporate Sustainability

Clean Energy Commitments*

In 2024, we added a methane intensity near-term goal as part of our membership in OGMP 2.0, a multi-stakeholder, measurement-based reporting initiative that we joined in 2023. Also in 2024, Williams announced the progression of our near-term climate commitment to a 30% intensity-based carbon reduction of Scope 1 and Scope 2 operational GHG emissions from 2018 levels by 2028. This carbon intensity goal – measured as metric tons CO2e per energy throughput – demonstrates alignment with customer and stockholder interests to grow the business as we decarbonize our operations and was informed by guidance and methodology from the Science Based Targets Initiative (“SBTi”). We met our 2024 AIP goal to reduce methane emissions year-over-year, and the results are discussed in the “Compensation Discussion & Analysis” section. In the below chart to the left, you can see our progress toward our near-term carbon intensity-based GHG emission reduction goal as of December 31, 2023. We will publish results on our near-term goals in our 2024 Sustainability Report.

In addition to the above-listed goals, in 2023 and for the sixth consecutive year, Williams outperformed on its commitment to the Our Nation’s Energy Future Coalition, Inc. (“ONE Future”) membership target to reduce methane emissions in the natural gas supply chain to 1% by 2025, along with several 2025 methane intensity goals corresponding with the unique segments of Williams’ value chain. Our results through December 31, 2023 are shown below in the chart to the right.

*See Appendix B for emission calculation parameters. We are investing in innovative technologies to grow our clean energy business and promote our enterprise goals, while also acknowledging that enhanced regulatory certainty, permitting reform, technological breakthroughs, and ultimately consumer demand, among other external factors, will also influence our progress.

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Spotlight on Corporate Sustainability

LAND STEWARDSHIP

Williams strives to preserve the environment for future generations by avoiding, minimizing, and mitigating potential impacts on biodiversity and land during the routing, siting, construction, maintenance, remediation, and retirement of pipelines and facilities. We conduct Geographic Information System (“GIS”) analyses, computer-based reviews, and site-specific surveys to pinpoint sensitive environmental, cultural, and historic areas. In addition to working with permitting agencies, Williams collaborates with interest groups, biodiversity and land mapping experts, community organizations, and land management agencies to develop appropriate impact minimizations, restoration, and offset plans. Williams is committed to strong landowner engagement and partnership, responsibly installing pipelines during construction, and, when assets are retired, restoring the land to its original state or beyond, while creating opportunities for beneficial reuse.

WATER STEWARDSHIP

Williams understands water is a precious resource, and we work to use it responsibly during asset construction, operation, and retirement, in part, through our internal Environmental Assessment Program established to identify corrective actions and maintain compliance. We try to avoid construction through forested wetlands and sensitive streams, reduce workspaces in or near water features, and monitor operational water usage and the impact of our operations on water-stressed regions.

AIR STEWARDSHIP

We continuously work to reduce our operational GHG emissions that occur at our assets. Our efforts to reduce operational GHG emissions include operating our assets efficiently through preventative maintenance, conducting leak detection and repair assessments, process improvements, such as implementing recompression measures and evaluating usage of gas drivers versus electric motors, and modernizing our facilities, including installing emission reduction equipment such as compressor vent gas reduction systems and emission control devices. We are also working to lower our GHG emission intensity and decrease non-GHG emissions, which are included in our Emissions Reduction Program. We prioritize accurate measurement and transparent communication about our emissions to help our subject matter experts develop emission reduction and other strategies. In our Sustainability Report, you can find our GHG emissions totals and methane intensities by industry segment.

ADDITIONAL INITIATIVES FOR RIGHT HERE RIGHT
NOW CLEAN ENERGY

Williams collaborates with peer companies, technology enablers and trade associations to uncover and implement innovative best practices as well as advocate for sound, actionable energy and decarbonization policies, including the following:

•  Collaboration with customers. Maintaining strong customer relationships is essential to reducing emissions from maintenance and construction projects requiring pipeline blowdowns and providing reliable service. Therefore, we work alongside our customers to strengthen collaboration and determine mutually beneficial solutions to reduce emissions, limit downtime, and optimize project schedules and costs.

•  Energy Emissions Modeling and Data Lab (“EEMDL”). EEMDL is an initiative

SOME OF OUR PARTNERS INCLUDE:

- Colorado State University's Methane Emissions Technology Evaluation Center
- Energy Emissions Modeling and Data Lab
- Differentiated Gas Coordinating Council
- Gas Machinery Research Council

launched by the University of Texas at Austin, the Colorado School of Mines, and Colorado State University with the mission to provide reliable, transparent, science-based and measurement-based GHG assessments of global oil and gas supply chains. The initiative aims to achieve this mission through three key approaches: developing community models and tools for GHG emission assessments; making publicly available timely, high-resolution emissions datasets; and creating educational and training materials to enable widespread use of EEMDL’s models and data. Williams became a founding sponsor of EEMDL in 2022.

•  OGMP 2.0. In 2023, Williams joined the OGMP 2.0, a multi-stakeholder, measurement based reporting initiative that improves the accuracy and transparency of methane emissions reporting in the oil and gas sector, which led to the creation of our methane intensity goal.

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Spotlight on Corporate Sustainability

•  Energy Infrastructure Council (“EIC”). The EIC is a trade association dedicated to advancing the interest of companies that develop and operate energy, both using traditional and renewable fuels. Williams’ Chief Financial Officer serves as co-chair of the Sustainability Working Group. We co-chaired an initiative with the EIC to launch a midstream energy sector reporting template for presenting sustainability metrics in a transparent and comparable way.

What We Are Doing to Build a Reliable, Affordable, and Clean Energy Marketplace for the Future

In 2021, we launched New Energy Ventures, a business development group focused on commercializing innovative energy technologies, markets, and business models. New Energy Ventures collaborates with talent across Williams to evaluate and implement projects to advance innovative technologies, markets, and business models to grow our clean energy business, reduce our operational emissions and costs, and offer opportunities to help our customers to achieve their sustainability goals. In 2022, we developed a Corporate Venture Capital program to invest in innovation. The program includes direct investments into start-up companies, participation as a limited partner in a fund set up specifically to invest in low-carbon technologies, and partnering with other like-minded companies with net zero ambitions to fund the development of technical solutions for decarbonizing energy intensive products or services. Some of our investments to date focus on emissions quantification, monitoring, reporting, and verification through companies such as Context Labs, Orbital Sidekick, and Longpath Technologies, and investments to develop clean hydrogen with best-in-class energy efficiencies through Aurora Hydrogen.

GUIDING PRINCIPLES FOR PRIORITIZING OUR AREAS OF FOCUS AND INVESTMENT

SOME OF OUR INITIATIVES INCLUDE:

NextGen Gas

We are working with customers and technology partners to offer end-to-end certified, low emissions gas deliveries, where natural gas is securely measured, tracked, and independently certified to provide a verified emissions profile, which captures the progress made in GHG reductions from our operations, customers, and suppliers using monitoring and measurement technologies. This provides greater transparency to our downstream markets to help customers reduce emissions and meet climate commitments. In 2024, we provided NextGen Gas to eight distinct utility customers across our geographic footprint, under agreements of varying duration.

Carbon Capture, Utilization, and Storage (“CCUS”)

We are focused on developing infrastructure required to capture, transport, and sequester CO2. We are exploring capturing CO2 at existing Williams gathering and processing assets, compressor stations, and customer facilities; establishing sequestration partnerships to ensure captured CO2 will be sequestered permanently; and building, owning, and operating brownfield and greenfield CO2 infrastructure. These projects create an opportunity for Williams to leverage generated environmental attributes and tax credits. In 2024, the Wyoming Energy Authority selected Williams to receive a grant for the Echo Springs CCUS project, which was previously selected by the Department of Energy (“DOE”) to receive grant funding under the Carbon Storage Assurance Facility Enterprise Initiative. Williams also made an investment in Ion Clean Energy, which has patented technology to capture post-combustion point-source CO2 emissions through a liquid amine system.

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Spotlight on Corporate Sustainability

Hydrogen

We are exploring projects such as developing hydrogen pipelines and storage solutions; blending hydrogen into our existing transmission pipelines; generating low carbon hydrogen from electrolysis with renewable power (green hydrogen) or from NextGen Gas with CCUS (blue hydrogen); using hydrogen blends as fuel to reduce Scope 1 emissions; and understanding the potential for generating synthetic methane from low-carbon hydrogen combined with captured CO2. In 2023, the DOE selected Williams to support two clean hydrogen hubs. In 2024, Williams executed its sub-recipient agreement to fund the DOE Regional Clean Hydrogen Hubs Program (H2Hubs) grant that it was selected for as part of the Pacific Northwest Hydrogen Hub.

Solar + Storage

We are evaluating the development of photovoltaic solar and battery systems behind the meter to offset current electricity usage at existing facilities and looking to scale these projects for third-party energy demand. These solar facilities will generate renewable energy credits that can be sold into the market or retired to offset Williams’ Scope 2 emissions. In 2024, Williams constructed two solar facilities supporting Transco compressor stations in Pennsylvania, which will be placed in service in early 2025. Williams also entered into a power purchase agreement to develop, build, own, and operate a 74.8-megawatt solar farm in Lakeland, Florida. Williams will sell power generated by the facility to Lakeland Electric for a primary term of 25 years.

Renewable Natural Gas (“RNG”)

Our RNG program includes constructing new interconnects and pipeline extensions to make use of low or negative carbon substitutes for fossil-derived natural gas that comes from landfill waste, municipal water treatment facilities, livestock farms, or food waste operations. These investments may generate environmental attributes that can be sold into the market or retired to offset emissions. As of 2024, Williams’ pipeline systems are interconnected with eight RNG facilities delivering a combined 68 million cubic feet per day of RNG into our system.

Innovative problem-solvers across Williams are helping the company address the most complex energy challenges of our time.

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Spotlight on Corporate Sustainability

Protecting People and Strengthening Infrastructure

Being safety driven is another of our Core Values. We strive to continuously improve and empower our employees to operate our assets in a safe, reliable, and customer-focused manner that protects our employees and contractors, safeguards the public, and secures our infrastructure. The Environmental, Health and Safety Policy describes our commitment to integrating workforce safety into our operations, and our Safety Commitment and Pillars, which were developed by employees across the organization, reinforce our safety culture. Such commitment is expressed as follows:

“At Williams, safety is our highest priority. We are committed to Zero Incidents because we care about each other, our families, and the communities where we live, work, and serve our customers. We are committed to a safety culture that delivers top-tier safety performance through individual ownership, operational discipline, shared learning, and prompt action.”

Williams recognizes that it is imperative that we preserve the integrity of our assets to protect the communities and ecosystems surrounding our operations. Some of our key programs and policies include:

•  A comprehensive Integrated Management System in alignment with the industry and American Petroleum Institute recommended practice to provide a framework that enhances pipeline safety performance through standardization of key program elements.

•  An Integrity Management Plan that presents a structured approach for evaluating safety threats and implementing controls to prevent or mitigate the effects of potential incidents, which includes regular pipeline integrity assessments and annual performance evaluations.

•  A Process Safety Management system consisting of key elements focused on the prevention of uncontrolled hazardous releases.

•  A Control Room Management Plan to ensure safe operations by mitigating human factor risks within the control room.

•  A Supervisory Control and Data Acquisition (SCADA) system to promote more effective remote control and pipeline monitoring.

•  A Hazard Identification and Loss of Primary Containment goal included in our annual incentive program.

•  Site specific Emergency Preparedness plans that include drills and exercises with local emergency response agencies.

•  A Public Awareness Program with vigorous stakeholder engagement with landowners, occupants, workers, businesses, schools, emergency officials, public officials, excavators, and other interested parties.

In 2024, some of our work included (1) continuing to digitize critical safety processes as part of our data transformation journey to enhance our ability to proactively manage risk; and (2) piloting projects to utilize new technology such as artificial intelligence and virtual reality to support and grow our learning culture. Details around these initiatives and others, including the use of aerial monitoring technologies, pipeline inspections and corrosion prevention, hard spot integrity management, facility mechanical integrity, and preventative maintenance are in our Sustainability Report.

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Spotlight on Corporate Sustainability

Building an Empowered Workforce

Talent Attraction and Retention

Our strategic and operational results rely on attracting and retaining the best talent in the industry. We do this by striving to create a safe, inclusive, and authentic workplace where employees are energized, and feel valued, welcomed, and respected for their contributions.

Our employees are key to creating a best-in-class workplace. We leverage employee engagement surveys to better understand their perspectives on what we can do to maintain and build a great place to work. In 2024, we conducted an enterprise-wide engagement. Feedback from this survey and prior pulse surveys informed us of team action planning and of our go-forward survey strategy. Additionally, our executive officer team is committed to listening to employees firsthand. They host Listening Lunches and virtual all-employee meetings, and spend time in field-based operational locations to more impactfully engage with employees.

We also offer robust training programs to support the compliance, safety, skill, and professional development of our employees, including:

•	Baseline development programs, including Employee Essentials for all employees, while Leader Essentials and Lead with Inclusion programs are required for all new leaders.
•	Supplemental training, including access to on-demand LinkedIn Learning and Catalyst resources, Safety Leadership, Operations Technician Development, Exploring Leadership, and Leader and the Law.

OUR COMPETITIVE TOTAL REWARDS PROGRAM

Financial

- Competitive salary
- All-employee annual cash incentive program
- Stock awards for select employees

Health & Wellness

- Comprehensive health benefits, including disability, life insurance, and paid parental leave
- Wellness program
- Employee assistance program

Retirement

- 4.5% fixed annual contribution for new employees + 6% matching contribution with more than 96% employee participation (as of December 31, 2024)
- Employee stock purchase plan

In recent years, we have launched several new initiatives to continue to advance employee development opportunities.

•  “Gigs” used as short-term development opportunities for our employees. These short-term projects or on-the-job experiences are posted in our human capital management system. Employees can apply for a Gig to build and demonstrate skills for development while contributing to our business.

•  A quarterly “Building our Bench” publication to provide more transparency into organizational moves and development, including internal metrics such as our leader positions filled internally in the last 12 months, which was approximately 89% for 2024.

We also follow practices to promote inclusive hiring as follows:

–  Masked candidate screening to remove unconscious bias in candidate screening.

–  Inclusive job descriptions reviewed through a third-party application.

–  Enhanced interview guides.

–  Omission of salary history questions from the application process.

–  Partnerships with universities, including but not limited to historically black colleges and universities and technical schools.

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Spotlight on Corporate Sustainability

Diversity and Inclusion (“D&I”)

Williams believes that D&I fosters innovation and collaboration, brings out the best in our people, and drives business success. We are continuing to encourage inclusion in our daily culture through leadership accountability, employee education, workplace practices, and proactive allyship. The Compensation and Management Development Committee oversees our D&I efforts, which include the following:

•  Requiring leaders to take the baseline training course, “Lead with Inclusion,” which includes content that equips our leaders with knowledge, skills, and perspectives to be successful leading inclusive teams; and

•  Evaluating formal leaders on a “Builds Effective Teams” competency to enhance leadership accountability in creating effective inclusive teams and fully developing talent.

Williams further fosters an authentic workplace through our policies reinforcing D&I, such as our Equal Employment Opportunity Policy and our Prohibition of Workplace Discrimination and Harassment Policy. We value transparency and accountability as a key part of continuous improvement and good governance. At Williams this includes the following:

•  Publishing our EEO-1 Survey data to our website annually;

•  Continuing utilization of a third party to conduct an annual pay equity analysis;

•  Scoring 100 (out of 100) on the Human Rights Campaign’s Corporate Equality Index criteria;

•  Participating in Bloomberg’s Gender-Equality Index. We are listed in their 2023 GEI Report;

•  Publishing information on our D&I efforts as part of our annual Sustainability Report; and

•  Promoting inclusion through allyship and support for Employee Resource Group members, including learning events open to all employees.

D&I COUNCIL

Chaired by a senior leader and comprised of organizational leaders, and employees who are generally selected via a self-nomination process, the Council reviews D&I efforts quarterly and provides input regarding our D&I strategy and initiatives.

EMPLOYEE RESOURCE GROUPS (“ERGs”)

We maintain 10 active ERGs, which are open to all employees with members and allies totaling > 26% of our employee base. Our ERGs host company-wide programs for all employees to learn from one another about D&I topics. Many employees participate in more than one ERG, and 19 vice presidents have volunteered to be ERG executive sponsors, providing mentorship for members. ERG membership increased 14% in 2024.

RANDY BARNARD MEMORIAL LEAVE THE LADDER DOWN AWARD

Each year we recognize a leader and an individual contributor for creating an inclusive environment where employees feel respected, valued, and comfortable bringing their authentic selves to work each day. We present this award in our first quarter Board meeting and make a donation to a non-profit of each recipient’s choice. The recipient in the Leader category also serves on our D&I Council for the following year.

WILLIAMS 2024 DIVERSITY DATA(1),(2)

(1)	0% reported for Middle Eastern or North African and Native Hawaiian or other Pacific Islander
(2)	Data is as of December 31, 2024.

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Spotlight on Corporate Sustainability

Strengthening Communities

Williams seeks open dialogue and proactive membership with the communities where we operate. We strive to build trust and collaborative relationships by making transparent disclosures, soliciting feedback to understand how projects impact the health, safety, and economic development of our communities, and exploring collaborative outcomes built on open communication. Our engagements include:

Landowner Relations

At Williams, we seek to foster successful relationships with landowners. We focus on early engagement, proactive circulation of relevant project information, respectful operation of our assets, and protecting and restoring land.

Public Perception and Education

Williams seeks to inform stakeholders of our role in building a clean energy future and enhance public knowledge of our operations and projects. Williams is a founding member of Natural Allies for a Clean Energy Future, a coalition of industry leaders, labor partners, and other allies of the natural gas industry partnering with renewable energy.

Community Investments of Time and Money

Williams invests time and resources in our communities far beyond our daily operations focusing on initiatives that help employees and strengthen communities. We try to bring our teams’ energy to help in a wide range of efforts such as our giving program, annual volunteer week, and supporting employees who serve on boards.

Supply Chain and Responsible Procurement

Williams operations help to support economic development through state and local tax revenues, labor compensation, income tax revenue, and local spending by our workers. Beyond these economic impacts, however, we continue to mature our procurement and supply chain management strategy to build a more resilient, diverse, and sustainable supplier base.

Environmental Justice

Williams supports environmental justice, which we view as a framework to promote the equitable distribution of benefits from our operations, such as direct and indirect economic impacts. To promote environmental justice, we pursue partnerships with community-based organizations that serve distinct needs in local communities.

Human Rights Our Human Rights Policy and Statement outlines our commitment to respect human rights and avoid complicity in human rights abuses.

Indigenous Peoples

We use an internal guide covering best practices for successfully engaging this key stakeholder group, and we created an Indigenous Peoples Council to formalize a tribal relations guide and ongoing engagement.

More details on all our engagements can be found in our Sustainability Report.

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Spotlight on Corporate Sustainability

Williams.
WE MAKE CLEAN ENERGY HAPPEN®
Sustainability Report 2023
EXPERIENCE POWERS US

Transparency and

Assurance

Our annual Sustainability Report is located on our website, www.williams.com/sustainability/. The contents are not incorporated herein by reference. Williams also completes and makes available through its website, its annual CDP Climate Change Questionnaire, the contents of which are not incorporated herein by reference.

For alignment with stakeholder requests and a high degree of transparency, Williams referenced the Sustainability Accounting Standards Board (SASB) Oil and Gas Midstream Standards, Task Force on Climate related Financial Disclosures (TCFD), Global Reporting Initiative (GRI) Standards, the United Nations Sustainable Development Goals (SDGs), and IFRS Foundation S2 Climate-related Disclosures to guide the development of our 2023 Sustainability Report, published July 31, 2024. The report was prepared in accordance with the GRI Standards 2021, including GRI 11: Oil and Gas Sector Standard. The report content reflects our most impactful sustainability topics prioritized through our materiality assessment, updated in March 2023. For more information on our materiality assessment process, please see our Sustainability website. Additionally, the report addresses numerous other topics of interest to a broad range of our stakeholders. In 2024, we conducted independent third-party limited assurance for select 2023 greenhouse gas emissions, pipeline integrity and safety data. Our internal audit team also reviewed the supporting documentation for the data and verified the evidence. New in our 2023 Sustainability Report, we:

•	Announced OGMP 2.0 methane intensity target and reiterated near-term climate commitment that was announced at our February 2024 Analyst Day.

•	Consolidated Community Investments and D&I annual reports into the Sustainability Report to create a singular resource that provides a more comprehensive view of our company-wide efforts.

•	Expanded discussion of environmental and social metrics and efforts for greater transparency and clarity of long-term value creation.

Recognition

Williams received an upgraded ‘A-’ score on the 2024 CDP Climate Change Questionnaire for our commitment to transparency and governance around climate change, as of February 2025.

Williams was named for the fifth consecutive year to the Dow Jones Best In Class (formerly DJSI) North America index and for the fourth consecutive year to the Dow Jones Best In Class (formerly DJSI) World index, as of December 16, 2024.

Williams was upgraded to an “AA” rating, as of August 27, 2024, illustrating our ongoing emphasis on ESG developments and disclosures.*

Williams received the top score in the 2024 Corporate Sustainability Assessment (CSA) in the North America Oil & Gas Storage & Transportation industry and was included in the 2025 Sustainability Yearbook, as of January 28, 2025.

*

The use by Williams of any MSCI ESG Research LLC or its affiliates (“MSCI”) data, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement, recommendation, or promotion of Williams by MSCI. MSCI services and data are the property of MSCI or its information providers and are provided ‘as-is’ and without warranty. MSCI names and logos are trademarks or service marks of MSCI.

Williams Companies | 2025 Proxy Statement	56

We request our stockholders’ non-binding, advisory vote on our NEO compensation as disclosed, in accordance with the SEC’s rules, in this proxy statement. This proposal is commonly known as a “say-on-pay” proposal.

As discussed in the “Compensation Discussion and Analysis” section as well as in the tables in the “Executive Compensation Tables and Other Information” section, our compensation programs are designed to attract and retain the talent needed to drive stockholder value and help each of our businesses meet or exceed financial and performance targets. Our compensation programs are intended to reward our NEOs for successfully implementing our strategy to grow our business and create long-term stockholder value. We believe our programs effectively link executive pay to the financial performance of the Company while also aligning our NEOs with the interests of our stockholders. The following are some key points that demonstrate our commitment to aligning pay to performance:

•	the significant majority of NEO target compensation is in the form of long-term equity awards, ensuring pay is linked to the performance of our Company’s common stock;

•

during 2024, we measured performance-based RSU awards by ROCE and AFFO per share, with relative TSR as a modifier, which focuses performance on our commitment to improve ROCE performance, cash generation, and strong stock price performance in relation to our comparator group; and

•	our Annual Incentive Program aligns payments to actual performance on pre-established targets effectively linking the Company’s financial, environmental, and safety performance to NEO pay.

We are seeking our stockholders’ support for our NEO compensation as detailed in this proxy statement. This proposal conforms to SEC requirements and seeks our stockholders’ views on our NEO compensation. It is not intended to address any specific element of compensation, but rather the overall compensation provided to our NEOs including our pay philosophy, our pay principles, and our pay practices as described in this proxy statement. The Board asks that you vote “FOR” the following resolution:

RESOLVED, that the stockholders of The Williams Companies, Inc. (the “Company”) approve, on an advisory basis, the executive compensation of the Company’s named executive officers as disclosed within this proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (Item 402 of Regulation S-K), which includes the Compensation Discussion and Analysis, the compensation tables, and any related narrative discussion contained in this proxy statement.

Your vote is advisory and will not be binding on the Board, overrule any Board decision, or require the Board to take any action. However, the Board will consider the outcome of the vote when evaluating future executive compensation decisions for NEOs. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2025 annual meeting of stockholders.

57	Williams Companies | 2025 Proxy Statement

Compensation Discussion And Analysis

Compensation Discussion and Analysis

Annual Cash Incentives	66

Long-Term Incentives	69

BENEFITS AND OTHER COMPENSATION PROGRAM DETAILS	73

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT	76

EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION	77

CD&A Executive Summary

The Compensation Discussion and Analysis (“CD&A”) provides a detailed description of the objectives and principles of Williams’ executive compensation programs. It explains how compensation decisions are linked to performance as compared to the Company’s strategic goals and stockholder interests. Generally, Williams’ executive compensation programs apply to all officers; however, this CD&A focuses on the Named Executive Officers (“NEOs”) for the Company for the 2024 fiscal year. The Company’s NEOs for the 2024 fiscal year are Mr. Armstrong, Mr. Dunn, Mr. Zamarin, Mr. Porter, and Mr. Wilson.

Our Named Executive Officers

Alan S. Armstrong President and Chief Executive Officer	Micheal G. Dunn EVP and Chief Operating Officer	Chad J. Zamarin EVP, Corporate Strategic Development	John D. Porter SVP and Chief Financial Officer	T. Lane Wilson SVP and General Counsel

We seek stockholder support on our executive compensation pay programs annually. In 2024, our stockholders supported our programs with 96.1 percent “for” votes. Our compensation programs continue to evolve, and certain changes were made in 2024 and 2025. In 2024, we engaged with institutional investment firms representing approximately 50 percent of our outstanding shares of Williams common stock, providing the opportunity to discuss human capital management and our compensation programs. We address our compensation program design and the strong linkage between pay and performance throughout this document.

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Compensation Discussion and Analysis

Our Commitment to Pay for Performance

We design our compensation programs to support our commitment to performance. In 2024, at target, 80 percent or more of a NEO’s annual target compensation is variable based on our company performance.

Business Overview

Our reliable earnings, healthy balance sheet and strong operational performance produced strong results in 2024 as demonstrated by record Adjusted EBITDA and contracted transmission capacity and as shown in the following table and narrative. This also produced positive results in our Annual Incentive Program and performance-based RSUs demonstrating our alignment between pay and performance. The table details our 2024 performance and compounded annual growth rates (“CAGR”) for Adjusted EBITDA, Adjusted Earnings Per Share, Available Funds from Operations (“AFFO”), Return on Capital Employed (“ROCE”), and Net Debt/Adjusted EBITDA. We also provide information highlighting our leading sustainability-related progress. Additionally, the Company has exceeded the midpoint of our guidance to the market for Adjusted EBITDA in each of the seven most recently completed calendar years.

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Compensation Discussion and Analysis

Growing Our Key Financial and Operational Metrics

* Adjusted for Construction Work in Progress (CWIP) in excess of the three-year average

Note: This table contains non-GAAP measures. A reconciliation of these non-GAAP financial measures to their nearest GAAP comparable financial measure is included in the appendix.

(1)

Return on Capital Employed (ROCE) is Adjusted EBITDA, less included depreciation and amortization, divided by the sum of the average balances of Investments, Property, plant, and equipment – net, and Intangible assets – net.

(2)	CAGR is compound annual growth rate.

3 Year Total Stockholder Return

The accompanying chart compares Williams’ cumulative total shareholder return (“TSR”) on our common stock (assuming reinvestment of dividends) to the cumulative total return of the S&P 500 Stock Index, the Arca Natural Gas Index, and the Bloomberg Americas Pipeline Index assuming the investment of $100 at the end of 2021.

	2021	2022	2023	2024

The Williams Companies, Inc.	$100.00	$132.94	$148.82	$241.63

S&P 500 Index	$100.00	$81.87	$103.38	$129.22

Arca Natural Gas Index	$100.00	$128.03	$137.93	$166.81

Bloomberg Americas Pipeline Index	$100.00	$115.53	$123.57	$176.44

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Compensation Discussion and Analysis

Sustainability Recognition

Williams is leveraging its natural gas-focused strategy and technology that is available today to focus on immediate opportunities to reduce emissions, scale renewables, and build a clean energy economy. We have established a set of integrated greenhouse gas emissions goals that drive transparency and accountability of our business. We are progressing our climate commitment with a near-term goal of a 30% reduction in company-wide greenhouse emissions intensity from 2018 levels by 2028, with ambition to be net zero carbon emissions by 2050. In 2023, Williams achieved a 26% reduction in company-wide greenhouse gas emissions intensity from the 2018 baseline. Williams putting sustainability into action has resulted in more ESG-related recognition including:

•	2025 Dow Jones Sustainability Index (DJSI): Williams was named for the fifth consecutive year to the DJSI North America index and for the fourth consecutive year to the DJSI World index.

•	S&P Global: Williams received the top score in the 2024 Corporate Sustainability Assessment (CSA) in the North America Oil & Gas Storage & Transportation industry.

•	2024 CDP Climate Change Questionnaire: Williams achieved an ‘A-‘ score on the 2024 CDP Climate Change Questionnaire for our commitment to transparency and governance around climate change.

•	MSCI: Williams was upgraded to an “AA” rating, illustrating our leadership in the Oil & gas Refining, Marketing, Transportation and Storage industry.

•	GRESB: Maintained GRESP Public Disclosure Level A score for 2024 and ranked first within US Energy and Water Resources Comparison Group.

Additional Business Updates

EXPANSION PROJECTS

•

We expanded Transco with the completion of the Regional Energy Access, Southside Reliability Enhancement, and Carolina Market Link projects as natural gas demand hit record highs with the onset of winter. We also increased transmission capacity for MountainWest and gathering capacity in the prolific Marcellus and Deepwater Gulf regions.

GULF STORAGE ACQUISITION

•

On January 3, 2024, Williams closed on the acquisition of 100 percent of a strategic portfolio of natural gas storage facilities and pipelines, located in Louisiana and Mississippi, from Hartree Partners LP for $1.95 billion. The purpose of this acquisition, which is reported in the Transmission & Gulf of America segment, was to expand Williams’ natural gas storage footprint in the Gulf Coast region. The Gulf Coast Storage Acquisition was funded with cash on hand and $100 million of deferred consideration. On January 3, 2025, Williams paid the remaining $100 million of the Gulf Coast Storage Acquisition purchase price obligation.

DISCOVERY ACQUISITION

•

As of December 31, 2023, Williams owned a 60 percent interest in Discovery. On August 1, 2024, Williams closed on the acquisition of the remaining 40 percent interest in Discovery, along with certain other assets, for $170 million cash, subject to working capital and post-closing adjustments. As a result of acquiring this additional interest, Williams obtained control and now consolidates Discovery.

CROWHEART ACQUISITION

•

On November 1, 2024, Williams closed on the acquisition of a third-party operator Crowheart Energy, LLC for $307 million cash, subject to working capital and post-closing adjustments. After acquiring this additional interest, Williams owns more than 90 percent working interest in certain crude oil and natural gas properties in the Wamsutter basin in Wyoming. The purpose of this acquisition was to consolidate Williams’ interests in the Wamsutter basin and further optimize development in the area to continue to supply its gathering and processing assets.

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Compensation Discussion and Analysis

Compensation Program Overview

Objective of Our Compensation Programs

The role of compensation is to attract and retain the talent needed to increase stockholder value and to help our businesses meet or exceed financial and operational performance goals. Our compensation programs’ objectives are to reward our NEOs and employees for successfully implementing our strategy to grow our business and create long-term stockholder value. To that end, in 2024 we used ROCE and AFFO per Share, with Relative TSR as a modifier, to measure long-term performance and we used Adjusted EBITDA, Controllable Costs, safety, and environmental metrics to measure annual performance. We believe using separate annual and long-term metrics to incent and pay NEOs helps ensure that we make business decisions aligned with the long-term interests of our stockholders.

Our Pay Philosophy

Our pay philosophy throughout the entire organization is to pay for performance, be competitive in the marketplace, and consider the value a job provides to the Company. Our compensation programs reward NEOs not just for accomplishing goals, but also for how those goals are pursued. The principles of our pay philosophy influence the design and administration of our pay programs. Decisions about how we pay NEOs are based on these principles. The Committee uses several types of pay that are linked to both our long-term and short-term performance in the executive compensation programs. Included are long-term incentives, annual cash incentives, base pay, and benefits. The following details the linkage between the types of pay we use and our pay principles.

PAY PRINCIPLES

•	Pay should reinforce business objectives and values.

•	A significant portion of a NEO’s total pay should be variable based on performance.

•	Incentive pay should balance long-term, intermediate, and short-term performance.

•	Incentives should align interest of NEOs with stockholders.
•	Pay should foster a culture of collaboration with shared focus and commitment to our Company.

•	Incentives should enforce the importance of environmental and safety performance.

•	Pay opportunities should be competitive.

•	A portion of pay should be provided to compensate for the core activities required for performing in the role.

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Compensation Discussion and Analysis

Roles in the Compensation Recommendation and Decision Process

Comparator Group

DETERMINING OUR COMPARATOR GROUP

Companies in our executive compensation benchmarking comparator group have a range of assets, market capitalization, and enterprise value. Business consolidation and unique operating models in our industry create some challenges in identifying comparator companies. Accordingly, we take a broad view of comparability to include organizations that are similar to Williams. This results in compensation that is appropriately scaled and reflects comparable complexities in business operations. We typically aim for a comparator group of 15 to 20 companies so our comparisons will be valid. The 2024 comparator group includes 16 companies which comprise a mix of both direct business competitors and companies with whom we compete for talent. Since 2017, the Committee utilizes a smaller targeted comparator company group for the purposes of measuring Relative TSR related to our performance-based RSU awards. While not perfectly aligned to our natural gas strategy, these selected companies are more similar to our specific segment of the energy industry.

HOW WE USE OUR COMPARATOR GROUP

We refer to publicly available information to analyze our comparator companies’ practices including how pay is divided among long-term incentives, annual incentives, base pay, and other forms of compensation. This allows the Committee to ensure competitiveness and appropriateness of proposed compensation packages. When setting pay, the Committee uses market median information of our comparator group, as opposed to market averages, to ensure that the impact of any unusual events that may occur at one or two companies during any particular year is diminished from the analysis. If an event is particularly unusual and surrounded by unique circumstances, the data is completely removed from the assessment. The smaller targeted comparator company group is used solely for the purposes of measuring Relative TSR related to our performance-based RSU awards.

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Compensation Discussion and Analysis

The following lists our 2024 executive compensation benchmarking comparator group and Williams’ percentile ranking compared to our peers for total assets, market capitalization, and enterprise value as originally reported for 2023:

2024 COMPENSATION PEER GROUP

CenterPoint Energy Inc.	Enbridge Inc.	Marathon Petroleum Corp.	Sempra

Cheniere Energy Inc.	Enterprise Products Partners L.P.	ONEOK Inc.	The Southern Company

Devon Energy Corp.	EOG Resources, Inc.	Phillips 66	Targa Resources Corp.

Dominion Energy, Inc.	Kinder Morgan	Pioneer Natural Resources Company	TC Energy Corp.

WILLIAMS PERCENTILE RANK VS PEERS

Total Assets 42nd percentile	Market Capitalization 48th percentile	Enterprise Value 39th percentile

Pioneer Natural Resources Company was acquired in 2024. While Pioneer has been removed from the comparator group, the pay decisions for 2024 had been made with Pioneer as part of the comparator group. The Committee added Occidental Petroleum (OXY) to the comparator group for 2025. The pay decisions for 2024 were not made with Occidental Petroleum as part of the comparator group.

A separate comparator company group is used to specifically measure Relative TSR as it pertains to performance-based RSU awards. This group has been unchanged since introduced in 2017 awards:

• Enbridge Inc.	• Kinder Morgan, Inc.	• Targa Resources Corp.

• Energy Transfer	• ONEOK, Inc.	• TC Energy Corp.

• Enterprise Products Partners L.P.	• Plains All American Pipeline, L.P.	• Western Midstream Partners, L.P.

Our Pay Setting Process

During the first quarter of the year, the Committee completes a review to ensure we are paying competitively, equitably, and in a way that encourages and rewards performance.

The compensation data of our comparator group, disclosed primarily in proxy statements, is the primary market data we use when benchmarking the competitive pay of our NEOs. Aggregate market data obtained from recognized third-party executive compensation survey companies is used to supplement and validate comparator group market data.

Although the Committee reviews relevant data as it determines compensation packages, other considerations are taken into account. Because market data alone does not reflect the strategic competitive value of various roles within our Company, internal pay equity is also considered when making pay decisions. Other considerations when making pay decisions for the NEOs include individual experience, sustained individual performance, historical pay, and tally sheets that include annual pay, benefit amounts, and the total aggregate value of the NEOs’ equity awards and holdings.

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Compensation Discussion and Analysis

When setting pay, we determine an annual target pay mix (distribution of pay among base pay, short-term incentives, annual long-term incentives, and other forms of compensation) for the NEOs. Consistent with our pay-for-performance philosophy, the actual amounts paid, excluding benefits, are determined based on Company and individual performance. Because performance is a factor, the target versus actual pay mix will vary, specifically as it relates to the annual cash incentives and long-term incentives.

How We Determine Each Type of Pay

Base pay, annual cash incentives, and long-term incentives accomplish different objectives. The table below illustrates a summary of the primary objectives associated with each component of pay listed in the order of most significant to the NEO’s total compensation. The table is followed by specific details regarding each pay component.

Type of Pay & Form Performance Period (years) Objectives Fixe Base pay (cash) 1 Compensates for carrying out the duties of the job Recognizes individual experiences, skills, and sustained performance Provides attraction and retention At Risk Short-term incentive: Annual cash incentive 1 Incents the accomplishment of annual business goals Aligns interests of executives to our stockholders Provides attraction and retention Long-term incentive: Performance- based RSUs 3 Incents the accomplishment of long-term sustainable business goals Aligns interests of executives to our stockholders Promotes ownership in the Company Provides attraction and retention Long-term incentive: Time-based RSU 3

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Compensation Discussion and Analysis

Compensation Program Components

Base Pay

Base pay compensates the NEOs for carrying out the duties of their jobs and serves as the foundation of our pay program. Most other major components of pay are set based on a relationship to base pay, including annual and long-term annual incentives, as well as retirement benefits.

Base pay for the NEOs is set considering the market median, or 50th percentile, with potential individual variation from the median due to experience, skills, the strategic competitive value of the role within our Company, and sustained performance of the individual as part of our pay-for-performance philosophy. Performance is measured in two ways. First, through the achieved results associated with attaining their annual goals, operational and/or functional area strategies, and personal development plans. Second, we also evaluate the NEOs’ observable skills and behaviors related to how they achieved their goals based on our defined competencies that contribute to workplace effectiveness and career success.

The following table provides the base pay at the end of 2023 and 2024 for our NEOs.

NAME	POSITION	2023 ANNUAL BASE PAY	2024 ANNUAL BASE PAY

Alan S. Armstrong	President and Chief Executive Officer	$1,400,000	$1,442,000

Micheal G. Dunn	EVP and Chief Operating Officer	$780,000	$800,000

Chad J. Zamarin	EVP, Corporate Strategic Development	$650,000	$670,000

John D. Porter	SVP and Chief Financial Officer	$575,000	$605,000

T. Lane Wilson	SVP and General Counsel	$560,000	$575,000

Annual Cash Incentives

As previously mentioned in the “Our Commitment to Pay for Performance” section, we pay annual cash incentives to encourage and reward our NEOs for making decisions that improve our annual operating performance through our Annual Incentive Program (“AIP”). The objectives of our AIP are to:

•	offer sufficient incentive compensation to motivate management to put forth extra effort, take prudent risks, and make effective decisions to maximize stockholder value;

•	motivate and incent management to choose strategies and investments that maximize long-term stockholder value;

•	provide sufficient total compensation to retain management; and

•	limit the cost of compensation to levels that will maximize the return of current stockholders without compromising the other objectives.

NEOs’ AIP business performance is based on enterprise results of these business metrics in relation to established targets. We only use enterprise-level performance metrics for our NEOs in order to promote teamwork and collaboration by creating a shared goal for the overall Company performance. Our business performance targets are established utilizing the annual financial plan. Goals related to ROCE growth and operating margin improvement are considered when establishing the financial plan. Our incentive program allows the Committee to make adjustments to these business performance metrics to reflect certain business events. When determining which adjustments are appropriate, we are guided by the principle that incentive payments should not result in unearned windfalls or impose undue penalties. In other words, we make adjustments to ensure NEOs are not rewarded for positive results they did not facilitate nor are they penalized for certain unusual circumstances outside their control.

The Committee’s independent compensation consultant, Frederick W. Cook & Co., annually compares our relative performance on various measures, including EBITDA, Earnings Per Share, and TSR with our comparator group of companies. The Committee also uses this analysis to validate the reasonableness of our AIP results. Additionally, the Committee also reviews the annual incentive payout levels for our comparator group of companies.

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Compensation Discussion and Analysis

HOW WE SET OUR ANNUAL INCENTIVE PROGRAM GOALS

ANNUAL INCENTIVE PROGRAM

The AIP Calculation. The 2024 AIP is based on the weighted measures of Adjusted EBITDA, Controllable Costs, and Environmental and Safety metrics. Each metric is directly aligned with our business strategy to operationally grow the business, operate safely in everything we do, and continue to align with our dividend growth strategy.

BUSINESS PERFORMANCE METRIC & WEIGHTING		MEASURING	IMPORTANCE

50%	Adjusted EBITDA	• Profit Metric	• Maintains a focus on generating expected levels of annual profit

35%	Controllable Costs	• Operating & Maintenance (“O&M”) and General & Administrative (“G&A”) Costs	• Encourages cost management discipline with achieving our business strategy

15%	Environmental and Safety	• Methane Emissions Reduction • Critical Tier 3 Loss of Primary Containment Ratio • High Potential Hazard ID to Incident Ratio	• Drives frontline employee action to address environmental and safety opportunities • Emphasizes importance of environmental and safety leadership and improvement

The attainment percentage of AIP goals results in a payment of an annual cash incentive along a continuum between threshold and stretch levels, which in total corresponds to 0 percent through 200 percent of the NEO’s annual cash incentive target. The Adjusted EBITDA metric threshold is established at 50 percent of target while the Controllable Costs threshold is set at 0 percent of target. While the established stretch target is set at 200 percent, these two financial metrics can be extended to 300 percent of target by adding the interval between target and stretch targets to the 200 percent stretch target amount. However, under no circumstance can the total calculated AIP award exceed 200 percent of target.

2024 NEO AIP Targets. The starting point to determine annual cash incentive targets (expressed as a percentage of base pay earned during 2024) is competitive market information referencing the market median, or 50th percentile, which provides an idea of what other companies target to pay in annual cash incentives for similar jobs. We also consider the internal value of each job (i.e., how important the job is to execute our strategy compared to other jobs in the Company) before the target is set for the year. The annual cash incentive targets as a percentage of base pay for the NEOs in 2024 were as follows:

POSITION	2024 TARGET

President and Chief Executive Officer	150%

EVP and Chief Operating Officer	110%

EVP, Corporate Strategic Development	100%

SVP and Chief Financial Officer	90%

SVP and General Counsel	80%

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Compensation Discussion and Analysis

Determining 2024 AIP Awards. To determine the funding of the annual cash incentive, we use the following calculation for each NEO:

Based on business performance relative to the established goals, the Committee certified business performance results as 155 percent of target as follows.

METRICS	WEIGHTING	THRESHOLD	TARGET	STRETCH @ 200%	ACTUAL	RESULT	PAYOUT%

Adjusted EBITDA (as adjusted for AIP purposes)	50%	$6,672	$6,950	$7,159	$7,085	165%	83%

Controllable Costs	35%	$(2,147)	$(1,947)	$(1,847)	$(1,926)	121%	42%

Methane Emissions Reduction	5%	≤ 0.0%	5.0%	≥ 10.0%	11.9%	200%	10%

Critical Tier 3 Loss of Primary Containment Ratio	5%	≤ 9:1	13:1	≥ 17:1	19.98:1	200%	10%

High Potential Hazard ID to Incident Ratio	5%	≤ 16:1	20:1	≥ 24:1	44.19:1	200%	10%

2024 AIP Business Performance %							155%

This award was paid in March 2025. It’s important to note that our metrics and associated targets were approved as part of our normal annual process and the targets were not adjusted due to other 2024 circumstances.

We calculate (a) Adjusted EBITDA as: Gross margin less operating and maintenance expenses, less selling, general and administrative expenses, less other (income) and expense, plus proportionate EBITDA of joint venture partnerships; and (b) Controllable Costs as: operating and maintenance costs and selling, general and administrative costs that are under the responsibility of a cost center manager, less certain expenses that are considered less controllable (such as pension and postretirement benefit costs) or have no net impact on financial performance (such as costs that are passed directly to customers). Operating and maintenance costs, selling, general and administrative costs, and total service revenues include our

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Compensation Discussion and Analysis

proportional ownership share of such items recognized by certain equity method investees. The Adjusted EBITDA metric includes a commodity collar mechanism of plus or minus $100 million for the combined impact above or below Plan for Gas and NGL Marketing Services and E&P businesses. The collar did not trigger in 2024.

For 2024, we utilized three environmental and safety metrics including Methane Emissions Reduction, Critical Tier 3 Loss of Primary Containment Ratio (CT3 LOPCR), and High Potential Hazard ID to Incident Ratio (HiPo HIIR). The Methane Emissions Reductions metric focuses on the Company’s commitment to reducing our methane emissions expeditiously. The CT3 LOPCR metric focuses on environmental performance and aligns with our core value of being safety driven. The metric is considered a leading indicator to more significant process safety incidents and drives to reduce Tier 1 and Tier 2 LOPC events. The HiPo HIIR metric places an emphasis on hazard identification and assessments to prevent incidents. The environmental and safety metrics are each on a payout curve. The annual performance results for the environmental and safety metrics, for the purpose of determining the final AIP business performance result, are calculated at the same time every year, which is the same time the AIP business performance is determined and approved. The final results for these environmental and safety metrics, due to this timing, could differ slightly from the AIP calculated results.

Individual performance, such as success toward our strategic objectives and individual goals, and successful demonstration of the Company’s leadership competencies which exceeded expectations may be recognized through adjustments. Payments may also be adjusted downward if performance warrants. The Committee chose to apply an adjustment to certain NEOs. In total, the adjustments applied to the calculated NEO awards were less than one-half of one percent of the originally calculated awards.

2025 AIP Design. Metrics and weightings for the 2025 AIP design have been updated. The weighting for Adjusted EBITDA is being increased from 50 percent to 85 percent while the Controllable Cost metric is being removed from the program. The elements of the Controllable Costs metric, which had a weighting of 35 percent in 2024, are included in the Adjusted EBITDA metric calculation. The environmental and safety metrics will continue to be weighted at 15 percent as Methane Emissions Intensity Reduction, High Potential Hazard ID to Incident Ratio, and Critical Tier 3 Loss of Primary Containment Ratio will continue to be weighted at 5 percent each. These metrics continue our focus on environmental and safety performance, the reduction of greenhouse gasses, and align with our core value of being responsible stewards around the environment and the products we transport.

2025 AIP METRICS	WEIGHT

Adjusted EBITDA	85%

Environmental and Safety	15%

Long-Term Incentives

To determine the value for long-term incentives granted to a NEO each year, we consider the following factors:

•	the market median and specific awards made to executives in similar positions within our comparator group of companies;

•	the proportion of long-term incentives relative to base pay;

•	the NEO’s impact on Company performance and ability to create value;

•	long-term business objectives;

•	the market demand for the NEO’s particular skills and experience;

•	the amount granted to other NEOs in comparable positions at the Company;

•	the NEO’s demonstrated historical performance; and

•	the NEO’s leadership performance.

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Compensation Discussion and Analysis

A summary of the long-term incentive program details for 2024 are shown in the following table. The long-term incentive mix for the CEO differs from the mix for the other NEOs. Since the CEO has more opportunity to influence our financial results, the Committee considers it appropriate that a greater percentage of his long-term incentives are directly tied to performance and the Company stock price.

	PERFORMANCE-BASED RSUS	TIME-BASED RSUS

CEO Equity Mix	60%	40%

NEO Equity Mix	50%	50%

Term	Three years	Three years

Frequency	Granted annually	Granted annually

2024 Performance Criteria	ROCE and AFFO per Share with Relative TSR as a modifier	Retention

Vesting	Cliff vesting after three years	Cliff vesting after three years

Payout	Upon vesting, shares are distributed based on performance certification (0% – 200%)	Upon vesting, shares are distributed

Dividends	Dividend equivalents accrued and paid in cash upon vesting but only on earned shares	Dividend equivalents accrued and paid in cash upon vesting

The long-term incentive annual equity award mix has remained unchanged since the 2019 annual grant. Dividend equivalents were added to earned performance-based RSUs beginning with the 2022 grant which paid on the earned units in early 2025.

PERFORMANCE-BASED RSUS

Performance-based RSU awards are only earned if we attain specific pre-determined performance results. The 2021, 2022, 2023, and 2024 performance-based RSU awards utilize ROCE and AFFO per Share to determine performance and the actual number of units that will vest. The 2025 performance-based RSU award utilizes Cash Return on Invested Capital (CROIC) and AFFO per Share to determine performance. Each award utilizes Relative TSR as a performance modifier. Beginning with the 2022 awards, performance-based RSUs accrue cash dividend equivalents which would only pay on any earned units upon the vesting and distribution of the award.

2021 Performance-based RSU Awards. The 2021 performance-based RSU awards, granted on February 24, 2021, utilized two equally weighted metrics to measure performance and could result in a payout range from 0 percent to 200 percent of target. ROCE and AFFO per Share were each weighted at 50 percent and both were measured against pre-established targets. Additionally, the calculated result from these weighted financial metrics could be increased or decreased by 25 percent of the calculated result utilizing a Relative TSR metric. If our TSR relative to our peer company group was in the top three companies, the calculated result will be increased by 25 percent, while the calculated result will be decreased by 25 percent if our TSR relative to our peer company group is in the bottom three companies. However, under no circumstance can the total calculated award exceed 200 percent of target.

The ROCE performance target for this award was set at 8.30 percent, a 10.7 percent increase above the 7.50% target established for the prior year’s award. AFFO per Share was a new metric introduced in this 2021 award. Both metrics exceeded stretch targets. Williams TSR during this period produced a 25.1 percent annualized return. Because our Relative TSR was not in the top or lower third of our peer company group, no adjustment was made.

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Compensation Discussion and Analysis

The 2021 performance-based award, which vested in February 2024, distributed 200 percent of the targeted number of RSUs awarded.

PERFORMANCE-BASED RSU METRICS	WEIGHTING (%)	THRESHOLD	TARGET	STRETCH	METRIC RESULT	WEIGHTED RESULT

2023 ROCE	50%	8.00%	8.30%	8.70%	200.0%	100.0%
		Actual: 9.97%
2023 AFFO per Share	50%	$3.15	$3.25	$3.35	200.0%	100.0%
		Actual: $4.27
Relative TSR		—Modifier may increase or decrease result by 25% +/-%—			n/a	—
		Actual: 6th of 10 (middle-third)
Final Result						200.0%

OUTSTANDING PERFORMANCE-BASED RSUS

2022, 2023, and 2024 Performance-based RSU Awards. The 2022, 2023, and 2024 performance-based RSU awards, granted on February 23, 2022, February 23, 2023, and February 22, 2024, respectively, utilize two equally weighted metrics to measure performance against pre-established targets and can result in a payout range from 0 percent to 200 percent of target. ROCE and AFFO per Share are each weighted at 50 percent. Additionally, consistent with the 2021 awards, Relative TSR is utilized as a modifier and the calculated result from these weighted financial metrics may be increased or decreased by 25 percent. Cash dividend equivalents will accrue on any earned units during the vesting period. The cash dividend equivalent payment will only be made on earned units and will only be paid upon the vesting and distribution of the award.

PERFORMANCE-BASED RSU METRICS	WEIGHTING (%)	THRESHOLD	TARGET	STRETCH

2024 ROCE - Total Williams	50%	9.25%	9.65%	10.25%
2024 AFFO per Share	50%	$3.75	$3.87	$4.05
Relative TSR	—Modifier may increase or decrease result by 25% +/-%—

The 2022 performance-based RSU award earned a 191.7 percent payout as 2024 ROCE and 2024 AFFO per Share performance exceeded target performance levels. The award vested on February 23, 2025.

PERFORMANCE-BASED RSU METRICS	WEIGHTING (%)	THRESHOLD	TARGET	STRETCH

2025 ROCE - Total Williams	50%	10.30%	10.75%	11.20%
2025 AFFO per Share	50%	$4.20	$4.32	$4.45
Relative TSR	—Modifier may increase or decrease result by 25% +/-%—

PERFORMANCE-BASED RSU METRICS	WEIGHTING (%)	THRESHOLD	TARGET	STRETCH

2026 ROCE - Base Business	50%	9.50%	10.00%	10.50%
2026 AFFO per Share	50%	$4.30	$4.42	$4.55
Relative TSR	—Modifier may increase or decrease result by 25% +/-%—

Note: 2026 ROCE is calculated for the base business which excludes Gas and NGL Marketing Services and E&P.

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Compensation Discussion and Analysis

2025 Performance-based RSU Awards.
The 2025 performance-based RSU awards, granted on February 20, 2025, utilize two equally weighted metrics to measure performance against pre-established
targets and can result in a payout range from 0 percent to 200 percent of target. The 2025 performance-based RSU awards replaced ROCE with Cash Return on Invested Capital (CROIC). The award continued to utilize the AFFO per Share metric with each metric weighted at 50 percent. Additionally, Relative TSR continues to be utilized as a modifier and the calculated result from these weighted financial metrics may be increased or decreased by 25 percent. Cash dividend equivalents accrue on any earned units during the vesting period. The cash dividend equivalent payment will only be made on earned units and will only be paid upon the vesting and distribution of the award.
TIME-BASED RSU AWARDS
We grant time-based RSUs to retain executives and to facilitate stock ownership. The use of time-based RSUs is also consistent with the practices of our comparator group of companies. Time-based RSUs accrue dividend equivalents which will be paid in cash only upon vesting and distribution of the award.
ADDITIONAL LONG-TERM INCENTIVE PROGRAM DETAILS
Stock Option Awards.
For recipients, stock options have value only to the extent the price of our common stock is higher on the date the options are exercised than it was on the date the options were granted. While previous awards are still outstanding, stock options were last granted as part of our annual equity awards in 2018. Since stock option awards have not been granted since 2018, we do not have any required disclosure under Item 402(x) of Regulation
S-K
at this time.
Grant Practices.
The Committee currently approves our annual equity grant for eligible employees, including our NEOs, in February of each year as part of our annual compensation cycle. The equity grant may include performance-based and time-based RSU awards. The grant is typically made shortly after our annual earnings release to ensure the market has time to absorb material information disclosed in the earnings release and reflect that information in the stock price. The grant date for off-cycle
grants, including retention and new hire awards, is generally the first business day of the month following the approval of the grant. We may change these equity grant practices in the future. Although we do not currently grant stock options, eligible employees may enroll to purchase shares under the terms of the Employee Stock Purchase Plan (“ESPP”) with purchase dates generally occurring in January and July of each year using payroll deductions accumulated during the prior six-month
offering period. Officers, including the NEOs, are not eligible to participate in the ESPP. The Committee did not take material nonpublic information into account when determining the timing and terms of the annual equity awards granted in 2024, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. No grants were made to executive officers in 2024 within four business days prior to the filing of any material nonpublic information or within one business day after the disclosure of material nonpublic information.
Stock Ownership Guidelines.
Our program provides stock ownership guidelines for each of our NEOs and our Board of Directors as shown in the table below:

POSITION	OWNERSHIP MULTIPLE	AS A MULTIPLE OF	HOLDING/RETENTION REQUIREMENT

CEO	6x	Base Pay	50%, after taxes, until guidelines are met

NEO	3x	Base Pay	50%, after taxes, until guidelines are met

Board of Directors	5x	Annual Cash Retainer	60% until guidelines are met
The Committee annually reviews the guidelines for competitiveness and alignment with best practices and monitors the NEOs’ progress toward compliance. WMB shares owned outright and outstanding time-based RSUs count as owned for purposes of the program. Stock options and performance-based equity are not included as owned for purposes of the program. NEOs must retain 50 percent of any vested equity awards, net of taxes, until their ownership guidelines are met. At Williams, NEOs must hold at least 50 percent of any equity transaction if they have not met their ownership guideline regardless of their time in the role.
The Stock Ownership Guidelines require Board members to retain 60 percent of distributed vested equity awards until their ownership guidelines are met. However, beginning with the 2017 equity awards, there is a mandatory 100 percent deferral of all board equity awards. These awards will not distribute until the Director leaves the Board.

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Compensation Discussion and Analysis

Benefits and Other Compensation Program Details

Benefits and Limited Perquisites

Consistent with our philosophy to emphasize pay for performance, our NEOs receive very few perquisites or supplemental benefits. They are as follows:

Retirement Restoration Benefits

NEOs participate in our qualified retirement program on the same terms as our other employees. We offer a retirement restoration plan to maintain a proportional level of pension benefits to our NEOs as provided to other employees. The Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), limits qualified pension benefits based on an annual compensation limit. For 2024, the limit was $345,000. Any limitation in a NEO’s pension benefit in the tax-qualified pension plan due to this limit is made up for (subject to a cap) in the unfunded retirement restoration plan. Benefits for NEOs are not enhanced and are calculated using the same benefit formula as that used to calculate benefits for employees in the qualified pension plan. The compensation included in the retirement restoration benefit is consistent with pay considered for employees in the qualified pension plan. Equity compensation, including RSUs and stock options, is not considered. Additionally, we do not provide a nonqualified benefit related to our qualified 401(k) defined contribution retirement plan.

Financial Planning Allowance

We offer financial planning to provide expertise on current tax laws to assist NEOs with personal financial planning and preparations for contingencies such as death and disability. Covered services include estate planning, tax planning, tax return preparation, wealth accumulation planning, and other personal financial planning services. In addition, by working with a financial planner, NEOs gain a better understanding of and appreciation for the programs the Company provides, which helps to maximize the retention and engagement aspects of the dollars the Company spends on these programs.

Personal Use of Company Aircraft

The CEO is allowed, but not required, to use the Company’s private aircraft for personal travel. Our policy for all other executive officers is to discourage personal use of the aircraft, but the CEO retains discretion to permit its use when deemed appropriate, such as when the destination is not well served by commercial airlines, personal emergencies, and the aircraft is not being used for business purposes. To the extent that NEOs, including the CEO, use the Company’s private aircraft for personal travel, imputed income will be applied to the NEO, in compliance with Internal Revenue Code requirements.

Executive Physicals

The Committee requires annual physicals for the NEOs. Such physicals align with our wellness initiative as well as assist in mitigating risk. NEO physicals are intended to identify any health risks and medical conditions as early as possible in an effort to achieve more effective treatment and outcomes.

Supplemental LTD

We offer a supplemental Long-Term Disability (LTD) program to any employee with an annual base salary of more than $300,000. Our LTD program offered to all employees provides an annual benefit of 60 percent base salary subject to a cap of $15,000 per month. The supplemental program preserves the intended 60 percent benefit for those with a base salary of more than $300,000.

Event Center

We have a suite and club seats at certain event centers that were purchased for business purposes. If they are not being used for business purposes, we make them available to all employees, including our NEOs. This is not considered a perquisite to our NEOs because it is available to all employees.

Other Compensation Program Components

In addition to establishing the pay elements described above, we have adopted a number of policies to further the goals of the executive compensation program, particularly with respect to strengthening the alignment of our NEOs’ interests with stockholder long-term interests.

Employment Agreements. Williams does not have employment agreements with our NEOs.

Termination and Severance Arrangements. The Executive Severance Pay Plan includes senior executive officers, which includes NEOs other than the CEO, in order to define a consistent approach of treatment in the event of a severance event. Under the plan, NEOs are eligible to receive a discretionary payment of 1.5 to 2.0 times the sum of the NEOs base salary and

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Compensation Discussion and Analysis

target annual bonus. Any severance payment is discretionary. Considerations include the NEO’s term of employment, past accomplishments, reasons for separation from the Company, and competitive market practice. The NEO can elect coverage under the Company’s medical benefits plans for 18 months from the termination in the same manner and at the same cost as similarly situated active employees for up to the first three months. Outplacement services may be provided up to a maximum amount of $25,000.

Change in Control Agreements. Our change in control agreements, in conjunction with the NEOs’ equity award agreements, provide separation benefits for our NEOs. Our program includes a double trigger for benefits and equity vesting. This means there must be a Company change in control and the NEO must experience a qualifying termination of employment prior to receiving benefits under the agreement. This practice creates security for the NEOs but does not provide an incentive for the NEO to leave the Company. Our program is designed to encourage the NEOs to focus on the best interests of stockholders by alleviating their concerns about a possible detrimental impact to their compensation and benefits under a potential change in control, not to provide compensation advantages to NEOs for executing a transaction.

Our Committee reviews our change in control benefits periodically to ensure they are consistent with competitive practice and aligned with our compensation philosophy. As part of the review, calculations are performed to determine the overall program cost to the Company if a change in control event were to occur and all covered NEOs were terminated as a result. An assessment of competitive norms, including the reasonableness of the elements of compensation received, is used to validate benefit levels for a change in control. We do not offer a tax gross-up provision in our change in control agreements but instead include a ‘best net’ provision providing our NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, subjecting them to possible excise tax payments. The Committee continues to believe that offering a change in control program is appropriate and critical to attracting and retaining executive talent and keeping them aligned with stockholder interests in the event of a change in control.

The following chart details the benefits received if a NEO were to be terminated or resigned for a defined good reason following a change in control as well as an analysis of those benefits as it relates to the Company, stockholders, and the NEO:

CHANGE IN CONTROL BENEFIT	WHAT DOES THE BENEFIT PROVIDE TO THE COMPANY AND STOCKHOLDERS?	WHAT DOES THE BENEFIT PROVIDE TO THE NEO?

Multiple of 3x base pay plus annual cash incentive at target	Encourages NEOs to remain engaged and stay focused on successfully closing the transaction.	Financial security for the NEO equivalent to three-years of continued employment.

Accelerated vesting of stock awards	An incentive to stay during and after a change in control. If there is risk of forfeiture, NEOs may be less inclined to stay or to support the transaction.	The NEOs are kept whole if they have a separation from service following a change in control.

The value of 36 months of group medical, dental, and/or prescription drug plan benefits	This is a minimal cost to the Company that creates a competitive benefit.	Access to health coverage.

Reimbursement of legal fees to enforce benefit	Keeps NEOs focused on the Company and not concerned about whether the acquiring company will honor contractual commitments after a change in control.	Security during an unstable period of time.

Outplacement assistance	Keeps NEOs focused on supporting the transaction and less concerned about trying to secure another position.	Assists NEOs in finding a comparable executive position.

‘Best Net’ provision	Enables the change in control benefits to be delivered in as close a manner to the intended value of the benefits as possible.	Provides NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, which would subject them to possible excise tax payments.

Derivative Transactions. Our policy on securities trading applies to transactions in positions or interests whose value is based on the performance or price of our common stock. Because of the inherent potential for abuse, Williams prohibits officers, directors, and certain other employees from entering into short sales or using equivalent derivative securities in connection with Williams or its affiliates’ securities. Our policy on securities trading also prohibits holding Williams or its affiliates’ securities in a margin account or pledging them as collateral for a loan.

Williams Companies | 2025 Proxy Statement	74

Compensation Discussion and Analysis

Mitigating Risk in Our Compensation Programs

No material adverse compensation-related risks were identified as top risks in the Company’s Strategic Risk Assessment Process as discussed in the “Board Structure and Oversight” section of this proxy statement addressing Strategic Planning and Strategic Risk Assessment. Our compensation plans are effectively designed and function to reward positive performance and motivate NEOs and employees to behave in a manner consistent with our stockholder interests, business strategies and objectives, ethical standards, and prudent business practices, along with our Core Values which are the foundation on which we conduct business. Our Core Values can be found on our website at www.williams.com from the Our Company tab. In fact, many elements of our executive pay program serve to mitigate excessive risk taking. For example:

Target Pay Mix. The target pay mix weighting of long-term incentives, annual cash incentives, and base pay is consistent with comparator company practices and avoids placing too much value on any one element of compensation, particularly the annual cash incentive. The mix of our pay program is intended to motivate NEOs to consider the impact of decisions on stockholders in the long-, intermediate-, and short-terms.

Annual Cash Incentive. Our annual cash incentive program does not allow for unlimited payouts. Calculated annual cash incentive payments for NEOs cannot exceed 200 percent of target levels.

Performance-based Awards

•

Our annual cash incentive and long-term incentive programs include performance-based awards. The entire annual cash incentive award is measured against performance targets, while a significant portion of the long-term equity awards provided to NEOs is in the form of performance-based RSUs. Performance-based RSUs have no value unless we achieve pre-determined performance target thresholds.

•

To drive a long-term perspective, all 2024 RSU awards cliff vest three years from the date of grant rather than vesting ratably on an annual basis. Additionally, any earned cash dividend equivalents on time- and performance-based RSUs are not paid until the officer meets the vesting requirements and the award is distributed. Prior to 2022 awards, cash dividend equivalents were not provided on performance-based RSU awards.

•	NEOs’ incentive compensation performance is measured at the enterprise level rather than on a business unit level to ensure a focus on the overall success of the Company.

Stock Ownership Guidelines. As discussed in this CD&A, all NEOs, consistent with their responsibilities to stockholders, must hold an equity interest in the Company equal to a stated multiple of their base pay.

Recoupment Policy. On October 26, 2022, the SEC adopted rules requiring security exchanges to establish listing standards that require listed issuers to adopt compensation recovery policies as part of the Dodd-Frank Act of 2010. On June 9, 2023, the SEC approved the NYSE’s proposed listing standards. The Company’s Recoupment Policy was updated in 2023 to comply with the new listing standards. A primary element of this updated policy is to recover erroneously awarded incentive-based compensation paid to current or former executive officers impacted by an accounting restatement due to material noncompliance with any required financial reporting requirement under securities laws. In the event of an accounting restatement that impacts past incentive compensation awards, the policy requires the Company to go back up to three years preceding the date of the accounting restatement to recoup any erroneously awarded incentive compensation. In addition to these updates, the Company retained the separate discretionary recoupment policy which allows the Company to pursue the recoupment of any performance-based incentive payments, including payments under the AIP and performance-based RSUs, paid to executive officers, who are found by the Board to be personally responsible for fraud or intentional misconduct.

Insider Trading Policy. Our insider trading policy prohibits NEOs and directors, directly or through family members or other persons or entities, from buying or selling Williams securities or engaging in any other action to take personal advantage of material nonpublic information. In addition, if during the course of working for the Company, the NEO or director learns of material nonpublic information about a competitor or a company with which Williams or an affiliate of Williams does or anticipates doing business with, he/she may not trade in that company’s securities until the information becomes public or is no longer material.

Accounting and Tax Treatment

We consider the impact of accounting and tax treatment when designing all aspects of pay, but the primary driver of our program design is to support our business objectives.

Prior to 2018 and the implications of the tax reform legislation in late 2017, stock options and performance-based RSUs were intended to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue

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Compensation Discussion and Analysis

Code and were therefore considered a tax-deductible expense. Time-based RSUs did not qualify as performance-based and may not be fully deductible. Section 162(m) has been amended for taxable years after December 31, 2017, eliminating the performance-based compensation exception, except for certain grandfathered arrangements previously in place. The Company will generally not be entitled to a tax deduction for individual compensation in excess of $1 million for certain executive officers.

Compensation and Management Development Committee Report

We have reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we recommend to the Board that the CD&A be included in this proxy statement.

By the members of the Compensation and Management Development Committee of the Board:

William H. Spence, Chair

Stephen W. Bergstrom

Carri A. Lockhart

Richard E. Muncrief

Scott D. Sheffield

Murray D. Smith

The Committee Report on Executive Compensation is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Williams under the Securities Act or the Exchange Act, except to the extent that Williams specifically incorporates such information by reference.

Williams is committed to employing the brightest people who reflect diversity of thought, experiences and skills to drive innovation and collaboration and enhance our ability to solve unique problems.

Williams Companies | 2025 Proxy Statement	76

Executive Compensation Tables and Other Information

Executive Compensation Tables and Other Information

2024 Summary Compensation Table

The following table sets forth certain information with respect to the compensation of the NEOs earned during fiscal years 2024, 2023, and 2022:

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS(2)	STOCK AWARDS(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4)	CHANGE IN PENSION VALUE & NONQUALIFIED DEFERRED COMPENSATION EARNINGS(5)	ALL OTHER COMPENSATION(6)	TOTAL

Alan S. Armstrong President and Chief Executive Officer	2024	$1,435,539	$—	$10,499,994	$3,338,243	$1,004,718	$45,063	$16,323,557
	2023	1,390,770	—	9,999,977	2,649,416	3,453,819	54,820	17,548,802
	2022	1,340,000	—	9,300,000	3,207,960	—	39,636	13,887,596

Micheal G. Dunn EVP and Chief Operating Officer	2024	796,923	—	4,199,988	1,359,000	308,735	41,285	6,705,931
	2023	775,385	—	4,000,001	1,110,000	946,693	27,078	6,859,157
	2022	745,385	—	3,699,996	1,520,000	—	32,187	5,997,568

Chad J. Zamarin EVP, Corporate Strategic Development	2024	666,923	—	3,149,999	1,055,000	20,140	30,619	4,922,681
	2023	643,846	—	3,000,000	855,000	501,382	23,291	5,023,519
	2022	606,923	300,000	2,700,007	900,000	—	21,678	4,528,608

John D. Porter SVP and Chief Financial Officer	2024	600,385	—	2,730,004	844,000	112,173	35,954	4,322,516
	2023	571,154	—	2,600,000	655,000	429,774	25,923	4,281,851
	2022	550,000	—	2,400,017	850,000	—	39,678	3,839,695

T. Lane Wilson SVP and General Counsel	2024	572,692	—	1,889,979	712,000	126,802	33,793	3,335,266
	2023	556,923	—	1,800,000	565,000	431,367	31,618	3,384,908
	2022	537,693	—	1,600,002	755,000	—	34,921	2,927,616

(1)	Salary. The base salary paid during the calendar year.
(2)

Bonus. The Committee provided a $300,000 special bonus award to Mr. Zamarin in recognition of his role in the 2021 acquisitions and integration of Sequent and the Wamsutter and Haynesville upstream assets. Additionally, Mr. Zamarin played a key role in executing the 2022 acquisitions of NorTex, Trace Midstream, and MountainWest Pipeline, which closed in early 2023.

(3)

Stock Awards. Awards were granted under the terms of the 2007 Incentive Plan and include time-based and performance-based RSUs. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the stock awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2024.

77	Williams Companies | 2025 Proxy Statement

Executive Compensation Tables and Other Information

The potential maximum values of the performance-based RSUs, subject to changes in performance outcomes, are as follows:

2024 PERFORMANCE- BASED RSU MAXIMUM POTENTIAL

Alan S. Armstrong	$12,599,977

Micheal G. Dunn	4,199,970

Chad J. Zamarin	3,149,994

John D. Porter	2,729,990

T. Lane Wilson	1,889,983

(4)	Non-Equity Incentive Plan. The maximum annual incentive pool funding for NEOs is 200 percent of target.
(5)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amount shown is the aggregate change from December 31, 2023, to December 31, 2024, in the actuarial present value of the accrued benefit under the qualified pension and non-qualified plan. A portion of the change in present value is impacted due to the higher discount rate used to measure these benefits at the end of 2024. The underlying design of these programs did not change from 2023 to 2024. Please refer to the “Pension Benefits” table for further details of the present value of the accrued benefit. Mr. Armstrong had a negative value of $1,510,850 for 2022. Mr. Dunn had a negative value of $121,211 for 2022. Mr. Zamarin had a negative value of $203,211 for 2022. Mr. Porter had a negative value of $95,285 for 2022. Mr. Wilson had a negative value of $58,712 for 2022.

(6)

All Other Compensation. Amounts shown represent payments made on behalf of the NEOs and include life insurance premiums, a 401(k)-matching contribution, and perquisites (if applicable). Perquisites may include financial planning services, mandated annual physical exams, supplemental executive LTD and personal use of the Company aircraft. If the NEO used the Company aircraft, the incremental cost method is used to calculate the value of the personal use of the Company aircraft. The incremental cost calculation includes items such as fuel, maintenance, weather and airport services, pilot meals, pilot overnight expenses, aircraft telephone, and catering. Amounts do not include arrangements that are generally available to our employees and do not discriminate in scope, terms, or operations in favor of our NEOs, such as medical, dental, and disability programs.

•

Mr. Armstrong received 401(k) matching contributions in the amount of $20,700; reimbursement of financial planning services; reimbursement related to a mandated annual physical exam; personal usage of the Company aircraft; life insurance premiums; and supplemental executive LTD.

•

Mr. Dunn received 401(k) matching contributions in the amount of $20,700; reimbursement of financial planning services; reimbursement related to a mandated annual physical exam; life insurance premiums; and supplemental executive LTD.

•

Mr. Zamarin received 401(k) matching contributions in the amount of $20,700; reimbursement related to a mandated annual physical exam; personal usage of the Company aircraft; life insurance premiums; and supplemental executive LTD.

•

Mr. Porter received 401(k) matching contributions in the amount of $20,700; reimbursement of financial planning services; reimbursement related to a mandated annual physical exam; life insurance premiums; and supplemental executive LTD.

•

Mr. Wilson received 401(k) matching contributions in the amount of $20,700; reimbursement of financial planning services; reimbursement related to a mandated annual physical exam; life insurance premiums; and supplemental executive LTD.

The Committee considers the compensation of CEOs from comparator companies when setting Mr. Armstrong’s pay. It is the competitive norm for CEOs to be paid more than other NEOs. In addition, the Committee believes the difference in pay between the CEO and other NEOs is consistent with our compensation philosophy (summarized in the CD&A), which considers the external market and internal value of each job to the Company along with the incumbent’s experience and performance of the job in setting pay. The CEO’s job is different from the other NEOs because the CEO has ultimate responsibility for performance results and is accountable to the Board and stockholders. Consequently, the Committee believes it is appropriate for the CEO’s pay to be higher.

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Executive Compensation Tables and Other Information

Grants of Plan Based Awards

The following table sets forth certain information with respect to the grant of stock options, RSUs, and awards payable under the Company’s annual cash incentive plan during the last fiscal year to the NEOs:

	GRANT	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION

NAME	DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	OR UNITS(3)	OPTIONS	AWARDS	AWARDS

Armstrong	2/22/2024	$—	$2,153,308	$4,306,616							$—
	2/22/2024				—	184,588	369,176				6,299,988
	2/22/2024							120,344			4,200,006

Dunn	2/22/2024	—	876,616	1,753,232							—
	2/22/2024				—	61,529	123,058				2,099,985
	2/22/2024							60,172			2,100,003

Zamarin	2/22/2024	—	666,923	1,333,846							—
	2/22/2024				—	46,147	92,294				1,574,997
	2/22/2024							45,129			1,575,002

Porter	2/22/2024	—	540,346	1,080,692							—
	2/22/2024				—	39,994	79,988				1,364,995
	2/22/2024							39,112			1,365,009

Wilson	2/22/2024	—	458,154	916,308							—
	2/22/2024				—	27,688	55,376				944,991
	2/22/2024							27,077			944,987

Note: Information provided is as of the close of market on December 31, 2024.

(1)	Non-Equity Incentive Awards. Awards from the 2024 AIP are shown.

•	Threshold: At threshold, the 2024 AIP awards are zero.

•	Target: The amount shown is based upon a business performance attainment of 100 percent.

•	Maximum: The maximum calculated result for the NEOs is 200 percent of their AIP target.

(2)

Represents performance-based RSUs granted in February 2024 under the 2007 Incentive Plan. Performance-based RSUs can be earned over a three year period only if the established performance target is met and the NEO is employed on the certification date, subject to certain exceptions such as the executive’s death, disability or retirement. Under any circumstances, these shares will be distributed no earlier than the third anniversary of the grant other than due to a termination upon a change in control. If performance plan goals are exceeded, the NEO can receive up to 200 percent of target. If plan threshold goals are not met, the NEO’s awards are cancelled in their entirety.

(3)	Represents time-based RSUs granted under the 2007 Incentive Plan. Time-based units cliff vest 36 months from the respective grant date.

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Executive Compensation Tables and Other Information

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards held by the NEOs at the end of 2024:

	OPTION AWARDS						STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS	OPTION EXERCISE PRICE	EXPIRATION DATE	GRANT DATE		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OF STOCK OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (3)

Armstrong					$—		2/22/2024	(2)	—	—	120,344	$6,513,017
							2/22/2024	(3)	—	—	184,588	9,989,903
							2/23/2023	(2)	—	—	128,824	6,971,955
							2/23/2023	(3)	—	—	186,683	10,103,284
							2/23/2022	(2)	—	—	123,506	6,684,145
							2/23/2022	(3)	—	—	171,798	9,297,708

Dunn	2/20/2018	109,130	—	—	29.09	2/18/2028	2/22/2024	(2)	—	—	60,172	3,256,509
	2/27/2017	80,736	—	—	28.15	2/26/2027	2/22/2024	(3)	—	—	61,529	3,329,949
							2/23/2023	(2)	—	—	64,412	3,485,977
							2/23/2023	(3)	—	—	62,228	3,367,779
							2/23/2022	(2)	—	—	61,421	3,324,105
							2/23/2022	(3)	—	—	56,958	3,082,567

Zamarin							2/22/2024	(2)	—	—	45,129	2,442,381
							2/22/2024	(3)	—	—	46,147	2,497,476
							2/23/2023	(2)	—	—	48,309	2,614,483
							2/23/2023	(3)	—	—	46,671	2,525,835
							2/23/2022	(2)	—	—	44,821	2,425,713
							2/23/2022	(3)	—	—	41,564	2,249,444

Porter	2/20/2018	5,820	—	—	29.09	2/18/2028	2/22/2024	(2)	—	—	39,112	2,116,741
	2/21/2017	3,936	—	—	28.87	2/19/2027	2/22/2024	(3)	—	—	39,994	2,164,475
	8/4/2016	1,899	—	—	24.98	8/4/2026	2/23/2023	(2)	—	—	41,868	2,265,896
							2/23/2023	(3)	—	—	40,448	2,189,046
							2/23/2022	(2)	—	—	39,841	2,156,195
							2/23/2022	(3)	—	—	36,946	1,999,518

Wilson							2/22/2024	(2)	—	—	27,077	1,465,407
							2/22/2024	(3)	—	—	27,688	1,498,475
							2/23/2023	(2)	—	—	28,986	1,568,722
							2/23/2023	(3)	—	—	28,002	1,515,468
							2/23/2022	(2)	—	—	26,560	1,437,427
							2/23/2022	(3)	—	—	24,631	1,333,030

Note: Information provided is as of the close of market on December 31, 2024.

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Executive Compensation Tables and Other Information

Stock Awards

(1) The following table reflects the vesting dates for associated time-based RSU award grant dates:

GRANT DATE	VESTING DATES

2/22/2024	2/22/2027

2/23/2023	2/23/2026

2/23/2022	2/23/2025

(2)

Performance-based RSUs are subject to attainment of performance targets established by the Committee. If earned, these awards generally vest three years from the date of grant. The awards included on the table are outstanding as of December 31, 2024.

(3)	Values are based on a closing stock price of $54.12 on December 31, 2024.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to options exercised by the NEO and stock that vested during fiscal year 2024:

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING

Alan S. Armstrong	153,177	$268,060	665,587	$23,109,181

Micheal G. Dunn	—	—	205,797	7,145,272

Chad J. Zamarin	—	—	171,497	5,954,376

John D. Porter	2,507	21,472	22,768	790,505

T. Lane Wilson	—	—	96,038	3,334,439

Retirement Plan

The retirement plan for the Company’s NEOs consists of two plans: the pension plan and the retirement restoration plan as described below. Together these plans generally provide the same level of benefits to our executives as the pension plan provides to the majority of other employees of the Company. The retirement restoration plan was implemented to address the annual compensation limit of the Internal Revenue Code.

Pension Plan

Each of our NEOs have completed one year of service and participate in our pension plan. Our pension plan is a noncontributory, tax qualified defined benefit plan (with a cash balance design) subject to the Employee Retirement Income Security Act of 1974, as amended.

Each year, participants in the plan earn compensation credits that are posted to their cash balance account. The annual compensation credits are equal to the sum of a percentage of eligible pay (base pay and certain bonuses) and a percentage of eligible pay greater than the social security wage base. The percentage credited is based upon the participant’s age as of December 31, 2019 as shown in the following table:

AGE AS OF 12/31/2019	PERCENTAGE OF ELIGIBLE PAY	PERCENT OF ELIGIBLE PAY GREATER THAN THE SOCIAL SECURITY WAGE BASE

40-49	8%	3%

50 or over	10%	5%

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Executive Compensation Tables and Other Information

For participants who were active employees and participants under the plan on March 31, 1998 and April 1, 1998, the percentage of eligible pay is increased by 0.3 percent multiplied by the participant’s total years of benefit service earned as of March 31, 1998.

In addition, interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan.

While a lump-sum benefit is also available, the monthly annuity available to those who take normal retirement is based on the participant’s account balance as of the date of commencement. Normal retirement age is 65. Early retirement eligibility begins at age 55. At retirement, participants may choose to receive a single-life annuity (for single participants), a qualified joint and survivor annuity (for married participants), or they may choose one of several other forms of payment having an actuarial value equal to that of the relevant annuity.

Retirement Restoration Plan

The Internal Revenue Code limits pension benefits, based on the annual compensation limit, which can be accrued in tax-qualified defined benefit plans, such as our pension plan. The annual compensation limit in 2024 was $345,000. Any reduction in an executive’s pension benefit accrual due to these limits will be compensated, subject to a cap, under an unfunded top hat plan — our retirement restoration plan.

The elements of compensation that are included in applying the payment and benefit formula for the retirement restoration plan are the same elements that are used, except for application of a cap, in the base pension plan for eligible employees. The elements of pay included in that definition are total base pay, including any overtime, base pay-reduction amounts, and cash bonus awards, if paid (unless specifically excluded under a written bonus or incentive-pay arrangement). Specifically excluded from the definition are severance pay, cost-of-living pay, housing pay, relocation pay (including mortgage interest differential), taxable and non-taxable fringe benefits, and all other extraordinary pay, including any amounts received from equity compensation awards.

With respect to bonuses, annual cash incentives are considered in determining eligible pay under the pension plan. Long-term equity compensation incentives are not considered.

Pension Benefits

The following table sets forth certain information with respect to the actuarial present value of the accrued benefit as of December 31, 2024 under the qualified pension plan and retirement restoration plan. All NEOs are fully vested in the benefits:

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICES	PRESENT VALUE OF ACCRUED BENEFIT(1)	PAYMENTS DURING LAST FISCAL YEAR

Alan S. Armstrong	Pension Plan	39	$1,386,353	—
	Retirement Restoration Plan	39	9,257,603	—

Micheal G. Dunn (2)	Pension Plan	22	493,367	—
	Retirement Restoration Plan	22	1,943,734	—

Chad J. Zamarin	Pension Plan	8	190,280	—
	Retirement Restoration Plan	8	798,635	—

John D. Porter	Pension Plan	27	511,227	—
	Retirement Restoration Plan	27	457,696	—

T. Lane Wilson	Pension Plan	8	288,627	—
	Retirement Restoration Plan	8	769,323	—

(1)

The primary actuarial assumptions used to determine the present values include an annual interest credit to normal retirement age equal to 4.00 percent and a discount rate equal to 5.61 percent for the pension plan and a discount rate equal to 5.36 percent for the retirement restoration plan.

(2)	Mr. Dunn rejoined the company in 2017. As a former employee, Mr. Dunn has prior years of vesting service under the Plans.

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Executive Compensation Tables and Other Information

Nonqualified Deferred Compensation

We do not provide other nonqualified deferred compensation for any of our NEOs or other employees.

Change in Control Agreements

We have entered into change in control agreements with each of our NEOs to facilitate continuity of management if there is a change in control of the Company.

If during the term of a change in control agreement, a “change in control” occurs and (i) the employment of any NEO is terminated other than for “cause,” “disability,” or death, or (ii) a NEO resigns for “good reason,” such NEO is entitled to the following:

•	accrued but unpaid base salary, accrued but unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment);

•	within sixty days after the termination date or such later date required by section 409A of the Internal Revenue Code of 1986, as amended:

•	prorated annual cash incentive for the year of separation through the termination date (lump sum payment);

•	a severance amount equal to three times the sum of his or her base salary and target annual incentive bonus, as of the termination date (lump sum payment); and

•	an amount equal to the full monthly cost of group medical, dental, and/or prescription drug plan benefits multiplied by thirty-six (lump sum payment).

•	all equity awards will vest and will be paid out only in accordance with the terms of the respective plan and award agreements;

•	continued participation in the Company’s directors’ and officers’ liability insurance for six years or any longer known applicable statute of limitations period;

•	indemnification as set forth under the Company’s By-laws; and

•	outplacement benefits for six months at a cost not exceeding $25,000 per NEO.

We provide a ‘best net’ provision providing our NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, subjecting them to possible excise tax payments. If a NEO’s employment is terminated for “cause” during the period beginning upon a change of control and continuing for two-years or until the termination of the agreement, whichever happens first, the NEO is entitled to accrued but unpaid base salary, and unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment).

The agreements with our NEOs use the following definitions:

“Cause” generally means a NEO’s:

•	conviction of or a plea of nolo contendere to a felony or a crime involving fraud, dishonesty, or moral turpitude;

•	misconduct in the performance of his or her duties that has a material adverse effect on Williams;

•	violation or disregard of the Code of Business Conduct that has a material adverse effect on Williams;

•	violation or disregard of a Company policy, standard or process that has a material adverse effect on Williams; or

•	habitual or gross neglect of his or her duties.

Cause generally does not include bad judgment or negligence (other than habitual neglect or gross negligence); acts or omissions made in good faith after reasonable investigation by the NEO or acts or omissions with respect to which the Board could determine that the NEO had satisfied the standards of conduct for indemnification or reimbursement under the

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Executive Compensation Tables and Other Information

Company’s By-laws, indemnification agreement, or applicable law; or failure (despite good faith efforts) to meet performance goals, objectives, or measures for a period beginning upon a change of control and continuing for two years or until the termination of the agreement, whichever happens first. A NEO’s act or failure to act (except as relates to a conviction or plea of nolo contendere described above), when done in good faith and with a reasonable belief after reasonable investigation that such action or non-action was in the best interest of Williams or its affiliate or required by law shall not be cause if the NEO cures the action or non-action within ten days of notice. Furthermore, no act or failure to act will be cause if the NEO acted under the advice of Williams’ counsel or as required by the legal process.

“Change in control” means:

•

any person, subject to certain exceptions, becomes a beneficial owner, as such term is defined under the Exchange Act, of 30 percent or more of the combined voting power of all securities entitled to vote generally in the election of directors (“Voting Securities”);

•

a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not approved by the majority of the members constituting the Board prior to the date of the appointment or election;

•

consummation of any reorganization, merger, consolidation, statutory share exchange or similar transaction (a “Reorganization”), the sale or disposition of all or substantially all of Williams’ assets (a “Sale”), or the acquisition of the assets or stock of another entity (an “Acquisition”) unless immediately following such Reorganization, Sale or Acquisition, (A) all or substantially all of the beneficial owners of the outstanding shares of Williams common stock and Williams Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Reorganization, Sale or Acquisition (the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition and (B) no Person (other than Williams or any of its subsidiaries, the Surviving Entity or its ultimate parent, or any employee benefit plan sponsored or maintained by any of the foregoing) is the beneficial owner of 30% or more of the Voting Securities, and (C) at least a majority of the members of the board of directors or similar governing body of the Surviving Entity were members of the incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board of Directors, providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition); or

•	approval by the stockholders of Williams for a complete liquidation or dissolution of Williams.

“Disability” means the inability of NEO, as determined by the Board, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of 6 consecutive months.

“Good reason” means, generally, (i) the assignment of any duties inconsistent in any material respect with the NEO’s position, authority, duties or responsibilities as provided in the agreement or any other action that results in a material diminution in the NEO’s position, authority, duties or responsibilities, (ii) a reduction in the NEO’s base salary or annual bonus opportunity, (ii) required relocation to an office or location more than 50 miles for the NEO’s office or location as of the change in control, (iv) a successor company’s failure to honor the agreement, or (v) any other material breach of the Agreement not taken in good faith or not promptly remedied upon notice from the NEO.

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Executive Compensation Tables and Other Information

Termination Scenarios

The following table sets forth circumstances that provide for payments to the NEOs following or in connection with a change in control of the Company or a NEO’s termination of employment for cause, upon retirement, upon death and disability, or not for cause. NEOs are generally eligible to retire at the earlier of age 55 and completion of three years of service or age 65.

All values are based on a hypothetical termination date of December 31, 2024 and a WMB closing stock price of $54.12 on such date. The values shown are intended to provide reasonable estimates of the potential benefits the NEOs would receive upon termination. The values are based on various assumptions and may not represent the actual amount a NEO would receive. In addition to the amounts disclosed in the following table, a departing NEO would retain the amounts he or she has earned over the course of his or her employment prior to the termination event, including accrued retirement benefits and previously vested stock options and restricted stock units.

NAME	PAYMENT	FOR CAUSE(1)	RETIREMENT(2)	DEATH & DISABILITY(3)	NOT FOR CAUSE(4)	CIC(5)

	Stock awards	—	$40,662,138	$40,662,138	$40,662,138	$52,895,291

	AIP	—	2,163,000	2,163,000	2,163,000	2,163,000

	Cash Severance	—	—	—	—	10,815,000

Armstrong	Outplacement	—	—	—	—	25,000

	Health & Welfare	—	—	—	—	79,562

	‘Best Net’ Provision	—	—	—	—	0

	Total	—	42,825,138	42,825,138	42,825,138	65,977,854

	Stock awards	—	13,021,143	17,106,789	17,106,789	21,183,483

	AIP	—	880,000	880,000	880,000	880,000

	Cash Severance	—	—	—	3,360,000	5,040,000

Dunn	Outplacement	—	—	—	25,000	25,000

	Health & Welfare	—	—	—	5,631	79,562

	‘Best Net’ Provision	—	—	—	—	—

	Total	—	13,901,143	17,986,789	21,377,420	27,208,045

	Stock awards	—	—	12,691,133	12,691,133	15,744,847

	AIP	—	—	670,000	670,000	670,000

	Cash Severance	—	—	—	2,680,000	4,020,000

Zamarin	Outplacement	—	—	—	25,000	25,000

	Health & Welfare	—	—	—	5,965	87,677

	‘Best Net’ Provision	—	—	—	—	—

	Total	—	—	13,361,133	16,072,099	20,547,523

	Stock awards	—	8,454,792	11,110,202	11,110,202	13,759,801

	AIP	—	544,500	544,500	544,500	544,500

	Cash Severance	—	—	—	2,299,000	3,448,500

Porter	Outplacement	—	—	—	25,000	25,000

	Health & Welfare	—	—	—	5,631	79,562

	‘Best Net’ Provision	—	—	—	—	—

	Total	—	8,999,292	11,654,702	13,984,333	17,857,363

	Stock awards	—	5,742,629	7,577,598	7,577,598	9,408,788

	AIP	—	460,000	460,000	460,000	460,000

	Cash Severance	—	—	—	2,070,000	3,105,000

Wilson	Outplacement	—	—	—	25,000	25,000

	Health & Welfare	—	—	—	3,936	56,119

	‘Best Net’ Provision	—	—	—	—	—

	Total	—	6,202,629	8,037,598	10,136,534	13,054,907

(1)	If a NEO is terminated for cause or leaves the company voluntarily, no additional benefits will be received.

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Executive Compensation Tables and Other Information

(2)

Mr. Armstrong, Mr. Dunn, Mr. Porter, and Mr. Wilson are the only NEOs eligible to retire as of December 31, 2024. If a NEO retires, then the annual cash incentive for the year of separation is pro-rated to the retirement date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. A pro-rated portion of the unvested time-based restricted stock units will accelerate, and a pro-rated portion of any performance-based restricted stock units will vest on the original vesting date if the Compensation Committee certifies that the performance measures were met. Since Mr. Armstrong is over age 60 and has more than 10 years of service, any time-based RSU that has been outstanding at least six months would vest upon retirement. The annual cash incentive award amounts, as of December 31, 2024, are shown at target.

(3)

If a NEO dies or becomes disabled, then the annual cash incentive for the year of separation is pro-rated through the separation or leave date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. All unvested time-based restricted stock units will fully accelerate, and a pro-rated portion of any performance-based restricted stock units will vest if the Compensation Committee certifies that the performance measures were met. The annual cash incentive award estimates, as of December 31, 2024, are shown at target.

(4)

For a NEO who is involuntarily terminated and who receives severance or for a NEO whose termination is due to the sale of a business or outsourcing any portion of a business and for whom no comparable internal offer of employment is made, all unvested time-based restricted stock units will fully accelerate, and a pro-rated portion of any performance-based restricted stock units will vest if the Compensation Committee certifies that the performance measures were met. If this separation occurs during the last quarter of the fiscal year, the annual cash incentive for the year of separation is pro-rated through the separation or leave date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. The annual cash incentive award amounts, as of December 31, 2024, are shown at target.

(5)	See “Change In Control Agreements” section.

Please note that we make no assumptions as to the achievement of performance goals as it relates to the performance-based RSUs for active NEOs. If an award is covered by Section 409A of the Internal Revenue Code, lump sum payments and equity award distributions occurring from these events will occur six months after the triggering event to the extent required by the Internal Revenue Code and our award agreements.

CEO Pay Ratio

Our CEO Pay Ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We are utilizing the same median employee disclosed in the 2024 Proxy Statement. We identified this median employee using our employee population on October 1, 2023. We used a consistently applied compensation measure across our employee population to determine the median employee. For our consistently applied compensation measure, we used targeted total cash compensation which includes an employee’s base salary plus their annual incentive bonus opportunity at target. Due to the consistent use of base salaries and our annual incentive program across our population, targeted total cash compensation provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee’s compensation in the same manner as the named executive officers in the Summary Compensation Table.

Our median employee’s compensation was $134,239. Our CEO’s disclosed compensation amount was $16,323,557. Accordingly, our CEO Pay Ratio is 122:1.

It is important to note that 90 percent of our CEO’s target compensation is at risk. Additionally, 64 percent of the amount disclosed as the CEO’s total compensation in the Summary Compensation Table is the grant date value of equity awards made during 2024. He has not earned any value from these awards to date. Also, more than $1 million of the CEO’s total compensation is due to a change in the present value of the pension benefits he has earned over his 39 years of service with the Company.

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Executive Compensation Tables and Other Information

Pay Versus Performance
The table below provides additional information related to compensation for our named executive officers as required by Item 402(v) of Regulation
S-K.
The table includes a new calculated value titled “compensation actually paid” (“CAP”) for the Primary Executive Officer (“PEO”), our CEO, and for the
non-PEO
NEOs. It’s important to note the majority of the value displayed as CAP has in fact not been earned or paid and reflects updated values of outstanding equity awards that are still subject to vesting, and in some cases, performance requirements. The table also provides information on our cumulative TSR, the cumulative TSR of the Bloomberg Americas Pipeline Index, GAAP net income and Adjusted EBITDA.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS ($) (a)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS ($) (a)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON: (b)		NET INCOME ($) in millions	ADJUSTED EBITDA (c) ($) in millions
					COMPANY TSR ($)	BLOOMBERG AMERICAS PIPELINE INDEX TSR ($)

2024	$16,323,557	$44,821,452	$4,821,598	$12,503,040	$309.09	$187.20	$2,346	$7,080

2023	17,548,802	18,483,038	4,887,359	5,389,030	190.37	131.11	3,303	6,779

2022	13,887,596	36,717,682	4,323,372	9,088,871	170.05	122.58	2,117	6,418

2021	13,759,533	32,332,070	4,036,788	9,626,605	127.92	106.10	1,562	5,635

2020	12,171,958	12,835,709	4,007,220	4,308,244	92.40	79.13	198	5,105

(a)
The PEO for the disclosure is our CEO Mr. Armstrong. The
non-PEO
NEOs for 2020 and 2021 include Mr. Dunn, Mr. Zamarin, Mr. Chandler, and Mr. Bennett. The
non-PEO
NEOs for 2022, 2023 and 2024 include Mr. Dunn, Mr. Zamarin, Mr. Porter, and Mr. Wilson.

(b)	The dollar amount represents the value of an initial $100 investment on December 31, 2019, assuming reinvestment of all dividends.
(c)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of these non-GAAP financial measures to their nearest GAAP comparable financial measure is included in the appendix.
The following tables detail the adjustments to the SCT total compensation value to reach the calculated CAP result. The equity award values are calculated in accordance with FASB ASC Topic 176 for each year-end
value. For awards that vested within the applicable calendar year, the actual vesting date value is applied. The addition to the SCT value for pension benefits reflect the actual service cost applicable for the calendar year as opposed to the change in present value of the pension benefit used in the SCT. No prior service cost is included as there were no applicable plan amendments during this time.
The PEO calculation of CAP:

YEAR	SCT TOTAL COMP	DEDUCTIONS FROM SCT TOTAL FOR EQUITY AWARDS	DEDUCTIONS FROM SCT FOR PENSION BENEFITS	ADDITIONS TO SCT TOTAL FOR EQUITY AWARDS	ADDITIONS TO SCT FOR PENSION BENEFITS	COMPENSATION ACTUALLY PAID

2024	$16,323,557	$(10,499,994)	$(1,004,718)	$39,282,743	$719,864	$44,821,452

2023	17,548,802	(9,999,977)	(3,453,819)	13,576,265	811,767	18,483,038

2022	13,887,596	(9,300,000)	—	31,567,125	562,961	36,717,682

2021	13,759,533	(9,000,015)	—	26,902,316	670,236	32,332,070

2020	12,171,958	(7,500,010)	(943,581)	8,421,513	685,829	12,835,709

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The following details the sources of the CAP additions related to the PEO’s Equity Awards:

YEAR	FAIR VALUE OF CURRENT YEAR AWARDS OUTSTANDING AT YEAR END	CHANGE IN VALUE OF PRIOR YEARS’ AWARDS OUTSTANDING AT YEAR END	CHANGE IN VALUE OF PRIOR YEARS’ AWARDS THAT VESTED IN YEAR	CHANGE IN VALUE OF PRIOR YEARS’ AWARDS THAT FAILED TO MEET VESTING CONDITIONS	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	EQUITY VALUE INCLUDED IN CAP

2024	$17,711,971	$20,871,588	$(73,215)	$—	$772,398	$39,282,743

2023	11,424,080	2,990,993	(1,565,280)	—	726,471	13,576,265

2022	10,498,900	18,907,561	1,709,315	—	451,348	31,567,125

2021	10,126,728	16,198,513	332,207	—	244,868	26,902,316

2020	8,504,268	1,767,331	(2,062,071)	—	211,985	8,421,513
Note:
The increased equity value included in CAP in 2021, 2022 and 2024 is primarily due to significant increases in the stock price and increases in the estimated performance-based RSU results. Performance-based RSUs make up the largest component of the PEO’s annual equity award.
The
Non-PEO
NEOs calculation of CAP:

YEAR	SCT TOTAL COMP	DEDUCTIONS FROM SCT TOTAL FOR EQUITY AWARDS	DEDUCTIONS FROM SCT FOR PENSION BENEFITS	ADDITIONS TO SCT TOTAL FOR EQUITY AWARDS	ADDITIONS TO SCT FOR PENSION BENEFITS	COMPENSATION ACTUALLY PAID

2024	$4,821,598	$(2,992,492)	$(141,963)	$10,631,345	$184,552	$12,503,040

2023	4,887,359	(2,850,000)	(577,304)	3,691,176	237,800	5,389,030

2022	4,323,372	(2,600,006)	—	7,220,623	144,882	9,088,871

2021	4,036,788	(2,275,002)	(67,160)	7,718,867	213,113	9,626,605

2020	4,007,220	(2,350,001)	(258,967)	2,688,674	221,318	4,308,244
The following details the sources of the CAP additions related to the
Non-PEO
NEO’s Equity Awards:

YEAR	FAIR VALUE OF CURRENT YEAR AWARDS OUTSTANDING AT YEAR END	CHANGE IN VALUE OF PRIOR YEARS’ AWARDS OUTSTANDING AT YEAR END	CHANGE IN VALUE OF PRIOR YEARS’ AWARDS THAT VESTED IN YEAR	CHANGE IN VALUE OF PRIOR YEARS’ AWARDS THAT FAILED TO MEET VESTING CONDITIONS	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	EQUITY VALUE INCLUDED IN CAP

2024	$4,980,002	$5,468,347	$(13,643)	$—	$196,638	$10,631,345

2023	3,246,052	588,212	(373,961)	—	230,873	3,691,176

2022	2,919,316	3,759,353	410,716	—	131,238	7,220,623

2021	2,546,120	4,926,525	130,284	—	115,937	7,718,867

2020	2,605,503	363,249	(439,842)	—	159,764	2,688,674
The four metrics on the following table represent an unranked list of the most important performance measures used by the Company to align compensation with Company performance.

MOST IMPORTANT PERFORMANCE METRICS IN 2024

Adjusted EBITDA

Available Funds From Operations (AFFO) Per Share

Relative Total Shareholder Return (TSR)

Return on Capital Employed (ROCE)

Williams Companies | 2025 Proxy Statement	88

Executive Compensation Tables and Other Information

The following supplemental charts demonstrate the significant growth in both Total Shareholder Return (TSR) and in our financial performance over this four year period creating a strong relationship between performance and the SEC’s required calculation of CAP:

89	Williams Companies | 2025 Proxy Statement

Executive Compensation Tables and Other Information

Securities
Authorized
For Issuance Under Equity Compensation Plans
The following table provides
information
concerning Williams common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2024, including The Williams Companies, Inc. 2007 Incentive Plan and 2007 Employee Stock Purchase Plan.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (1)	WEIGHTED-AVERAGE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN OF THIS TABLE) (3)

Equity Compensation plans approved by security holders	7,346,015	$29.99	9,908,251

Equity Compensation plans not approved by security holders	—	—	—

Total	7,346,015	$29.99	9,908,251

(1)	Includes 6,975,740 shares of RSUs, all of which were approved by security holders.
(2)	Excludes the shares issuable upon the vesting of RSUs included in the first column of this table for which there is no weighted-average price.
(3)	Includes 669,056 shares remaining to be issued out of the 2007 Employee Stock Purchase Plan.

Williams Companies | 2025 Proxy Statement	90

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent, registered public accounting firm (“Independent Auditor”). At a meeting held on January 27, 2025, the Audit Committee selected Ernst & Young LLP (“EY”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. EY was our Independent Auditor for the 2024 fiscal year and has been our Independent Auditor since 1962. The Audit Committee believes that the appointment of EY as our Independent Auditor is in the best interests of our stockholders.

The Audit Committee considered several factors in selecting EY, including the following:

•  Professional Qualifications

•  Industry Expertise

•  Resources and Capabilities

•  Past Performance

•  Independence

•  Tenure

•  Competitiveness of Fees

•  Disruption from Auditor Change

Oversight and Independence Controls

•  Pre-approval of all EY Services. The Audit Committee pre-approves all audit and non-audit services provided by EY.

•  Lead Partner Selection Process. The Audit Committee chair has direct involvement in the selection of EY’s lead engagement partner as part of the mandatory five-year rotation.

•  Meeting without Management. The Audit Committee regularly meets with EY in executive session without management present.

•  Performance Review. At least annually, the Audit Committee evaluates EY’s qualifications and performance, including obtaining and reviewing a report by the Independent Auditor describing its internal quality control procedures, any material issues raised by the internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years regarding independent audits conducted by EY.

•  Independence Review. At least annually, the Audit Committee evaluates EY’s independence and obtains and reviews a report by EY describing any relationships with the Company or individuals in financial reporting oversight roles that may reasonably be thought to bear on independence.

•  Internal EY Independence Process. EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead assurance engagement partner, the coordinating partner, and other partners on the engagement consistent with independence requirements.

•  Regulatory Oversight of External Auditor. EY is an independent registered public accounting firm subject to Public Company Accounting Oversight Board and SEC oversight.

91	Williams Companies | 2025 Proxy Statement

Auditor Approval

   Benefits of Long Tenure

•	Strong Audit Quality. EY’s deep institutional knowledge and expertise regarding the Company’s business, accounting policies and practices, and internal controls over financial reporting enhance audit quality. This knowledge also supports an effective and efficient audit process that enhances responsiveness to material transactions and other changes within the Company when they occur.
•	Competitive Audit Fees. EY’s institutional knowledge of the Company helps maintain competitive fees.

•	No Onboarding Burden. The Company would incur significant costs and time commitments to switch independent registered public accounting firms and familiarize a new firm with our accounting policies and practices and internal controls.

A representative of EY will attend the virtual Annual Meeting and be available to respond to appropriate questions. EY has indicated that it does not intend to make a formal statement. Stockholder approval of the appointment of EY is not required, but the Audit Committee and the Board are submitting the selection of EY for ratification to obtain our stockholders’ views. If a majority of the stockholders do not ratify the selection of EY as the Independent Auditor to audit our financial statements for the fiscal year 2025, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different Independent Auditor.

THE PROCESS FOR APPROVAL OF EY'S SERVICES, INCLUDES THE FOLLOWING STEPS:

1

On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval.

2

The Audit Committee reviews those requests and determines whether to approve the engagement of EY.

The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company's internal controls over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting.

Principal Accountant Fees and Services Fees for professional services provided by our Independent Auditor for each of the last two fiscal years were as follows:
	2024 (MILLIONS)	2023 (MILLIONS)
Audit Fees	$8.9	$8.8
Audit-Related Fees	$1.1	$1.0
Tax Fees	$0.0	$0.1
All Other Fees	$0.0	$0.0
Total	$10.0	$9.9

Audit fees include fees associated with the annual audits of all of our registrants for SEC and Federal Energy Regulatory Commission reporting purposes, the reviews of our quarterly reports on Form 10-Q, the audit of internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services performed in connection with other SEC filings. Audit-related fees include audits of employee benefit plans and services performed for other compliance purposes. Tax fees include tax planning, tax advice, and tax compliance. EY does not provide tax services to our executives.

In 2024 and 2023, all of EY’s services were pre-approved by the Audit Committee.

Williams Companies | 2025 Proxy Statement	92

Auditor Approval

Audit Committee Report

The Audit Committee oversees Williams’ financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee meets separately with management, the internal auditors, the Independent Auditors, and the General Counsel. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at www.williams.com. The charter, among other things, provides that the Audit Committee has full authority to appoint, oversee, compensate, evaluate, and terminate, when appropriate, the Independent Auditor. In this context, the Audit Committee:

•	Reviewed and discussed Williams’ audited financial statements in Williams’ annual report on Form 10-K with management.

•

Discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including the critical audit matters addressed during the audit, the Company’s financial reporting process and the effectiveness of the Company’s internal accounting controls.

•

Received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence.

•	Discussed with Ernst & Young LLP its independence from management and Williams.

•

Based on the foregoing reviews and discussions, recommended to the Board that Williams’ audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

By the members of the Audit Committee of the Board:

Rose M. Robeson, Chair

Michael A. Creel

Stacey H. Doré

Peter A. Ragauss

Jesse J. Tyson

Williams takes a long-term view to building strong communities and maintaining our reputation as a good neighbor.

93	Williams Companies | 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us concerning beneficial owners of more than five percent of our common stock as of February 25, 2025. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK	PERCENT OF CLASS(1)

Common Stock	The Vanguard Group(2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	128,048,433	10.49%

Common Stock	BlackRock, Inc.(3) 50 Hudson Yards New York, New York 10001	114,700,250	9.40%

Common Stock	State Street Corporation(4) 1 Congress Street, Suite 1 Boston, Massachusetts 02114	79,262,478	6.49%

(1)	Ownership percentage is reported based on 1,220,685,724 shares of common stock outstanding on February 25, 2025.
(2)

According to a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group, an investment advisor, may beneficially own the shares of common stock listed in the above table. The Vanguard 13G/A indicates that The Vanguard Group may have sole voting power over 0 shares of our common stock, sole dispositive power over 122,231,758 shares of our common stock, shared voting power over 2,130,079 shares of our common stock, and shared dispositive power over 5,816,675 shares of our common stock.

(3)

According to a Schedule 13G/A filed with the SEC on January 24, 2024, BlackRock, Inc., an investment management corporation, may beneficially own the shares of common stock listed in the above table. The 13G/A indicates that BlackRock, Inc. may have sole voting power over 104,882,491 shares of common stock and sole dispositive power over 114,700,250 shares of our common stock.

(4)

According to a Schedule 13G/A filed with the SEC on January 29, 2024, State Street Corporation, an investment management corporation, may beneficially own the shares of common stock listed in the above table. The 13G/A indicates that State Street Corporation may have shared voting power over 55,595,189 shares of our common stock and shared dispositive power over 79,064,357 shares of our common stock.

Williams Companies | 2025 Proxy Statement	94

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 25, 2025, the number of shares of our common stock beneficially owned by each of our directors and nominees for directors, the NEOs and all directors and executive officers as a group.

NAME OF BENEFICIAL OWNER	SHARES OF WILLIAMS COMMON STOCK OWNED DIRECTLY OR INDIRECTLY	WILLIAMS SHARES UNDERLYING STOCK OPTION(1)	WILLIAMS SHARES UNDERLYING RSUS(2)	TOTAL SHARES BENEFICIALLY OWNED	PERCENT OF CLASS(3)

Alan S. Armstrong(4)	2,274,461	0	536,110	2,810,571	*

Stephen W. Bergstrom	51,045	0	145,931	196,976	*

Michael A. Creel(5)	67,225	0	63,653	130,878	*

Stacey H. Doré	0	0	29,592	29,592	*

Carri A. Lockhart	0	0	12,930	12,930	*

Richard E. Muncrief	0	0	18,116	18,116	*

Peter A. Ragauss	3,428	0	63,653	67,081	*

Rose M. Robeson	0	0	30,677	30,677	*

Scott D. Sheffield	4,144	0	63,653	67,797	*

Murray D. Smith(6)	20,398	0	90,649	111,047	*

William H. Spence	0	0	70,278	70,278	*

Jesse J. Tyson	560	0	18,116	18,676	*

Micheal G. Dunn	650,868	189,866	231,296	1,072,030	*

John D. Porter	101,535	11,655	92,914	206,104	*

T. Lane Wilson	255,329	0	64,224	319,553	*

Chad J. Zamarin	518,883	0	0	518,883	*

Directors and executive officers as a group (21 persons)	4,101,599	201,521	1,531,792	5,834,912	*

*	Less than 1%
(1)

The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. Amounts reflect shares that may be acquired upon the exercise of stock options granted under Williams’ equity plan that are currently exercisable, will become exercisable, or would become exercisable upon the voluntary retirement of such person within 60 days of February 25, 2025.

(2)

The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. Amounts reflect shares that would be acquired upon the vesting of restricted stock units (“RSUs”) granted under Williams’ current or previous equity plans that will vest or that would vest upon the voluntary retirement of such person, within 60 days of February 25, 2025. RSUs have no voting or investment power. Does not include the value of future reinvested dividends.

(3)

Ownership percentage is reported based on 1,220,685,724 shares of common stock outstanding on February 25, 2025, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of February 25, 2025, or within 60 days from the date, through the exercise of all options and other rights.

(4)

Shares held by CCJG Investments, LLC Alan S. and Shelly S. Armstrong are co-managers and beneficially own all membership interests. Excludes 29,888 shares held by a charitable foundation, of which Alan S. And Shelly S. Armstrong are trustees, but in which neither they nor their family hold any pecuniary interest.

(5)	Includes 52,500 shares held in the B and B Living Trust dated February 2, 2021, Michael A. and Kathy R. Creel, Trustees.
(6)	Includes 10,515 shares held by Murray D. Smith and Associates Limited dated January 1, 2012.

95	Williams Companies | 2025 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

Questions and Answers about the Annual Meeting and Voting

WHY AM I RECEIVING THESE MATERIALS?

These materials are being made available to you because, at the close of business on March 6, 2025 (the “Record Date”), you owned shares of Williams common stock. Accordingly, our Board has made these materials available to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting to be held virtually on Tuesday, April 29, 2025, at 2:00 p.m., Central Daylight Time. All stockholders of record on the Record Date are entitled to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?

As permitted by SEC rules, we are providing access to our Notice of Internet Availability of Proxy Materials (“Notice”), our 2024 Annual Report, and this proxy statement (collectively the “proxy materials”) over the Internet through the notice and access process. Commencing on or about March 19, 2024, we sent the proxy materials or Notice to most of our stockholders. The Notice provides instructions for how to access the proxy materials on the Internet and how to request a printed set of the proxy materials. If you are requesting printed materials, you must submit your request by April 18, 2025. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of the Annual Meeting. Stockholders may request to receive future proxy materials in printed or electronic form by calling 1-800-884-4225 or by accessing their account at www.computershare.com/investor.

WHEN IS THE ANNUAL MEETING AND HOW CAN I ATTEND AND PARTICIPATE?

The Annual Meeting will be a completely virtual meeting conducted by live, audio webcast and will begin promptly on Tuesday, April 29, 2025, at 2 p.m., Central Daylight Time. We encourage you to access the meeting prior to the start time.

To attend the Annual Meeting, access the Internet and go to the following site: www.meetnow.global/MJXX5VF.

•	If you are (i) a stockholder of record or (ii) a beneficial holder who has obtained a control number from Computershare (each of (i) and (ii) is a “Voting Eligible Party”), then select “Join Meeting Now,” enter your control number located on the Notice of Internet Availability of Proxy Materials, your proxy card, or received from Computershare and enter your first and last name and your email address.

•	If you are not a Voting Eligible Party, select “Guest,” enter your first and last name, and enter your email address.

• To listen to the Annual Meeting, click on the broadcast bar (example shown here).

If you are a Voting Eligible Party, you may participate in the Annual Meeting as follows:

• To cast a vote during the Annual Meeting, click on the “Vote” bar (example shown here).

• To submit a comment or question during the Annual Meeting, click on the “Q&A” bar (example shown here).

Please note that while all stockholders may attend the Annual Meeting, only Voting Eligible Parties may participate by asking questions and voting. If you are a beneficial holder and desire to obtain a control number from Computershare so that you can vote your shares at the Annual Meeting, please see the additional information under “I AM A BENEFICIAL HOLDER WHO WISHES TO VOTE DURING THE ANNUAL MEETING. WHAT MUST I DO TO OBTAIN A CONTROL NUMBER FROM COMPUTERSHARE AND VOTE AT THE ANNUAL MEETING?”

Williams Companies | 2025 Proxy Statement	96

Questions and Answers About the Annual Meeting and Voting

WHY IS THE ANNUAL MEETING BEING HELD IN A VIRTUAL-ONLY FORMAT?

The Board has determined to hold this year’s Annual Meeting virtually via live, audio webcast. We believe that a virtual annual meeting will provide expanded access, improved communication, and cost savings. We also believe that hosting a virtual annual meeting will enable more of our stockholders to attend and participate in the meeting because our stockholders can participate from any location with Internet access.

WHAT TECHNICAL SUPPORT IS AVAILABLE PRIOR TO AND DURING THE ANNUAL MEETING?

The virtual meeting platform used to host the Annual Meeting is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Attendees should ensure that they have a strong Wi-Fi connection. We encourage you to access the Annual Meeting prior to the start time.

Once an attendee has accessed the Annual Meeting, if technical assistance is needed, please call 1-888-724-2416 for domestic assistance or 781-575-2748 for international assistance.

HOW CAN I OBTAIN ELECTRONIC ACCESS TO THE PROXY MATERIALS?

Copies of the proxy materials are available for viewing at www.edocumentview.com/wmb.

WILL STOCKHOLDERS HAVE AN OPPORTUNITY TO ASK QUESTIONS DURING THE ANNUAL MEETING?

Yes. A Voting Eligible Party may log in to the Annual Meeting by following the process described above under “WHEN IS THE ANNUAL MEETING AND HOW CAN I ATTEND AND PARTICIPATE?” and submit a question.

Our Corporate Secretary will review all submitted comments or questions prior to being read aloud at the Annual Meeting. If our Corporate Secretary determines that a comment or question is improper for the orderly conduct of the Annual Meeting, then such comment or question will not be addressed at the Annual Meeting. In general, we will consider a comment or question improper if:

•	It is not pertinent to the Company, the business conducted at the Annual Meeting, and all stockholders generally;

•	Is derogatory or related to a personal matter or grievance; or

•	It relates to pending or threatened litigation.

To be in proper form, comments and questions must comply with the Annual Meeting Rules of Conduct that are available on the Annual Meeting site by clicking on the “Documents” tab (example shown here).

Questions must be succinct and cover only one topic per question. To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to two questions. In addition, the maximum time for answering questions will be 15 minutes. We will make the questions and answers from the Annual Meeting accessible to all stockholders under the Investor Relation tab on the Company’s website.

97	Williams Companies | 2025 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

HOW DO I VOTE IF I AM A STOCKHOLDER OF RECORD?

By Internet

You may vote via the Internet at the following site: www.envisionreports.com/wmb. If you received a Notice, please follow the instructions found in the Notice. If you received printed copies of the proxy materials by mail, please follow the instructions on your proxy card. The Internet voting facilities for stockholders of record will be available 24 hours a day, seven days a week, until the polls close on April 29, 2025.

By Telephone

Call toll-free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch-tone telephone. Follow the instructions provided by the recorded message. The telephone voting facilities for stockholders of record will be available 24 hours a day, seven days a week, until the polls close at the Annual Meeting on April 29, 2025.

By Mobile Device	Scan the QR Code on your Proxy Card.
By Mail

If you received a printed version of the proxy materials, you may vote by completing, signing, and dating the proxy card and returning it in the postage-paid envelop we have provided. If you vote by telephone or the Internet, please DO NOT mail back the proxy card.

At the Annual Meeting

Once you have accessed the Annual Meeting, you may vote by clicking on the “Vote” tab. Doing so will take you to Computershare’s InvestorVote site where you will enter and submit your control number to access voting for the business brought before the Annual Meeting.

WHAT BUSINESS WILL BE CONDUCTED AT THE ANNUAL MEETING, AND HOW DOES THE BOARD RECOMMEND THAT I VOTE?

PROPOSAL		BOARD RECOMMENDATION	PAGE NO.

1	Elect 11 Director Nominees for a One-year Term.	FOR each nominee	9

2	Approve, on an Advisory Basis, the Compensation of our Named Executive Officers.	FOR	57

3	Ratify the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2025.	FOR	91

4	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Williams Companies | 2025 Proxy Statement	98

Questions and Answers About the Annual Meeting and Voting

You may vote FOR or AGAINST or indicate that you wish to ABSTAIN from voting for each director nominee, the advisory vote on executive compensation, and the appointment of Ernst & Young LLP as our Independent Auditors. We are not aware of any matters to be presented at the Annual Meeting that are not included in this proxy statement. However, your proxy authorizes the persons named on the proxy card to take action on additional matters that may properly arise. These individuals will exercise their best judgment to vote on any other matter, including a question of adjourning the Annual Meeting. All votes are confidential unless disclosure is legally necessary.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH PROPOSAL?

	PROPOSAL	VOTING REQUIREMENTS	ABSTENTIONS & BROKER NON-VOTES

1	Elect 11 Director Nominees for a One-year Term.	The director nominees receiving a majority of the votes cast FOR their election will be elected.	Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

2	Approve, on an Advisory Basis, the Compensation of our Named Executive Officers.	To be approved by the stockholders, this proposal must receive the FOR vote of a majority of the votes cast. The results of this vote are not binding on the Board, whether or not the resolution is passed under these voting standards.	Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

3	Ratify the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2025.	To be approved by the stockholders, this proposal must receive the FOR vote of a majority of the votes cast. The results of this vote are not binding on the Board, whether or not the resolution is passed under these voting standards.	Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

Other matters that may properly come before the Annual Meeting may require more than a majority vote pursuant to our By-laws, our Restated Certificate of Incorporation, Delaware law, or other applicable laws. Broker non-votes (i.e., shares held by brokers or nominees that cannot be voted because the beneficial owner did not provide specific voting instructions) will not be treated as a vote cast for any matter.

99	Williams Companies | 2025 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL HOLDER?

If, as of the close of the business on the Record Date, your shares were registered in your name with our transfer agent, Computershare, then you are a stockholder of record, and the Notice or printed copies of our proxy materials were sent to you directly by Computershare.

If, as of the Record Date, you were not holding shares in your name but rather you were holding shares in an account at a broker, bank, or other nominee, then you are a beneficial holder, and your shares are held in street name. The stockholder of record for your shares, meaning the party who has the legal right to vote such shares at the Annual Meeting, is your broker, bank, or such other nominee. As the beneficial holder of the shares, the Notice or printed copies of the proxy materials were forwarded to you by your broker, bank, or other nominee, and you have the right to direct such party to vote your shares. Such party should have provided you with instructions for directing it how to vote your shares. The Company urges you to instruct your broker, bank, or other nominee on how to vote your shares. As a beneficial holder, you may attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the broker, bank, or other nominee. Please see “I AM A BENEFICIAL HOLDER WHO WISHES TO VOTE DURING THE ANNUAL MEETING. WHAT MUST I DO TO OBTAIN A CONTROL NUMBER FROM COMPUTERSHARE AND VOTE AT THE ANNUAL MEETING?” Please understand that, if you are a beneficial holder, the Company does not know that you are a stockholder or how many shares you own.

HOW DO I VOTE IF I AM A BENEFICIAL HOLDER?

As a beneficial holder, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the instructions sent to you by such party. You will receive proxy materials and voting instructions for each account you have with a broker, bank, or other nominee. If you wish to change the direction you provided your broker, bank, or other nominee, you should follow the instructions sent to you by such party. As a beneficial holder, you may attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares.

I AM A BENEFICIAL HOLDER WHO WISHES TO VOTE DURING THE ANNUAL MEETING. WHAT MUST I DO TO OBTAIN A CONTROL NUMBER FROM COMPUTERSHARE AND VOTE AT THE ANNUAL MEETING?

If you are a beneficial holder who wishes to vote during the Annual Meeting, you must register with Computershare and obtain a control number. Please note that banks, brokers, and other nominees typically provide their own control numbers to their account holders. These are not the same as a Computershare generated control number. A Computershare generated control number is required to be used to participate and vote at the Annual Meeting. To obtain a Computershare generated control number, you must submit proof to Computershare of your proxy (“Legal Proxy”), which may be obtained from your broker, bank, or other nominee, and reflect your Williams holdings along with your name and email address.

Requests to obtain a control number as set forth above must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Daylight Time, on April 25, 2025. You will receive a confirmation of your registration by email after Computershare receives your registrations materials. Requests for registration should be directed to the following:

By email:

Forward the email from your broker, bank, or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to: legalproxy@computershare.com.

By mail:

Computershare

The Williams Companies, Inc. Legal Proxy

P.O. Box 43006

Providence, RI 02940-3006

Once you obtain a control number from Computershare, you may participate and vote at the Annual Meeting. Please see the detailed instructions contained in “WHEN IS THE ANNUAL MEETING AND HOW CAN I ATTEND AND PARTICIPATE?” Once you have accessed the Annual Meeting, you may vote by clicking on the “Vote” tab. Doing so will take you to Computershare’s InvestorVote site where you will enter and submit your control number to access voting for the business brought before the Annual Meeting.

Williams Companies | 2025 Proxy Statement	100

Questions and Answers About the Annual Meeting and Voting

AS A BENEFICIAL HOLDER, WILL MY SHARES HELD IN STREET NAME BE VOTED IF I DO NOT TELL MY BROKER, BANK, OR OTHER NOMINEE HOW I WANT THEM VOTED?

Pursuant to the NYSE Listed Company Manual, if you are a beneficial holder, your broker, bank, or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter. The election of directors and the advisory vote to approve the compensation of our named executive officers are not considered routine matters. Accordingly, your broker, bank, or other nominee will not be permitted to vote your shares on such matters unless you provide proper voting instructions.

HOW DO I VOTE IF I PARTICIPATE IN THE WILLIAMS INVESTMENT PLUS PLAN?

If you hold shares in The Williams Investment Plus Plan (“Investment Plus Plan”), Computershare sent you the Company’s proxy materials directly. You may direct the trustee of the Investment Plus Plan how to vote your Investment Plus Plan shares by calling the toll-free number shown on the proxy card, voting on the Internet on the website shown on the proxy card, or completing and returning the enclosed proxy card in the postage-paid envelope. Please note that, to permit the trustee to tally and vote all shares of Williams’ common stock held in the Investment Plus Plan, your instructions, whether by Internet, by telephone, or by proxy card, must be completed and received prior to 1:00 a.m. Central Daylight Time on April 25, 2025. You may not change your vote related to the Investment Plus Plan shares after this deadline. If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of the Investment Plus Plan and the trust agreement.

WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

If you receive printed copies of the proxy materials by mail, you will receive one proxy card for all shares of Williams’ common stock which you hold as a stockholder of record and in The Williams Investment Plus Plan. If you are a beneficial holder, you will receive voting instructions for each account you have with a broker, bank, or other nominee.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT SPECIFY HOW I WANT TO VOTE?

If you are a stockholder of record and sign and return the proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of each of the director nominees.

•	FOR the approval, on an advisory basis, of the Company’s compensation of its named executive officers.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

If you are a stockholder of record, you can change your vote within the regular voting deadlines by voting again by telephone or on the Internet, executing and returning a later dated proxy card, or virtually attending the Annual Meeting and voting online. If you are a stockholder of record, you can revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172.

HOW MANY VOTES DO I HAVE?

Each stockholder will have one vote on each matter for every share of common stock owned on the Record Date. No shares have cumulative voting rights. On the Record Date, we had 1,220,686,747 shares of common stock outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the Annual Meeting. Our Series B Preferred Stock does not have voting rights.

WHO WILL COUNT THE VOTES?

A Computershare representative will serve as the inspector of elections and count the votes.

101	Williams Companies | 2025 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING FOR STOCKHOLDERS?

There must be a quorum to take action at the Annual Meeting (other than for adjournment or postponement of the meeting). A quorum will exist if stockholders of record holding a majority of the shares entitled to vote at the meeting are present in person or by proxy. Abstentions are counted as “present” for determining a quorum. Uninstructed broker votes, also called “broker non-votes,” are also counted as “present” for determining a quorum if a broker may vote on at least one matter without specific instructions from a beneficial holder. See “AS A BENEFICIAL HOLDER, WILL MY SHARES HELD IN STREET NAME BE VOTED IF I DO NOT TELL MY BROKER, BANK, OR OTHER NOMINEE HOW I WANT THEM VOTED?”

WHO IS PAYING FOR THIS PROXY SOLICITATION?

The Company pays all costs to solicit proxies on behalf of the Board and prepare, print, and distribute this proxy statement. Solicitations of proxies are being made through the mail and may also be made in person, by telephone, or by other electronic means by directors, director nominees, and employees of the Company. The Company requests brokers, banks, and other nominees forward soliciting materials to the beneficial holders of Company stock held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition, the Company has retained OKAPI Partners LLC (“OKAPI”), to assist with proxy solicitation. We anticipate that we will pay OKAPI a fee of approximately $17,500 plus reasonable expenses for these services.

ARE YOU “HOUSEHOLDING” FOR STOCKHOLDERS OF RECORD SHARING THE SAME ADDRESS?

Yes. For those stockholders who elect to receive printed materials, the SEC’s rules permit us to deliver a single copy of this proxy statement, our 2024 Annual Report, and the Notice, as applicable, to an address shared by two or more stockholders. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. We will deliver only one proxy statement, our 2024 Annual Report, and the Notice, as applicable to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. We will still send each stockholder who receives a printed version of these proxy materials an individual proxy card. If you would like to receive more than one copy of the proxy materials, you can call Computershare toll free at 1-800-884-4225 or write to Computershare Investor Services at P.O. Box 43006, Providence, Rhode Island 02940-3006. You can use the same phone number or mailing address to notify us that you wish to receive a separate proxy statement, annual report, and the Notice, as applicable, in the future, or to request delivery of a single copy of any materials if you are receiving multiple copies now.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will announce the voting results at the Annual Meeting. We also will disclose the voting results in a current report on Form 8-K within four business days after the Annual Meeting.

HOW CAN I COMMUNICATE WITH THE BOARD OF DIRECTORS?

Any stockholder or other interested party may communicate with our independent non-management directors, individually or as a group, by contacting our Corporate Secretary or Board Chair. The contact information is maintained through the Investors page on our website, www.williams.com, and is as follows:

The Williams Companies, Inc. One Williams Center, MD 49 Tulsa, Oklahoma 74172 Attn: Board Chair	The Williams Companies, Inc. One Williams Center, MD 47 Tulsa, Oklahoma 74172 Attn: Corporate Secretary

Williams Companies | 2025 Proxy Statement	102

Questions and Answers About the Annual Meeting and Voting

MAY I SUBMIT A PROPOSAL OR NOMINATE A DIRECTOR CANDIDATE FOR CONSIDERATION AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS?

Rule 14a-8 Stockholder Proposals. For your proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, we must receive your proposal no later than November 19, 2025. Your proposal, including the manner in which you submit it, must comply with the eligibility, procedural, and all other requirements of Rule 14a-8.

Other Stockholder Proposals. If you wish to bring business before our 2026 annual meeting of stockholders other than through a stockholder proposal submitted pursuant to the SEC’s Rule 14a-8, we must receive a notice of the proposal, in proper written form as specified in our By-laws, no earlier than the close of business on December 30, 2025, and no later than the close of business on January 29, 2026. Your submission must meet the requirements set forth in our By-laws.

Stockholder Recommendations. Stockholders may recommend a candidate for consideration by the Governance and Sustainability Committee, by sending the candidate’s name and a detailed description of the candidate’s qualifications, a document indicating the candidate’s willingness to serve, and evidence of stock ownership to: The Williams Companies, Inc., One Williams Center, MD 47, Tulsa, Oklahoma 74172, Attn: Corporate Secretary.

Stockholder Nominations. Our By-laws also provide that a stockholder may nominate director candidates for election if the stockholder is a stockholder of record (1) when making a nomination and (2) on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders. The stockholder must also satisfy the procedures provided in the By-laws, including providing notice of a nomination in proper written form. Our Corporate Secretary must receive the notice at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. To be timely for our 2026 annual meeting of stockholders, our Corporate Secretary must receive notices not earlier than December 30, 2025, and not later than January 29, 2026.

Proxy Access. Our By-laws contain a “proxy access” provision allowing stockholders to include in our proxy materials information regarding director candidates nominated by stockholders in certain circumstances. Under the proxy access option, our Corporate Secretary must receive the notice at our principal executive offices not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 150th calendar day, prior to the anniversary of the date (as stated in our proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders. For our 2026 annual meeting of stockholders, our Corporate Secretary must receive such notice not earlier than October 20, 2025, and not later than November 19, 2025.

Universal Proxy Cards. In addition to satisfying the deadlines in the advance notice provisions of our By-laws for stockholder nominations, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary no later than sixty days prior to the one-year anniversary of the previous annual meeting of stockholders. To be timely for our 2026 annual meeting of stockholders, our Corporate Secretary must receive such notice no later than March 2, 2026.

The above-described notice and procedures are summaries and are not complete. For further information, please refer to our By-laws, which are included as an exhibit to our annual report on Form 10-K filed with the SEC and available on our website at www.williams.com. All notices of proposals or director nominations should be addressed to our Corporate Secretary at One Williams Center, MD 47, Tulsa, Oklahoma, Oklahoma 74172.

103	Williams Companies | 2025 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

Incorporation by Reference, Website Access to Reports, and Other Information

Incorporation By Reference

The Compensation and Management Development Committee Report on Executive Compensation and the Audit Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Williams under the Securities Act or the Exchange Act, except to the extent that Williams specifically incorporates such information by reference. In addition, the website address contained in the proxy statement are intended to provide inactive, textual reference only. The information on these websites and in the Sustainability Report referenced herein are not part of and shall not be deemed incorporated by reference into this proxy statement.

Website Access to Reports and Other Information

We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC pursuant to the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.williams.com. We make available, free of charge through the Investors page of our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Board committee charters, and the Williams Code of Business Conduct are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Corporate Secretary at Williams, One Williams Center, MD 47, Tulsa, Oklahoma 74172.

By Order of the Board of Directors,

Robert E. Riley, Jr.

Vice President and Assistant General

Counsel – Corporate Secretary and

Corporate Strategic Development

Tulsa, Oklahoma

March 19, 2025

Williams Companies | 2025 Proxy Statement	104

Appendix A

Appendix A

Non-GAAP Reconciliations

The accompanying materials may include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, and available funds from operations – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are also excluded from net income to determine adjusted income and adjusted earnings per share. Management believes these measures provide investors meaningful insight into results from ongoing operations.

Available funds from operations is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests.

These materials are accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Williams Companies | 2025 Proxy Statement	A-1

Appendix A

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income

(UNAUDITED)

(DOLLARS IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)	2020	2021	2022	2023	2024

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$208	$1,514	$2,046	$3,273	$2,222

Income (loss) from continuing operations - diluted earnings (loss) per common share	$.17	$1.24	$1.67	$2.68	$1.82

Adjustments:

Transmission & Gulf of America

MountainWest acquisition and transition-related costs*	—	—	—	42	4

Gulf Coast Storage acquisition and transition-related costs*	—	—	—	1	13

Discovery acquisition and transition-related costs*	—	—	—	—	1

Impairment of certain assets (3)	170	2	—	—	—

Gain on sale of certain Gulf Coast pipeline assets	—	—	—	(129)	—

Northeast Supply Enhancement project development costs	6	—	—	—	—

Loss related to Eminence storage cavern abandonments and monitoring	—	—	31	—	—

Regulatory liability charges associated with decrease in Transco’s estimated deferred state income tax rate	—	—	15	—	—

Adjustment of regulatory asset associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	2	—	—	—	—

Reversal of costs capitalized in prior periods	11	—	—	—	—

Severance and related costs	1	—	—	—	—

Pension plan settlement charge	5	—	—	—	—

Benefit of change in employee benefit policy	(22)	—	—	—	—

Impact of change in payroll policy*	—	—	—	—	16

Net unrealized (gain) loss from derivative instruments	—	—	—	—	—

Total Transmission & Gulf of America adjustments	173	2	46	(86)	34

Northeast G&P

Impairment of certain assets	12	—	—	—	—

Accrual for loss contingency*	—	—	—	10	(3)

Pension plan settlement charge	1	—	—	—	—

Benefit of change in employee benefit policy	(9)	—	—	—	—

Impact of change in payroll policy*	—	—	—	—	7

Our share of accrual for loss contingency at Aux Sable Liquid Products LP	—	—	—	29	—

Our share of operator transition costs at Blue Racer Midstream*	—	—	—	—	4

Our share of impairment of certain assets at equity-method investment	47	—	—	—	—

Our share of early debt retirement gain at equity-method investment	(5)	—	—	—	—

Total Northeast G&P adjustments	46	—	—	39	8

A-2	Williams Companies | 2025 Proxy Statement

Appendix A

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income

(UNAUDITED)

(DOLLARS IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)	2020	2021	2022	2023	2024

West

Impairment of certain assets	—	—	—	10	—

Trace acquisition costs	—	—	8	—	—

Cureton acquisition and transition costs*	—	—	—	6	3

Gain from contract settlement	—	—	—	(18)	—

Pension plan settlement charge	1	—	—	—	—

Benefit of change in employee benefit policy	(9)	—	—	—	—

Impact of change in payroll policy*	—	—	—	—	7

Total West adjustments	(8)	—	8	(2)	10

Gas & NGL Marketing Services

Amortization of purchase accounting inventory fair value adjustment	—	18	15	—	—

Impact of volatility on NGL linefill transactions*	—	—	9	9	(3)

Net unrealized (gain) loss from derivative instruments	—	106	274	(659)	341

Impact of change in payroll policy*	—	—	—	—	1

Total Gas & NGL Marketing Services adjustments	—	124	298	(650)	339

Other

Regulatory asset reversals from impaired projects	15	—	—	—	—

Regulatory liability charge associated with decrease in Transco’s estimated deferred state income tax rate	—	—	5	—	—

Expenses associated with Sequent acquisition and transition	—	5	—	—	—

Accrual for loss contingencies	24	10	11	—	—

Settlement charge related to former operations*	—	—	—	—	6

Reversal of costs capitalized in prior periods	3	—	—	—	—

Net unrealized (gain) loss from derivative instruments	—	—	(25)	(1)	26

Net gain from Energy Transfer litigation judgment	—	—	—	(534)	—

Crowheart acquisition and transition-related costs*	—	—	—	—	1

Pension plan settlement charge	1	—	—	—	—

Total Other adjustments	43	15	(9)	(535)	33

Adjustments included in Modified EBITDA	254	141	343	(1,234)	424

Williams Companies | 2025 Proxy Statement	A-3

Appendix A

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income

(UNAUDITED)

(DOLLARS IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)	2020	2021	2022	2023	2024

Adjustments below Modified EBITDA

Impairment of equity-method investments	1,046	—	—	—	—

Impairment of goodwill (2)	187	—	—	—	—

Our share of impairment of goodwill at equity-method investment	78	—	—	—	—

Gain on sale of equity-method investments	—	—	—	—	(149)

Gain on investment remeasurement	—	—	—	(30)	(127)

Depreciation adjustment related to Eminence storage cavern abandonments	—	—	(1)	—	—

Acclelerated depreciation for decommissioning assets	—	33	—	—	—

Amortization of intangible assets from Sequent acquisition	—	18	167	59	29

Imputed interest expense on deferred consideration obligations*	—	—	—	—	40

Our share of Blue Racer Midstream debt extinguishment loss	—	—	—	—	3

Our share of accelerated depreciation related to operator transition at Blue Racer Midstream	—	—	—	—	1

Allocation of adjustments to noncontrolling interests	(65)	—	—	—	—

	1,246	51	166	29	(203)

Total adjustments	1,500	192	509	(1,205)	221

Less tax effect for above items	(375)	(48)	(124)	291	(52)

Adjustments for tax-related items (1)	—	—	(203)	(25)	(44)

Adjusted income from continuing operations available to common stockholders	$1,333	$1,658	$2,228	$2,334	$2,347

Adjusted income from continuing operations-diluted earnings per common share	$1.10	$1.36	$1.82	$1.91	$1.92

Weighted-average shares-diluted (thousands)	1,215,165	1,218,215	1,222,672	1,221,616	1,222,954

(1)

2022 includes adjustments for the reversal of valuation allowance due to the expected utilization of certain deferred income tax assets and previously unrecognized tax benefits from the resolution of certain federal income tax audits. 2022 also includes an unfavorable adjustment to reverse the net benefit primarily associated with a significant decrease in our estimated deferred state income tax rate, partially offset by an unfavorable revision to a state net operating loss carryforward. 2023 and 2024 include an adjustment associated with a decrease in our estimated deferred state income tax rate.

(2)	Our partners’ $65 million share of the 2020 impairment of goodwill are reflected below in Allocation of adjustments to noncontrolling interests.
*	Amounts for the 2024 period are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

A-4	Williams Companies | 2025 Proxy Statement

Appendix A

Reconciliation of “Net Income (Loss)” to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

(DOLLARS IN MILLIONS)	2020	2021	2022	2023	2024

Net income (loss)	$198	$1,562	$2,117	$3,303	$2,346

Provision (benefit) for income taxes	79	511	425	1,005	640

Interest expense	1,172	1,179	1,147	1,236	1,364

Impairment of goodwill	187	—	—	—	—

Equity (earnings) losses	(328)	(608)	(637)	(589)	(560)

Impairment of equity-method investments	1,046	—	—	—	—

Other investing (income) loss - net	(8)	(7)	(16)	(108)	(343)

Proportional Modified EBITDA of equity-method investments	749	970	979	939	909

Depreciation and amortization expenses	1,721	1,842	2,009	2,071	2,219

Accretion expense associated with asset retirement obligations for nonregulated operations	35	45	51	59	81

(Income) loss from discontinued operations, net of tax	—	—	—	97	—

Modified EBITDA	$4,851	$5,494	$6,075	$8,013	$6,656

Transmission & Gulf of America	$2,379	$2,621	$2,674	$3,068	$3,273

Northeast G&P	1,489	1,712	1,796	1,916	1,958

West	948	961	1,211	1,238	1,312

Gas & NGL Marketing Services	50	22	(40)	950	(124)

Other	(15)	178	434	841	237

Total Modified EBITDA	$4,851	$5,494	$6,075	$8,013	$6,656

Adjustments included in Modified EBITDA (1):

Transmission & Gulf of America	$173	$2	$46	$(86)	$34

Northeast G&P	46	—	—	39	8

West	(8)	—	8	(2)	10

Gas & NGL Marketing Services	—	124	298	(650)	339

Other	43	15	(9)	(535)	33

Total Adjustments included in Modified EBITDA	$254	$141	$343	$(1,234)	$424

Adjusted EBITDA:

Transmission & Gulf of America	$2,552	$2,623	$2,720	$2,982	$3,307

Northeast G&P	1,535	1,712	1,796	1,955	1,966

West	940	961	1,219	1,236	1,322

Gas & NGL Marketing Services	50	146	258	300	215

Other	28	193	425	306	270

Total Adjusted EBITDA	$5,105	$5,635	$6,418	$6,779	$7,080

(1)

Adjustments by segment are detailed in the “Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income,” which is also included in these materials.

Williams Companies | 2025 Proxy Statement	A-5

Appendix A

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)

(UNAUDITED)

(DOLLARS IN MILLIONS, EXCEPT COVERAGE RATIOS)	2020	2021	2022	2023	2024

Net cash provided (used) by operating activities	$3,496	$3,945	$4,889	$5,938	$4,974

Exclude: Cash (provided) used by changes in:

Accounts receivable	2	545	733	(1,089)	169

Inventories, including write-downs	11	124	(51)	(43)	(1)

Other current assets and deferred charges	(11)	63	33	(60)	(9)

Accounts payable	7	(643)	(410)	1,009	(139)

Other current liabilities	309	(58)	(209)	19	(35)

Changes in current and noncurrent commodity derivative assets and liabilities	4	277	(94)	(200)	286

Other, including changes in noncurrent assets and liabilities (1)	1	1	216	246	245

Preferred dividends paid	(3)	(3)	(3)	(3)	(3)

Dividends and distributions paid to noncontrolling interests	(185)	(187)	(204)	(213)	(242)

Contributions from noncontrolling interests	7	9	18	18	36

Adjustment to exclude litigation-related charges in discontinued operations	—	—	—	125	—

Adjustment to exclude net gain from Energy Transfer litigation judgment	—	—	—	(534)	—

Additional Adjustments (2)	—	—	—	—	97

Available funds from operations	$3,638	$4,073	$4,918	$5,213	$5,378

Common dividends paid	$1,941	$1,992	$2,071	$2,179	$2,316

Coverage ratio:

Available funds from operations divided by Common dividends paid	1.87	2.04	2.37	2.39	2.32

(1)	2023 includes a $30 million gain on the remeasurement of the Rocky Mountain Midstream investment.
(2)	See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income.

A-6	Williams Companies | 2025 Proxy Statement

Appendix B

Appendix B

Emission Calculation Parameters

GHG Emissions Intensity Reporting. Gross direct (Scope 1) greenhouse gas emissions in millions of metric tons of CO2 -equivalent (“CO2e”). The consolidation approach is operational control and includes CO2 , CH4 and N2O. Emissions are based on calendar years. Emissions from facilities that are applicable under the U.S. EPA Greenhouse Gas Reporting Program (“GHGRP”) are calculated using the GHGRP methodology. Emissions from facilities that are not applicable to the GHGRP due to reporting thresholds are calculated referencing GHGRP and ONE Future protocols. In accordance with EPA’s GHGRP Subpart W (Petroleum and Natural Gas Systems) revisions, Scope 1 emissions for 2023 incorporate an updated reciprocating engine vented emissions emission factor for the Gathering and Boosting segment and an AR5 Global Warming Potential (“GWP”) for CO2, CH4 and N2O. Additionally, Scope 1 emissions for 2023 incorporate offshore Scope 1 emission sources additional to blowdowns, Scope 1 emissions associated with liquid service, and Scope 1 emissions from equipment that Williams owns and operates on producer well pads. Scope 1 emissions for 2023 include seven additional new sources: purging, mobile sources, compressor start-ups, Acid Gas Removal (“AGR”) units that process liquid streams, crankcase venting, produced water tanks, and pipeline meter station and valve sites. Scope 1 emissions for 2019–2022 have been restated to include all previously listed emission methodology updates and new emission sources for comparison. Emissions that are not applicable under GHGRP or ONE Future protocol are calculated using GHGRP protocols or best engineering practice. Global Potential Warming rates are 28 for CH4 and 265 for N2O. Williams does not produce biogenic gases from its direct operations. Williams does not produce hydrochlorofluorocarbons, perfluorocarbons, sulfur hexafluoride or nitrogen trifluoride emissions.

ONE Future Methane Intensity Reporting. ONE Future methane intensities are expressed as a percent to align with ONE Future’s goal to achieve an average rate of methane emissions across the entire natural gas value chain that is 1% or less of total (gross) natural gas production. ONE Future has also broken down this 1% goal into sub-goals for each sector of the oil and gas industry. Williams has committed to the ONE Future 2025 methane intensity goals for industry sectors of 0.080% for gathering and boosting, 0.111% for processing and 0.301% for transmission and storage. ONE Future methane intensity metrics in this data table are by Williams’ segment and are calculated in accordance with the ONE Future methodology, including methane slip for reciprocating engines. Units are mass of methane emitted per mass of methane throughput. Intensity is based on company-specific methane throughput and is not adjusted to gross production.

Williams Companies | 2025 Proxy Statement	B-1

WE MAKE CLEAN ENERGY HAPPEN®

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© 2025 The Williams Companies, Inc.

Williams® Vote ENDORSEMENT_LINE SACKPACK100000 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Participants in the Williams Investment Plus Plan must submit their vote by April 25, 2025 at 1:00 a.m. Central Daylight Time. Online Go to www.envisionreports.com/wmb or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/wmb 2025 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommend a vote “FOR” the election of each of the nominees listed below. + 1. Elect 11 Director Nominees for a One-Year Term. For Against Abstain For Against Abstain For Against Abstain 01 - Alan S. Armstrong [ ][ ][ ] 02 - Stephen W. Bergstrom [ ][ ][ ] 03 - Michael A. Creel [ ][ ][ ] 04 - Stacey H. Doré [ ][ ][ ] 05 - Carri A. Lockhart [ ][ ][ ] 06 - Richard E. Muncrief [ ][ ][ ] 07 - Peter A. Ragauss [ ][ ][ ] 08 - Rose M. Robeson [ ][ ][ ] 09 - Scott D. Sheffield [ ][ ][ ] 10 - William H. Spence [ ][ ][ ] 11 - Jesse J. Tyson [ ][ ][ ] The Board of Directors recommends a vote “FOR” proposals 2 and 3. For Against Abstain 2. Approve, on an Advisory Basis, the Compensation of our Named Executive Officers. [ ][ ][ ] For Against Abstain 3. Ratify the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2025. [ ][ ][ ] B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. / / C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1PCF 641673 043LVB

The Williams Companies, Inc. Annual Meeting of Stockholders April 29, 2025 2:00 p.m. Central Daylight Time Virtually via live webcast at meetnow.global/MJXX5VF PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS You can vote by telephone or Internet 24 hours a day, 7 days a week. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/wmb IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. The Williams Companies, Inc. + Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting – April 29, 2025 Alan S. Armstrong, Micheal G. Dunn, and T. Lane Wilson, (the “Proxies”) or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Williams Companies, Inc. to be held on April 29, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below. +